Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-168518 and 333-168518-05

The information in the prospectus supplement (as supplemented by this supplement) is not complete and may be amended. We may not sell these notes until we deliver a final prospectus supplement and accompanying prospectus. The prospectus supplement (as supplemented by this supplement) is not an offer to sell nor a solicitation of an offer to buy these notes in any state where the offer, solicitation or sale is not permitted.

$1,452,230,000

Hyundai Auto Receivables Trust 2012-B

Issuing Entity

Hyundai ABS Funding Corporation

Depositor

Hyundai Capital America

Sponsor, Seller, Administrator and Servicer

__________________________________________

Supplement, dated July 10, 2012 (subject to completion)

to

Prospectus Supplement, dated July 9, 2012 (subject to completion)

to

Prospectus, dated July 9, 2012

__________________________________________

This Supplement supplements and revises, and should be read in conjunction with, the Prospectus Supplement, dated July 9, 2012, and the Prospectus, dated July 9, 2012.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Prospectus Supplement referenced above. Capitalized terms used and not defined in this supplement have the meanings assigned to them in the Prospectus Supplement or the Prospectus referenced above, as applicable.

Front Cover Page:

•	The total principal amount of the Notes indicated on the top of the front cover page is deleted and replaced with $1,452,230,000.

•	The column titled “Principal Amount” is modified to read:

Principal Amount

Class A-1 Notes	$341,000,000
Class A-2 Notes	$390,000,000
Class A-3 Notes	$469,000,000
Class A-4 Notes	$181,940,000
Class B Notes(1)	$27,670,000
Class C Notes(1)	$42,620,000
Total	$1,452,230,000

(1) All or a portion of the Class B notes and/ or Class C notes may be retained by the depositor or an affiliate thereof.

•	The second bullet point under “Credit Enhancement” is modified to read: “Credit enhancement will consist of a reserve account with an initial deposit of $7,478,006.60, excess interest and for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order, the yield supplement overcollateralization amount and overcollateralization (in addition to the yield supplement overcollateralization amount).”

•	The front cover page is modified to insert the following directly under “Co-Managers of the Class A Notes”:

J.P. Morgan      Mitsubishi UFJ Securities    Mizuho Securities      PNC Capital Markets LLC     SMBC Nikko

Summary of Terms:

•	The table under “Summary of Terms—The Offered Notes” on page S-1 is modified to read:

Class	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1	$ 341,000,000	·%	July 15, 2013
Class A-2	$ 390,000,000	·%	January 15, 2015
Class A-3	$ 469,000,000	·%	September 15, 2016
Class A-4	$ 181,940,000	·%	March 15, 2018
Class B(1)	$ 27,670,000	·%	March 15, 2018
Class C(1)	$ 42,620,000	·%	October 15, 2018

__________________________
(1) All or a portion of the Class B notes and/or Class C notes may be retained by the depositor or an affiliate thereof.

•	The first sentence of the first paragraph under “Summary of Terms—Reserve Account” on page S-4 is modified to read: “On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $7,478,006.60.”

S-1

•	The third sentence under “Summary of Terms—Overcollateralization” on page S-5 is modified to read: “On the closing date, the adjusted pool balance will exceed the principal amount of the notes of all classes by $43,371,319.13, which is approximately 2.90% of the adjusted pool balance as of the cut-off date.”

•	The first sentence under “Summary of Terms—Yield Supplement Overcollateralization Amount” on page S-5 is modified to read: “On the closing date, there will be an additional balance of receivables in the amount of $28,256,928.13 representing the initial yield supplement overcollateralization amount, which is approximately 1.85% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date.”

The Issuing Entity:

•	The tables under “The Issuing Entity—Capitalization of the Issuing Entity” on page S-22 are modified to read:

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$341,000,000.00
Class A-2 Notes	$390,000,000.00
Class A-3 Notes	$469,000,000.00
Class A-4 Notes	$181,940,000.00
Class B Notes(1)	$27,670,000.00
Class C Notes(1)	$42,620,000.00
Overcollateralization(2)	$71,628,247.26
Total	$1,523,858,247.26

____________

(1) All or a portion of the Class B notes and/or Class C notes may be retained by the depositor or an affiliate thereof.

(2) Includes Yield Supplement Overcollateralization Amount.

The following table illustrates the expected assets of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Receivables	$1,523,858,247.26
Reserve Account	$7,478,006.60
Total	$1,531,336,253.86

Weighted Average Life of the Notes:

•	The sixth bullet under “Weighted Average Life of the Notes” on page S-40 is modified to read: “interest accrues on the Class A-1 Notes at 0.44286%, Class A-2 Notes at 0.67%, Class A-3 Notes at 0.78%, Class A-4 Notes at 0.95%, Class B Notes at 1.60% and Class C Notes at 2.17%;”

•	The tables under “Weighted Average Life of the Notes” on pages S-41 to S-44 are modified to read as set forth in Appendix A to this Supplement.

Credit Enhancement

•	The first sentence of the first paragraph under “Credit Enhancement – Reserve Account” on page S-52 is modified to read: “On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $7,478,006.60.”

•	The first sentence of the first paragraph under “Credit Enhancement – Overcollateralization” on page S-52 is modified to read: “On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $43,371,319.13, which is approximately 2.90% of the Adjusted Pool Balance as of the Cut-off Date.”

S-2

•	The first sentence of the first paragraph under “Credit Enhancement – Yield Supplement Overcollateralization Amount” on page S-53 is modified to read: “On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $28,256,928.13, which is approximately 1.85% of the aggregate Principal Balance of the Receivables as of the Cut-off Date.”

•	The table under “Credit Enhancement – Yield Supplement Overcollateralization Amount” on pages S-53 to S-54 is modified to read as follows:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$28,256,928.13
August 2012	$26,981,553.59
September 2012	$25,736,723.31
October 2012	$24,522,601.68
November 2012	$23,339,353.82
December 2012	$22,187,145.55
January 2013	$21,066,143.41
February 2013	$19,976,509.79
March 2013	$18,918,404.35
April 2013	$17,891,984.16
May 2013	$16,897,397.19
June 2013	$15,934,801.22
July 2013	$15,004,352.73
August 2013	$14,106,189.44
September 2013	$13,240,443.04
October 2013	$12,407,247.34
November 2013	$11,606,722.49
December 2013	$10,838,991.04
January 2014	$10,104,151.05
February 2014	$9,402,278.58
March 2014	$8,733,453.92
April 2014	$8,097,749.49
May 2014	$7,495,203.81
June 2014	$6,925,859.49
July 2014	$6,389,728.40
August 2014	$5,886,818.82
September 2014	$5,417,074.44
October 2014	$4,980,351.44
November 2014	$4,576,155.65
December 2014	$4,203,543.75
January 2015	$3,860,429.51
February 2015	$3,544,304.56
March 2015	$3,252,135.99
April 2015	$2,980,550.68
May 2015	$2,726,713.27
June 2015	$2,487,825.57
July 2015	$2,261,817.01
August 2015	$2,048,697.59
September 2015	$1,848,482.87
October 2015	$1,661,158.33
November 2015	$1,486,627.96

S-3

Payment Date	Yield Supplement Overcollateralization Amount
December 2015	$1,324,755.29
January 2016	$1,175,200.43
February 2016	$1,037,564.94
March 2016	$911,313.09
April 2016	$795,627.06
May 2016	$689,871.92
June 2016	$593,396.83
July 2016	$505,623.46
August 2016	$426,554.04
September 2016	$356,166.00
October 2016	$294,388.94
November 2016	$241,011.25
December 2016	$195,650.45
January 2017	$157,650.52
February 2017	$126,397.05
March 2017	$101,037.10
April 2017	$80,342.01
May 2017	$63,058.19
June 2017	$48,479.38
July 2017	$35,958.46
August 2017	$25,481.83
September 2017	$17,039.90
October 2017	$10,590.12
November 2017	$5,985.12
December 2017	$2,918.34
January 2018	$1,087.19
February 2018	$212.96
March 2018	$3.43
April 2018 (and thereafter)	$0.00

Underwriting:

The table below the first paragraph under “Underwriting” on page S-63 is modified to read as follows:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes		Principal Amount of Class B Notes		Principal Amount of Class C Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	•	$	•	$	•	$	•	$	•	$	•
Barclays Capital Inc.	$	•	$	•	$	•	$	•	$	•	$	•
Credit Agricole Securities (USA) Inc.	$	•	$	•	$	•	$	•	$	•	$	•
RBC Capital Markets, LLC	$	•	$	•	$	•	$	•	$	•	$	•
J.P. Morgan Securities LLC	$	•	$	•	$	•	$	•	$	•	$	•
Mitsubishi UFJ Securities (USA), Inc.	$	•	$	•	$	•	$	•	$	•	$	•
Mizuho Securities USA Inc	$	•	$	•	$	•	$	•	$	•	$	•
PNC Capital Markets LLC	$	•	$	•	$	•	$	•	$	•	$	•
SMBC Nikko Capital Markets Limited	$	•	$	•	$	•	$	•	$	•	$	•
Total		$341,000,000		$390,000,000		$469,000,000		$181,940,000		$27,670,000		$42,620,000

S-4

Back Cover Page:

•	The principal balance of each Class of Notes indicated on the back cover page is modified to read as follows:

Class A-1 Notes
$341,000,000

Class A-2 Notes
$390,000,000

Class A-3 Notes
$469,000,000

Class A-4 Notes
$181,940,000

Class B Notes
$27,670,000

Class C Notes
$42,620,000

•	The back cover page is modified to insert the following directly under “Co-Managers of the Class A Notes”:

J.P. Morgan           Mitsubishi UFJ Securities           Mizuho Securities           PNC Capital Markets LLC           SMBC Nikko

Actual Pool of Receivables

The Prospectus Supplement refers to a statistical pool of receivables. The characteristics of the actual pool of receivables sold to the issuing entity on the closing date will be the same as those set forth in the statistical pool. The receivables sold to the issuing entity on the closing date will not be selected from or a be a subset of the statistical pool. All of the receivables in the statistical pool will be sold to the issuing entity on the closing date.

S-5

Appendix A

Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Term To Maturity (in Months)	Remaining Term To Maturity (in Months)	Age (in Months)
1	$40,626.23	2.884%	July 2012	28	6	22
2	$653,405.48	2.179%	July 2012	32	10	22
3	$3,295,925.05	2.198%	July 2012	31	16	15
4	$9,072,131.00	1.881%	July 2012	35	22	13
5	$128,697,353.33	1.857%	July 2012	37	29	8
6	$140,897,809.77	1.360%	July 2012	36	32	4
7	$55,203,498.84	3.025%	July 2012	49	40	9
8	$74,410,714.75	2.556%	July 2012	51	45	6
9	$207,909,177.16	4.520%	July 2012	60	52	8
10	$181,307,231.35	3.609%	July 2012	61	56	5
11	$608,274,460.67	6.255%	July 2012	72	64	8
12	$114,095,913.63	4.680%	July 2012	72	67	5
Total	$1,523,858,247.26

A-1

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages(1)

	Class A-1 Notes					Class A-2 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	88.38%	85.93%	84.37%	83.29%	80.42%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	76.86%	72.06%	69.01%	66.89%	61.28%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	65.89%	59.12%	54.80%	51.80%	43.87%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	56.23%	47.38%	41.73%	37.81%	27.45%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	46.62%	35.78%	28.86%	24.07%	11.38%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	37.06%	24.32%	16.19%	10.56%	0.00%	100.00%	100.00%	100.00%	100.00%	96.20%
February 2013	27.55%	13.00%	3.73%	0.00%	0.00%	100.00%	100.00%	100.00%	97.64%	82.75%
March 2013	18.09%	1.83%	0.00%	0.00%	0.00%	100.00%	100.00%	92.54%	86.25%	69.61%
April 2013	8.69%	0.00%	0.00%	0.00%	0.00%	100.00%	91.96%	81.99%	75.07%	56.78%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	99.41%	82.44%	71.62%	64.11%	44.25%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	91.29%	73.06%	61.44%	53.38%	32.05%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	83.22%	63.81%	51.44%	42.86%	20.16%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	75.19%	54.69%	41.62%	32.56%	8.57%
September 2013	0.00%	0.00%	0.00%	0.00%	0.00%	67.20%	45.70%	31.98%	22.47%	0.00%
October 2013	0.00%	0.00%	0.00%	0.00%	0.00%	59.27%	36.83%	22.53%	12.61%	0.00%
November 2013	0.00%	0.00%	0.00%	0.00%	0.00%	51.37%	28.09%	13.25%	2.96%	0.00%
December 2013	0.00%	0.00%	0.00%	0.00%	0.00%	43.57%	19.53%	4.20%	0.00%	0.00%
January 2014	0.00%	0.00%	0.00%	0.00%	0.00%	35.82%	11.09%	0.00%	0.00%	0.00%
February 2014	0.00%	0.00%	0.00%	0.00%	0.00%	28.11%	2.79%	0.00%	0.00%	0.00%
March 2014	0.00%	0.00%	0.00%	0.00%	0.00%	20.45%	0.00%	0.00%	0.00%	0.00%
April 2014	0.00%	0.00%	0.00%	0.00%	0.00%	12.84%	0.00%	0.00%	0.00%	0.00%
May 2014	0.00%	0.00%	0.00%	0.00%	0.00%	5.27%	0.00%	0.00%	0.00%	0.00%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(1)	0.43	0.36	0.32	0.30	0.26	1.38	1.16	1.05	0.98	0.83
Weighted Average Life (years) to Call(2)	0.43	0.36	0.32	0.30	0.26	1.38	1.16	1.05	0.98	0.83

________________

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

A-2

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages(1)

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	97.70%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	88.21%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	79.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	94.46%	70.08%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	95.98%	86.51%	61.44%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	88.46%	78.75%	53.08%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	95.36%	81.09%	71.19%	44.99%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	88.40%	73.88%	63.82%	37.19%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	81.54%	66.84%	56.65%	29.66%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	98.16%	74.87%	60.02%	49.72%	22.45%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	91.77%	68.31%	53.35%	42.98%	15.51%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	85.42%	61.87%	46.85%	36.43%	8.86%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	79.10%	55.54%	40.51%	30.09%	2.48%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	72.83%	49.33%	34.33%	23.93%	0.00%	100.00%	100.00%	100.00%	100.00%	90.70%
November 2014	66.60%	43.23%	28.32%	17.98%	0.00%	100.00%	100.00%	100.00%	100.00%	75.73%
December 2014	60.42%	37.25%	22.47%	12.22%	0.00%	100.00%	100.00%	100.00%	100.00%	61.49%
January 2015	55.09%	32.04%	17.34%	7.13%	0.00%	100.00%	100.00%	100.00%	100.00%	48.71%
February 2015	49.80%	26.93%	12.34%	2.22%	0.00%	100.00%	100.00%	100.00%	100.00%	36.56%
March 2015	44.54%	21.93%	7.49%	0.00%	0.00%	100.00%	100.00%	100.00%	93.48%	25.04%
April 2015	40.11%	17.65%	3.30%	0.00%	0.00%	100.00%	100.00%	100.00%	82.85%	14.86%
May 2015	35.72%	13.45%	0.00%	0.00%	0.00%	100.00%	100.00%	98.03%	72.60%	5.22%
June 2015	31.35%	9.34%	0.00%	0.00%	0.00%	100.00%	100.00%	87.85%	62.72%	0.00%
July 2015	27.01%	5.32%	0.00%	0.00%	0.00%	100.00%	100.00%	77.99%	53.21%	0.00%
August 2015	22.71%	1.38%	0.00%	0.00%	0.00%	100.00%	100.00%	68.45%	44.09%	0.00%
September 2015	18.43%	0.00%	0.00%	0.00%	0.00%	100.00%	93.63%	59.23%	35.35%	0.00%
October 2015	14.19%	0.00%	0.00%	0.00%	0.00%	100.00%	83.93%	50.32%	27.00%	0.00%
November 2015	9.97%	0.00%	0.00%	0.00%	0.00%	100.00%	74.46%	41.74%	19.03%	0.00%
December 2015	6.03%	0.00%	0.00%	0.00%	0.00%	100.00%	65.65%	33.79%	11.68%	0.00%
January 2016	2.12%	0.00%	0.00%	0.00%	0.00%	100.00%	57.06%	26.15%	4.70%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	95.47%	48.69%	18.82%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	85.54%	40.53%	11.79%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	75.69%	32.60%	5.08%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	66.64%	25.37%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	57.67%	18.35%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	48.76%	11.53%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	39.93%	4.92%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	31.18%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	22.49%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	13.88%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	7.11%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.38%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(1)	2.67	2.31	2.10	1.97	1.66	4.03	3.62	3.30	3.08	2.54
Weighted Average Life (years) to Call(2)	2.67	2.31	2.10	1.97	1.66	4.03	3.62	3.30	3.08	2.54

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

A-3

Percentage of Class B and C Notes Principal at Various ABS Percentages(1)

	Class B Notes					Class C Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2015	100.00%	100.00%	100.00%	100.00%	74.44%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2015	100.00%	100.00%	100.00%	100.00%	18.18%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	77.63%
September 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	45.82%
October 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	16.39%
November 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2016	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2016	100.00%	100.00%	100.00%	87.43%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2016	100.00%	100.00%	100.00%	46.38%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2016	100.00%	100.00%	100.00%	7.79%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2016	100.00%	100.00%	93.49%	0.00%	0.00%	100.00%	100.00%	100.00%	82.60%	0.00%
June 2016	100.00%	100.00%	55.50%	0.00%	0.00%	100.00%	100.00%	100.00%	61.62%	0.00%
July 2016	100.00%	100.00%	19.42%	0.00%	0.00%	100.00%	100.00%	100.00%	42.15%	0.00%
August 2016	100.00%	100.00%	0.00%	0.00%	0.00%	100.00%	100.00%	90.44%	24.18%	0.00%
September 2016	100.00%	90.25%	0.00%	0.00%	0.00%	100.00%	100.00%	69.54%	7.72%	0.00%
October 2016	100.00%	49.54%	0.00%	0.00%	0.00%	100.00%	100.00%	49.90%	0.00%	0.00%
November 2016	100.00%	10.22%	0.00%	0.00%	0.00%	100.00%	100.00%	31.54%	0.00%	0.00%
December 2016	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	86.41%	16.87%	0.00%	0.00%
January 2017	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	66.90%	3.20%	0.00%	0.00%
February 2017	58.71%	0.00%	0.00%	0.00%	0.00%	100.00%	48.10%	0.00%	0.00%	0.00%
March 2017	15.29%	0.00%	0.00%	0.00%	0.00%	100.00%	30.03%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	87.84%	15.99%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	65.96%	2.54%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	44.27%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	22.78%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	1.50%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Maturity(1)	4.63	4.28	3.96	3.69	2.98	4.92	4.61	4.29	4.00	3.19
Weighted Average Life (years) to Call(2)	4.63	4.27	3.96	3.68	2.98	4.74	4.32	4.07	3.74	3.07

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

A-4

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 9, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 9, 2012)

$1,250,000,000

Hyundai Auto Receivables Trust 2012-B

Issuing Entity

Hyundai ABS Funding Corporation

Depositor

Hyundai Capital America

Sponsor, Seller, Administrator and Servicer

You should carefully read the ‘‘risk factors’’, beginning on page S-9 of this prospectus supplement and page 7 of the prospectus.

The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai Capital America, Hyundai ABS Funding Corporation or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

The following classes of Hyundai Auto Receivables Trust 2012-B notes are being offered by this prospectus supplement:

			Final Scheduled
	Principal Amount	Interest Rate	Maturity Date
Class A-1 Notes	$294,000,000	•%	July 15, 2013
Class A-2 Notes	$335,000,000	•%	January 15, 2015
Class A-3 Notes	$404,000,000	•%	September 15, 2016
Class A-4 Notes	$156,490,000	•%	March 15, 2018
Class B Notes(1)	$23,820,000	•%	March 15, 2018
Class C Notes(1)	$36,690,000	•%	October15, 2018
Total	$1,250,000,000

		Underwriting	Proceeds to the
	Price to Public	Discount	Depositor
Per Class A-1 Note	•%	•%	•%
Per Class A-2 Note	•%	•%	•%
Per Class A-3 Note	•%	•%	•%
Per Class A-4 Note	•%	•%	•%
Per Class B Note(1)	•%	•%	•%
Per Class C Note(1)	•%	•%	•%
Total	$ •	$ •	$ •

(1) All or a portion of the Class B notes and/or Class C notes may be retained by the depositor or an affiliate thereof.

Payments on Notes

•	The main sources for payments of the notes are collections on a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks and minivans and monies on deposit in a reserve account.
•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or on the next business day if such 15th day is not a business day, starting on August 15, 2012.
•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus supplement.
•	All classes of offered notes will be fixed rate notes.

Credit Enhancement

•	The issuing entity will also issue a certificate not offered hereby representing the residual interest in the issuing entity, which is subordinate to the notes. The depositor or an affiliate thereof will initially retain the certificate.
•	Credit enhancement will consist of a reserve account with an initial deposit of $6,436,665.68, excess interest and for each class of notes, subordination of all other classes of notes bearing a subsequent designation in alphabetical order, the yield supplement overcollateralization amount and overcollateralization (in addition to the yield supplement overcollateralization amount).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A, B and C Notes

BofA Merrill Lynch	Barclays	Credit Agricole Securities	RBC Capital Markets

Co-Managers of the Class A Notes

The date of this prospectus supplement is July •, 2012

i

(continued)

ii

(continued)

iii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with an introductory section in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which (together with the discussion under “Risk Factors” in the accompanying prospectus) describe the material risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-71 of this prospectus supplement and page 85 of the accompanying prospectus.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

iv

DISTRIBUTION OF AVAILABLE AMOUNTS ON EACH
PAYMENT DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED1

1 This chart provides only a simplified overview of the distribution of Available Amounts on each Payment Date when no Event of Default has occurred. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

v

SUMMARY OF TRANSACTION PARTIES2

2 This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

vi

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE3

3This chart provides only a simplified overview of the sources of funds available for distribution on any Payment Date. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

vii

STRUCTURAL SUMMARY4

4The following chart represents the structure of the transaction including the application of proceeds from investors and the transfer of the receivables:

4 This chart provides only a simplified overview of the structural summary. Please refer to this prospectus supplement and the accompanying prospectus for a further description.

viii

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity

Hyundai Auto Receivables Trust 2012-B, a Delaware statutory trust, will issue the notes. The principal assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts.

Depositor

Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Capital America, is the depositor. The depositor will sell the motor vehicle retail installment sale contracts to the issuing entity.

You may contact the depositor by mail at 3161 Michelson Drive, Suite 1900, Irvine, California 92612, or by calling (949) 732-2697.

Seller

Hyundai Capital America, a California corporation (“HCA”) will sell the motor vehicle retail installment sale contracts to the depositor.

Sponsor/Servicer

HCA is the sponsor and will also act as the servicer. The servicer will service the motor vehicle retail installment sale contracts owned by the issuing entity.

Administrator

HCA will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee

Citibank, N.A., a national banking association, will act as the indenture trustee.

Owner Trustee

Wilmington Trust Company, a Delaware corporation with trust powers, will act as the owner trustee.

THE OFFERED NOTES

The issuing entity may issue the following offered notes:

Class	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1	$294,000,000	·%	July 15, 2013
Class A-2	$335,000,000	·%	Jan. 15, 2015
Class A-3	$404,000,000	·%	Sept. 15, 2016
Class A-4	$156,490,000	·%	March 15, 2018
Class B(1)	$23,820,000	·%	March 15, 2018
Class C(1)	$36,690,000	·%	Oct. 15, 2018

(1) All or a portion of the Class B notes and/or Class C notes may be retained by the depositor or an affiliate thereof.

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. The depositor or an affiliate of the depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the notes and the certificate, no other series or class of securities is being offered by the issuing entity. No other series or class of securities will be backed by the same asset pool or will otherwise have claims on the same assets.

The notes will be issued in an initial denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class that may be issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about July •, 2012 which we refer to herein as the closing date.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of

S-1

motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks and minivans. We refer to these contracts herein as receivables or motor vehicle receivables, to the pool of those receivables as the receivable pool and to the persons who financed their purchases with these contracts as obligors.

The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred by the seller to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The issuing entity property will include the following:

•	the receivables and all amounts received on the receivables as of the close of business on June 30, 2012, which we refer to herein as the “cut-off date”;

•	security interests in the financed vehicles and any related property;

•	all proceeds from liquidation of receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the financed vehicles or the related obligors, including any vendor’s single interest or other collateral protection insurance policy;

•	any property that secures a receivable and that has been acquired by or on behalf of the depositor, the servicer or the issuing entity;

•	all documents and other items contained in the receivable files;

•	the rights of the depositor under the receivables purchase agreement;

•	all right, title and interest in the trust accounts and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in certain of the trust accounts);

•	any proceeds from any receivable repurchased by a dealer pursuant to a dealer agreement; and

•	all proceeds of the foregoing.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the cut-off date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool. The characteristics of the receivables sold to the issuing entity on the closing date may not be identical to, but will not differ materially from, the characteristics of the receivables in the statistical pool described in this prospectus supplement.

As of the cut-off date, the receivables in the statistical pool had the following characteristics:

•	Aggregate Principal Balance of $1,523,858,247.26

•	Number of Receivables is 85,474

•	Weighted Average Contract Rate of 4.43%

•	Weighted Average Original Term of 60.61 months

•	Weighted Average Remaining Term of 53.55 months

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “Review of Pool Assets” in this prospectus supplement.

As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a HCA credit analyst with appropriate approval authority. Approximately 32.99% of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date was automatically approved, while approximately 67.01% of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date was evaluated and approved by a HCA credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines.

SERVICING FEE

The servicer will be entitled to receive a servicing fee for each collection period. The servicing fee for any payment date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, 31, divided by 360); and (3) the aggregate principal balance of the receivables as of the first day of the related collection period (or, in the case

S-2

of the first payment date, the aggregate principal balance of the receivables as of the cut-off date). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings (net of investment losses and expenses) earned during that collection period from the investment of monies on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the receivables, during the related collection period that remained unpaid at the end of such collection period. We refer to such a payment herein as an “advance”. The servicer shall not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

PRINCIPAL AND INTEREST

The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period.

On each payment date, the issuing entity will generally pay principal on the notes from the principal distribution amount (as defined below) in the following order of priority:

•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	to the Class A-4 notes, until the Class A-4 notes are paid in full;

•	to the Class B notes, until the Class B notes are paid in full; and

•	to the Class C notes, until the Class C notes are paid in full.

The principal distribution amount means, with respect to any payment date, an amount equal to the sum of the first priority principal distribution amount, second priority principal distribution amount and regular principal distribution amount.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, no distributions of principal or interest will be made on the Class B notes until the payment in full of principal of and interest on the Class A notes. Payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes. In addition, no distributions of principal or interest will be made on the Class C notes until payment in full of principal of and interest on the Class B notes.

The issuing entity will pay principal of and interest on the notes monthly, on the 15th day of each month (or on the next business day if such 15th day is not a business day), which we refer to herein as the payment date. The first payment date is August 15, 2012. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the business day immediately preceding the payment date, which we refer to herein as the record date.

The Class A-1 notes will accrue interest on the basis of a 360 day year and the actual number of days from and including the previous payment date to but excluding the current payment date, except that the first interest accrual period will be from and including the closing date, to but excluding August 15, 2012. This means that the interest due on the Class A-1 notes on each payment date will be the product of:

•	the outstanding principal amount of the Class A-1 notes;

•	the applicable interest rate; and

•	the actual number of days elapsed from and including the previous payment date (or in the case of the first payment date, from and including the closing date), to but excluding the current payment date, divided by 360.

The Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes will accrue interest on

S-3

the basis of a 360 day year consisting of twelve 30 day months from and including the 15th day of each calendar month to but excluding the 15th day of the succeeding calendar month, except that the first interest accrual period will be from and including the closing date to but excluding August 15, 2012 (assuming a 30 day calendar month). This means that the interest due on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes and Class C notes on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes;

•	the applicable interest rate; and

•	30 (or, in the case of the first payment date, •) divided by 360.

EARLY REDEMPTION OF THE NOTES

The servicer may purchase all the receivables when the pool balance of the receivables declines to 5% or less of the pool balance of the receivables as of the cut-off date. If the servicer exercises this “clean up call” option, all outstanding notes will be redeemed.

CREDIT ENHANCEMENT

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will be as follows:

ClassA	notes Subordination of the Class B notes, subordination of the Class C notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

ClassB	notes Subordination of the Class C notes, the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

ClassC	notes The reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and excess interest.

To the extent the credit enhancement described above does not cover any losses, noteholders will be allocated the losses in the manner described under “—Subordination of Principal and Interest” below.

See “The Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.

SUBORDINATION OF PRINCIPAL AND INTEREST

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes.

As long as the Class A notes remain outstanding:

•	payments of interest on the Class B notes and Class C notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, payments of principal of the Class A notes; and

•	payments of principal of the Class B notes and Class C notes will be subordinated to payment of principal of and interest on the Class A notes.

As long as the Class A notes or Class B notes remain outstanding:

•	payments of interest on the Class C notes will be subordinated to payments of interest on the Class A notes and Class B notes and, in certain circumstances, payments of principal of the Class A notes and Class B notes; and

•	payments of principal of the Class C notes will be subordinated to payment of principal of and interest on the Class A notes and Class B notes.

RESERVE ACCOUNT

On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $6,436,665.68. The reserve account will be an asset of the issuing entity, will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

On each payment date, after making required payments to the servicer and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

S-4

The amount that we refer to as the reserve account required amount with respect to any payment date is equal to 0.50% of the adjusted pool balance as of the cut-off date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to servicing fee and advances) and to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuing entity and shall be held by the indenture trustee for the benefit of the noteholders and certificateholder as provided in the sale and servicing agreement.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization provides credit enhancement since receivables in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the aggregate outstanding principal amount of the notes of all classes by $37,333,135.34, which is approximately 2.90% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to 4.00% of the adjusted pool balance on such payment date. In general, the target amount of overcollateralization will decrease as the adjusted pool balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than 2.00% of the adjusted pool balance as of the cut-off date.

ADJUSTED POOL BALANCE

The adjusted pool balance with respect to a payment date is equal to the pool balance as of the end of the previous collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

On the closing date, there will be an additional balance of receivables in the amount of $24,290,447.07 representing the initial yield supplement overcollateralization amount, which is approximately 1.85% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

EXCESS INTEREST

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be “excess interest.”  Any such excess interest will serve as additional credit enhancement.

For more detailed information concerning the use of excess interest as credit enhancement for the notes, you should refer to “Credit Enhancement—Excess Interest” in this prospectus supplement.

PAYMENT WATERFALL

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:

1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

2.	To the Class A noteholders, accrued and unpaid interest on the Class A notes,

3.	To the noteholders, the first priority principal distribution amount, which will generally be an amount equal to the excess of:

S-5

•	the outstanding principal amount of the Class A notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period,

4	To the Class B noteholders, accrued and unpaid interest on the Class B notes,

5.	To the noteholders, the second priority principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the Class A notes and Class B notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period;

provided that this amount will be reduced by any amount previously distributed in accordance with clause 3 above,

6.	To the Class C noteholders, accrued and unpaid interest on the Class C notes,

7.	To the noteholders, the regular principal distribution amount, which will generally be an amount equal to the excess of:

•	the sum of the aggregate outstanding principal amounts of the notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount with respect to such payment date;

provided that this amount will be reduced by any amounts previously distributed in accordance with clauses 3 and 5 above,

8.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

9.	To the indenture trustee and the owner trustee, reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

10.	To the holder of the certificate, which we refer to herein as the certificateholder, all remaining funds, if any;

provided that, principal distributions under clauses 3, 5 and 7 will be distributed sequentially to the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class B noteholders and the Class C noteholders, until each such class is paid in full.

For more detailed information concerning the payment waterfall, you should refer to “The Notes—Payment of Distributable Amounts” in this prospectus supplement.

EVENTS OF DEFAULT

The indenture governing the terms and conditions of the notes includes a list of adverse events called events of default. Events of default under the indenture include the following:

1.	the issuing entity fails to pay interest on any note of the controlling class within thirty-five days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

4.	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class; and

5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60

S-6

days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The controlling class is the most senior class of notes then outstanding.

REMEDIES UPON EVENTS OF DEFAULT

If an event of default occurs and continues, the indenture trustee may and, if directed in writing by the holders of at least a majority of the aggregate outstanding principal amount of the controlling class of notes shall, declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority in principal amount of the controlling class of the notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “The Notes—Event of Default Payment Priority” in this prospectus supplement.

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the accompanying prospectus.

If an event of default relates to a failure of the issuing entity to pay interest on the controlling class of notes for thirty-five days after the due date or a default in the payment of any principal of the notes on its stated maturity date, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of the controlling class of notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66⅔% of the aggregate outstanding principal amount of the controlling class of notes. For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and the holder of the certificate consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and the certificate at the date of sale.

Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under “—Events of Default” that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the notes on each payment date in the following order of priority:

•	to interest on the Class A notes ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amounts are paid in full;

•	to interest on the Class B notes;

•	to the principal amount of the Class B notes until such principal amount is paid in full;

•	to interest on the Class C notes;

•	to the principal amount of the Class C notes until such principal amount is paid in full; and

•	to the certificateholder, all remaining funds.

TAX STATUS

On the closing date and subject to certain assumptions and qualifications Mayer Brown LLP, special federal tax counsel to the issuing entity, will render an opinion to the effect that: (1) the notes (other than notes, if any, retained by the issuing entity or a person considered to

S-7

be the same person as the issuing entity for United States federal income tax purposes) will be classified as debt for federal income tax purposes and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes (other than notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) as debt for federal, state and local income and franchise tax purposes. See “Material United States Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

Subject to the satisfaction of important conditions described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangement, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

MONEY MARKET INVESTMENT

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

RATINGS

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each Hired Agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one Hired Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Hired Agency. See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

S-8

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 7 of the accompanying prospectus.

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The concentration of the receivables in specific geographic areas may increase the risk of loss.	Economic and weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist. As of the cut-off date, the seller’s records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:

State	Percentage of Total Principal Balance

Florida	14.29%
California	12.39%
Texas	8.33%

No other state constituted more than 5.00% of the aggregate principal balance of the receivables as of the cut-off date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables Pool” in this prospectus supplement.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•	The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

•	You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to

S-9

receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional purchase had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, there could be a materially adverse effect on the yield on your notes.

Used vehicles included in receivables pool may incur higher losses than new vehicles.	Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool—Composition of the Receivables Pool” in this prospectus supplement.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•	creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

S-10

•	creates the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as HCA. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sub-servicer, the sponsor, the originator, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” or their “covered subsidiaries” would not apply to HCA or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

Repurchase obligations are limited.	The issuing entity will be obligated to remove from the issuing entity property and the seller will be obligated to repurchase from the issuing entity, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable. The seller will represent that each receivable is secured by a financed vehicle and that

S-11

each receivable was originated in accordance with the seller’s credit and collection policy as of the date of such origination. The depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the issuing entity and the seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the cut-off date that may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cut-off date.

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the cut-off date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool and may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. However, the characteristics (as of the cut-off date) of the receivables sold to the issuing entity on the closing date will not differ materially from the characteristics (as of the cut-off date) of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. You must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled maturity date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

You may suffer delays in payment as a result of the manner in which principal of the notes is paid.	Principal of and interest on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book–entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Your notes may not be repaid on their final scheduled maturity date.	It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

Amounts in the reserve account may not be liquid.	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Hired Agency shall have been given 10 days’ prior notice of such investment and each such Hired Agency shall not have notified the issuing entity or

S-12

the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current ratings of any class of notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

Calculation of the overcollateralization amount and amounts required to be on deposit in the reserve account may change.	The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the target overcollateralization amount or the amount required to be on deposit in the reserve account that is different from the formula described under “Credit Enhancement—Overcollateralization” or “Credit Enhancement—Reserve Account,” as applicable, or change the manner by which the reserve account is funded. If the Rating Agency Condition with respect to such action is satisfied, then the target overcollateralization amount or the reserve account required amount, as applicable, will be determined in accordance with the new formula or, if applicable, the manner in which the reserve account is funded will change accordingly.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	All or a portion of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes.	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described below, to payments of interest on and principal of the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the adjusted pool balance.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes, and no principal will be paid to the Class B notes until the Class A notes have been paid in full.

S-13

If you own Class C notes, you are subject to greater credit risk because the Class C notes are subordinate to the Class A notes and the Class B notes.	The Class C notes bear greater risk than the Class A notes and the Class B notes because payments of interest and principal on the Class C notes are subordinate, to the extent described below, to payments of interest on and principal of the Class A notes and the Class B notes.

Interest payments on the Class C notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the servicer for unreimbursed advances, interest payments on the Class A notes, an allocation of principal payments to the Class A notes to the extent the sum of the outstanding principal amounts of the Class A notes exceeds the adjusted pool balance, interest payments on the Class B notes and an allocation of principal payments to the Class A notes and the Class B notes to the extent the sum of the outstanding principal amounts of the Class A notes and the Class B notes exceeds the adjusted pool balance.

Principal payments on the Class C notes will be fully subordinated to principal payments on the Class A notes and Class B notes, and no principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes and the Class C notes, and after the Class A notes have been paid in full but the Class B notes and the Class C notes are still outstanding, the Class C notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.	Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes of the controlling class within thirty-five days of the due date, the indenture trustee may or the holders of the controlling class of notes outstanding may declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture.	If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive that event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinate class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

S-14

The occurrence of an event of default under the indenture may delay payments on the Class B notes and the Class C notes.	The issuing entity will not make any distributions of principal of or interest on a subordinate class of notes until payment in full of principal of and interest on the outstanding senior class(es) of notes following:

•	an event of default under the indenture relating to the payment of principal of any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

•	an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuing entity which has resulted in an acceleration of the notes; or

•	a liquidation of the issuing entity assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes or the Class C notes.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur.	Because the issuing entity has pledged the issuing entity property to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class (which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full and for so long as the Class B notes are outstanding, and the Class C notes after the Class B notes have been paid in full) will, take one or more of the other actions specified in the indenture relating to the issuing entity property, including a sale of the assets of the issuing entity.

In addition, the holders of a majority of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect that the waiver or termination would have on the holders of the Class B notes or Class C notes. The holders of the Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of the Class C notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes and the Class B notes have been paid in full.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

S-15

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Discount pricing incentives or other marketing incentive programs on new vehicles by Hyundai Capital America, Hyundai Motor America, Kia Motors America, Inc. or by their competitors that effectively reduce the cost of purchasing new vehicles may have the effect of reducing demand by consumers for used vehicles. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by Hyundai Capital America, Hyundai Motor America, Kia Motors America, Inc. or any of their competitors may reduce the prices consumers will be willing to pay for used vehicles, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the noteholders evidencing more than 50% of the voting interest of the controlling class may remove the servicer without the consent of the owner trustee or the certificateholder. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor;

•	the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or

•	the servicing fees charged by the successor.

In addition, the noteholders evidencing more than 50% of the voting interest of the controlling class have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes.	The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the Hired Agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

S-16

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective SEC rules, information provided to a Hired Agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the Hired Agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the Hired Agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any Hired Agency for the purpose of assigning or monitoring the ratings on the notes, a Hired Agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Under certain circumstances, an amendment may be made to the transaction documents or other changes may be made affecting your notes by, among other things, delivering prior notice to the Hired Agencies and such Hired Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to such Hired Agency) prior notice thereof and that such Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes. The delivery of prior notification to any Hired Agency does not imply any duty on the part of such Hired Agency to review any notice given with respect to any event, or to review any such notice within any specified time period. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book–entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book–entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book–entry form except in the limited circumstances described under the caption “Description of the Notes—Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus. Unless and until the notes cease to be held in book–entry form, neither the

S-17

indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book–entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the note.

Lack of liquidity in the secondary market may adversely affect the ability to sell your notes.	Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of rates on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect the value of your notes. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in the prospectus.

The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes.	The United States has experienced a period of economic slowdown that may adversely affect the performance of the receivables. Additionally, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Elevated unemployment and lack of availability of credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for cars and trucks and reduced used vehicle prices, which could increase the amount of a loss if a receivable defaults. If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for HCA’s portfolio of U.S. retail installment sales contracts, you should read “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.	Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Hyundai Motor America and Kia Motors America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle

S-18

prices, particularly those for the same or similar models. A decrease in the demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related receivables and losses on your notes.

S-19

USE OF PROCEEDS

The depositor will use the net proceeds from the issuance of the Notes (proceeds from the sale of Notes minus the underwriting discount in the amount of $•, payable to the underwriters) to the underwriters:

•	as partial consideration for the purchase of the Receivables from the seller; and

•	to make the initial deposit into the Reserve Account.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including “warehouse” debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Hyundai Auto Receivables Trust 2012-B is a statutory trust formed on April 13, 2012 under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity has been established and operated pursuant to a trust agreement. Hyundai Capital America, a California corporation (“HCA”), will be the administrator of the issuing entity.

The issuing entity will not engage in any activity other than:

•	purchasing the pool of motor vehicle retail installment sale contracts (the “Receivables”), funding the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•	assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the transaction documents to which it is or will be a party;

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholder and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•	entering into derivative transactions upon satisfaction of the Rating Agency Condition with respect to Moody’s, and S&P receives Rating Agency Notification with respect to such derivative transactions, at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

S-20

The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:

The owner trustee and depositor may, with the consent of the holders of a majority of the Controlling Class and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Hired Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholder. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	reduce the interest rate or principal amount of any Note or Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholder but with prior notice to the Hired Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholder, provided that S&P shall have received Rating Agency Notification, and further provided that such action will not, as evidenced by satisfaction of the Rating Agency Condition with respect to Moody’s, materially and adversely affect the interest of any of those Noteholders or Certificateholder.

The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity only if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders, (ii) S&P receives Rating Agency Notification and (iii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition in the case of Moody’s with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder.

The trust agreement only allows the issuing entity to issue the Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under “Description of the Indenture—Modification of Indenture” in the accompanying prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “—The Owner Trustee” below.

The servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” herein and “Receivables Underwriting and Servicing Procedures” in the accompanying prospectus. The servicer also has the discretion to exercise the clean-up call as described under “The Notes—Optional Purchase” below.

Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying prospectus.

Capitalization of the Issuing Entity

At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and

S-21

servicing agreement and to make the initial deposit into the Reserve Account. The Certificate will be issued to the depositor.

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$294,000,000.00
Class A-2 Notes	$335,000,000.00
Class A-3 Notes	$404,000,000.00
Class A-4 Notes	$156,490,000.00
Class B Notes(1)	$23,820,000.00
Class C Notes(1)	$36,690,000.00
Overcollateralization(2)	$61,623,582.41
Total	$1,311,623,582.41

(1)	All or a portion of the Class B notes and/or Class C notes may be retained by the depositor or an affiliate thereof.

(2)	Includes Yield Supplement Overcollateralization Amount.

The following table illustrates the expected assets of the issuing entity as of the Closing Date as if the issuance and sale of the Notes had taken place on that date:

Receivables	$1,311,623,582.41
Reserve Account	$6,436,665.68
Total	$1,318,060,248.09

S-22

THE OWNER TRUSTEE

Wilmington Trust Company—also referred to herein as the “owner trustee”—is a Delaware trust company incorporated in 1903. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company.  The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly- owned subsidiary of M&T Bank Corporation, a New York corporation.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Neither the owner trustee nor the indenture trustee will independently verify distribution calculations, access to and activity in transaction accounts, compliance with transaction covenants, use of credit enhancement, the removal of Receivables, or the underlying data used for such determinations.

The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes─Payment of Distributable Amounts” in this prospectus supplement.

S-23

THE INDENTURE TRUSTEE

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2012, Citibank’s Agency and Trust group manages in excess of $4.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2012, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 185 various asset backed trusts supported by auto loans or leases or equipment loans or leases.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes─Payment of Distributable Amounts” in this prospectus supplement.

S-24

OVERVIEW OF HCA RETAIL LOAN FINANCING OPERATIONS

HCA is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The receivables being securitized were purchased by HCA from dealers in the ordinary course of HCA’s business. The following table contains information about the retail installment sale contracts purchased by HCA from dealers during each of the periods indicated.

Origination Characteristics

	For the three months ended	For the year ended December 31,
	March 31, 2012	2011	2010	2009	2008
Number of receivables purchased	69,190	271,776	217,102	86,401	73,982
Aggregate original principal balance (in thousands)	$1,394,863	$5,380,002	$4,088,359	$1,478,223	$1,417,958
Average original term (in months)	61.6	61.5	64.3	61.4	65.4

Securitization

Since 2001, one of the primary funding sources for HCA has been the packaging and sale of receivables through asset-backed securitizations, with receivables pools ranging from approximately $600 million to approximately $1.4 billion. The 2001 and 2002 securitizations were privately listed and the subsequent securitizations were sold to the public under registered transactions. HCA’s 2003 public securitization transaction involved approximately $815 million of receivables and HCA’s most recently completed retail public securitization transaction in March 2012 involved approximately $1.4 billion of receivables. From 2003 through March 2012, HCA securitized an aggregate of approximately $14.7 billion of retail installment contract receivables in public securitization transactions. HCA purchases receivables from dealers and generally holds, or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction. During this interim period, HCA’s financing needs are met, in part, through the use of warehouse finance and other loan facilities. These loan facilities are provided by a number of financial institutions and provide liquidity to fund HCA’s acquisition of receivables.

A significant portion of HCA’s receivables are sold in securitization transactions. These assets support payments on the securities and are not available to HCA’s creditors generally. At March 31, 2012, HCA had approximately $5.26 billion, or 62% of its retail receivables pledged in connection with securitization transactions. HCA expects that securitizations will continue to be a material funding source.

HCA’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction. For more information regarding HCA’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “Delinquencies, Repossessions and Credit Loss Information” and “Static Pool Data” in this prospectus supplement.

Repurchases and Replacements

No assets securitized by the sponsor were the subject of a demand to repurchase or replace for breach of the representations and warranties during the one year period ending March 31, 2012.  Please refer to the Form ABS-15G filed by the depositor on February 10, 2012 for additional information. The CIK number of the depositor is 0001260125.

Servicing

General. HCA is the servicer for all of the motor vehicle retail installment sale contracts that it finances. As the servicer, HCA generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts.

HCA started servicing motor vehicle retail installment sale contracts shortly after it was incorporated in September 1989. Although HCA may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HCA generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HCA may be replaced or removed as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreements” below. If the servicing of any receivables was to be transferred from HCA to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen

S-25

during such a transition period. Although HCA expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See “Risk Factors—If Hyundai Capital America is no longer the servicer, you may experience delays in payment or losses on your notes” and “—Adverse events with respect to Hyundai Capital America or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.

In the normal course of its servicing business, HCA outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HCA believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, HCA retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HCA believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HCA’s ability to perform its servicing functions under the sale and servicing agreement.

Servicer Advances. The servicer may make advances if payment on retail installment sale contracts has not been received in full by the end of the month. See “Advances” below.

Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of HCA’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement. For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents” in the accompanying prospectus.

None of the asset-backed securitization transactions involving HCA as servicer have defaulted or experienced an early amortization or other performance triggering event. For more information regarding HCA’s servicing obligations with respect to the receivables, you should refer to “Description of the Transaction Documents” in the accompanying prospectus. HCA believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HCA as servicer.

Financial Condition of Hyundai Motor Company

HCA is an indirect majority-owned subsidiary of Hyundai Motor Company (“HMC”). Although HMC is not guaranteeing the issuing entity’s obligations under the notes, HMC’s financial condition may affect HCA’s ability to service the receivables. Starting January 1, 2011, HMC’s financial statements are prepared in accordance with the Korean International Financial Reporting Standards. For the fiscal year ended December 31, 2011, HMC reported consolidated comprehensive income of 7.85 trillion Won (US $6.81 billion). Consolidated gross profit totaled 18.9 trillion Won (US $16.38 billion). Total sales were at 77.8 trillion Won (US $67.46 billion), up from the prior year total sales of 66.99 trillion Won (US $58.08 billion).

The foregoing expressions of Korean Won in U.S. Dollars have been converted, for the convenience of the reader only, at the foreign exchange rate of 1,153.30 Won/Dollar, the rate at December 31, 2011 announced by Seoul Money Brokerage Service, Ltd.

See “Risk Factors—Adverse events with respect to Hyundai Capital America or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.

S-26

THE ISSUING ENTITY PROPERTY

The Notes will be collateralized by the assets of the issuing entity (the “issuing entity property”). The primary assets of the issuing entity will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts, that are secured by a combination of new or used automobiles, light-duty trucks and minivans that are financed by those contracts. The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles, light-duty trucks and minivans.

After giving effect to the transactions described in this prospectus supplement, the property of the issuing entity will include:

1.	the Receivables and all amounts received on the Receivables after the close of business on the Cut-off Date;

2.	security interests in the Financed Vehicles and any related property;

3.	all proceeds from liquidation of Receivables (net of certain liquidation expenses) or from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

4.	any property that secures a Receivable and that has been acquired by or on behalf of the depositor, HCA or the issuing entity;

5.	all documents and other items contained in the Receivable files;

6.	the rights of the issuing entity under the sale and servicing agreement and the rights of the depositor under the receivables purchase agreement;

7.	all right, title and interest in the Collection Account and Reserve Account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in the Reserve Account);

8.	any proceeds from any Receivable repurchased by a dealer pursuant to a dealer agreement; and

9.	all proceeds of the foregoing.

HCA purchased the Receivables from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. On or before the Closing Date, HCA will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to a sale and servicing agreement. HCA will continue to service the Receivables. The Receivables to be held by the issuing entity will be selected from those motor vehicle retail installment sale contracts in HCA’s portfolio that meet several criteria. These criteria provide that each Receivable:

•	had a remaining term of not more than 69 months;

•	had a remaining principal balance of at least $2,000.30 and an original balance of not more than $79,531.96;

•	had an APR of 0.00% to 22.99%;

•	had an original term to maturity of 12 months to 72 months;

•	was not more than 30 days past due; and

•	satisfied the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.

S-27

All of the Receivables are Simple Interest Receivables. See “Description of the Receivables—Calculation Methods” in the accompanying prospectus. Each of the receivables was selected using selection procedures that were not known or intended by HCA to be adverse to the issuing entity.

Pool Underwriting

As described in “Receivables Underwriting and Servicing Procedures—Underwriting Procedures” in the accompanying prospectus, under HCA’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. Applications that are not automatically approved or rejected are ultimately reviewed by a HCA credit analyst with appropriate approval authority. 31,522 receivables, having an aggregate principal balance of approximately $502,788,790.27 (approximately 32.99% of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date) were automatically approved, while 53,952 receivables, having an aggregate principal balance of approximately $1,021,069,456.99 (approximately 67.01% of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date) were evaluated and approved by a HCA credit analyst with appropriate authority in accordance with HCA’s written underwriting guidelines. None of the receivables in the pool were originated with exceptions to HCA’s written underwriting guidelines.

Representations, Warranties and Covenants

In the receivables purchase agreement and sale and servicing agreement, HCA as seller will make representations and warranties with respect to each Receivable as described under “The Issuing Entity Property” hereunder and under “Description of the Receivables—The Receivables Pools” in the accompanying prospectus. As described under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables” and “—Purchase of Receivables by the Servicer” and “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements” in the accompanying prospectus, the servicer may be required to repurchase receivables as to which the servicer has breached its servicing covenants, as described below. There will be no independent verification of the servicer’s, seller’s or depositor’s determination that such Receivables must be repurchased.

The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, which breach is not cured prior to the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer or the seller, as applicable, elects, an earlier date), the seller or servicer, as applicable, will repurchase such Receivable. See “Material Legal Aspects of the Receivables—Repurchase Obligation” in the accompanying prospectus.

In addition, in the sale and servicing agreement, the depositor will make certain representations and warranties, including, among other things that:

1.           Each Receivable constitutes “chattel paper” within the meaning of the UCC.

2.           Immediately upon the transfer thereof from the depositor to the issuing entity pursuant to the sale and servicing agreement, the issuing entity will have good and marketable title to each Receivable, free and clear of any lien of any person.

3.           The sale and servicing agreement creates a valid and continuing security interest in the Receivables in favor of the issuing entity, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the depositor.

4.           The depositor has caused, or will have caused within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable UCC in order to perfect its security interest in the Receivables granted to the issuing entity under the sale and servicing agreement.

The composition, distribution by annual percentage rate (“APR”), geographic distribution by state, FICO®, vehicle type, distribution by remaining term to scheduled maturity, and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.

S-28

THE RECEIVABLES POOL

Composition of the Receivables in the Statistical Pool as of the Cut-off Date

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,523,858,247.26	$984,583,596.28	$538,833,341.46
Number of Receivables	85,474	54,590	30,854
Average Principal Balance	$17,828.32	$18,035.97	$17,463.97
Average Original Amount Financed	$20,234.23	$20,474.87	$19,812.40
Original Amount Financed (range)	$3,274.85 to $79,531.96	$3,274.85 to $79,531.96	$3,281.92 to $48,909.48
Principal Balances (range)	$2,000.30 to $72,602.07	$2,000.30 to $72,602.07	$2,000.94 to $45,648.34
Weighted Average APR	4.43%	4.22%	4.79%
APR (range)	0.00% to 22.99%	0.00% to 22.99%	0.00% to 22.99%
Weighted Average Original Term	60.61	59.04	63.47
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	53.55	52.17	56.06
Remaining Term (range)	5 months to 69 months	5 months to 69 months	5 months to 69 months
Percentage of New Motor Vehicle Receivables (by Principal Balance of Receivables)	94.10%	91.97%	98.08%
Percentage of Used Motor Vehicle Receivables (by Principal Balance of Receivables)	5.90%	8.03%	1.92%
Percentage of Receivables Financed through Hyundai Dealers (by Principal Balance of Receivables)	64.61%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers (by Principal Balance of Receivables)	35.36%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers (by Principal Balance of Receivables)	0.03%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	737	736	739
FICO® scores representing more than 90% and less than 91% of the pool balance (range)(2)(3)(4)	631 to 834	627 to 834	640 to 833

(1)	May not equal 100% due to a limited number of vehicles other than Hyundai and Kia which account for less than 1% of the statistical pool.

(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available and/or valid.

(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceed 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) fall below 631.

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term” and “Weighted Average FICO® as of origination” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

S-29

Distribution of the Receivables in the Statistical Pool as of the Cut-off Date by APR

APR	Number of Receivables	Aggregate Principal Balance	Aggregate Percentage of Principal Balance
0.00% to 0.99%	8,340	$142,354,736.94	9.34%
1.00% to 1.99%	15,768	227,968,109.87	14.96
2.00% to 2.99%	13,746	233,305,351.06	15.31
3.00% to 3.99%	12,779	227,827,305.36	14.95
4.00% to 4.99%	12,697	248,103,013.49	16.28
5.00% to 5.99%	9,300	193,154,397.13	12.68
6.00% to 6.99%	2,819	54,892,213.94	3.60
7.00% to 7.99%	2,458	47,071,042.73	3.09
8.00% to 8.99%	2,300	47,309,680.75	3.10
9.00% to 9.99%	1,320	24,623,409.47	1.62
10.00% to 10.99%	1,436	30,611,418.71	2.01
11.00% to 11.99%	620	11,782,731.67	0.77
12.00% to 12.99%	656	12,888,621.48	0.85
13.00% to 13.99%	391	7,539,446.18	0.49
14.00% to 14.99%	106	1,909,526.97	0.13
15.00% to 15.99%	238	4,830,023.65	0.32
16.00% to 16.99%	134	2,312,321.44	0.15
17.00% to 17.99%	187	2,825,789.40	0.19
18.00% to 18.99%	37	482,138.40	0.03
19.00% to 19.99%	43	633,383.12	0.04
20.00% to 20.99%	39	547,757.35	0.04
21.00% to 21.99%	26	431,614.44	0.03
22.00% to 22.99%	34	454,213.71	0.03
Total	85,474	$1,523,858,247.26	100.00%

S-30

Geographic Distribution of the Receivables in the Statistical Pool as of the Cut-off Date by State(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	1,175	$23,021,729.16	1.51%
Alaska	49	871,514.90	0.06
Arizona	1,975	35,610,436.44	2.34
Arkansas	832	15,940,678.86	1.05
California	10,668	188,842,195.85	12.39
Colorado	1,024	18,535,218.70	1.22
Connecticut	1,386	23,446,529.96	1.54
Delaware	346	6,247,780.61	0.41
Florida	12,137	217,737,615.77	14.29
Georgia	2,483	47,944,094.61	3.15
Hawaii	222	4,357,716.45	0.29
Idaho	176	3,119,027.17	0.20
Illinois	3,843	66,157,755.65	4.34
Indiana	930	16,356,610.82	1.07
Iowa	457	8,284,003.70	0.54
Kansas	601	10,786,234.45	0.71
Kentucky	711	12,825,295.37	0.84
Louisiana	806	15,069,432.32	0.99
Maine	346	5,694,125.90	0.37
Maryland	2,662	48,646,009.17	3.19
Massachusetts	2,228	36,242,748.68	2.38
Michigan	835	14,097,648.26	0.93
Minnesota	924	15,595,357.48	1.02
Mississippi	682	13,320,317.01	0.87
Missouri	1,383	23,245,272.18	1.53
Montana	71	1,190,204.22	0.08
Nebraska	258	4,138,009.02	0.27
Nevada	1,025	19,947,729.11	1.31
New Hampshire	763	12,285,459.79	0.81
New Jersey	4,033	70,516,629.41	4.63
New Mexico	212	4,367,279.94	0.29
New York	3,915	65,657,685.32	4.31
North Carolina	3,592	67,623,243.90	4.44
North Dakota	129	2,113,542.85	0.14
Ohio	2,105	35,057,034.83	2.30
Oklahoma	513	9,979,060.02	0.65
Oregon	585	9,635,372.83	0.63
Pennsylvania	3,840	63,573,077.33	4.17
Rhode Island	193	3,058,652.14	0.20
South Carolina	1,043	18,557,798.22	1.22
South Dakota	109	1,909,330.18	0.13
Tennessee	849	16,340,013.15	1.07
Texas	6,598	126,961,910.37	8.33
Utah	278	4,990,100.94	0.33
Vermont	275	4,557,171.46	0.30
Virginia	3,436	61,615,718.66	4.04
Washington	1,050	17,647,794.36	1.16
West Virginia	567	11,685,270.69	0.77
Wisconsin	1,119	17,706,846.25	1.16
Wyoming	35	747,962.80	0.05
Total	85,474	$1,523,858,247.26	100.00%

(1)              Based solely on the addresses of the originating dealers.

S-31

Distribution of the Receivables in the Statistical Pool as of the Cut-off Date
by Remaining Term to Scheduled Maturity

Remaining Term to Scheduled Maturity	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
5 months to 12 months	156	$694,031.71	0.05%
13 months to 24 months	1,499	12,368,053.05	0.81
25 months to 36 months	19,827	269,595,163.10	17.69
37 months to 48 months	8,402	129,614,213.59	8.51
49 months to 60 months	21,923	389,216,408.51	25.54
61 months to 72 months	33,667	722,370,374.30	47.40
Total	85,474	$1,523,858,247.26	100.00%

Distribution of the Receivables in the Statistical Pool as of the Cut-off Date by Principal Balance

Principal Balance	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$ 2,000.30 to $ 5,000.00	1,310	$5,154,337.52	0.34%
$ 5,000.01 to $10,000.00	10,135	79,723,266.83	5.23
$10,000.01 to $15,000.00	17,951	228,842,605.41	15.02
$15,000.01 to $20,000.00	25,533	447,026,119.36	29.34
$20,000.01 to $25,000.00	18,651	414,670,592.42	27.21
$25,000.01 to $30,000.00	8,249	223,415,620.15	14.66
$30,000.01 to $35,000.00	2,650	84,673,776.47	5.56
$35,000.01 to $40,000.00	635	23,459,068.64	1.54
$40,000.01 and over	360	16,892,860.46	1.11
Total	85,474	$1,523,858,247.26	100.00%

Distribution of the Receivables in the Statistical Pool as of the Cut-off Date by FICO®

FICO®	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than or equal to 600	4,911	$81,183,414.10	5.33%
601 to 650	5,584	110,347,375.42	7.24
651 to 700	16,616	337,532,545.27	22.15
701 to 750	19,213	368,332,129.24	24.17
751 to 800	16,384	280,483,433.47	18.41
801 to 850	21,358	325,686,914.63	21.37
Greater than or equal to 851	1,408	20,292,435.13	1.33
Total	85,474	$1,523,858,247.26	100.00%

S-32

Distribution of the Receivables in the Statistical Pool as of the Cut-off Date by Vehicle Type

Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Car	62,233	$1,066,187,809.95	69.97%
CUV/SUV	21,919	432,596,287.72	28.39
Minivan	1,292	24,632,840.07	1.62
Unavailable	30	441,309.52	0.03
Total	85,474	$1,523,858,247.26	100.00%

S-33

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION

Set forth below is information concerning HCA’s experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HCA. Also set forth below is information concerning HCA’s experience with respect to those portions of its portfolio of new and used motor vehicle retail installment sale contracts (including contracts sold by but still being serviced by HCA) that relate to vehicles sold by Hyundai dealers and Kia dealers, respectively. Credit losses are an expected cost in the business of extending credit and are considered in HCA’s rate-setting process.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HCA. There is no assurance that HCA’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HCA’s delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HCA’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HCA’s portfolio of contracts for new and used automobiles, light-duty trucks and minivans.

In the following tables, the delinquency for the three months ended March 31, 2011 and 2012 and for the years ended December 31, 2008, 2009, 2010 and 2011 is based on the number of days more than 83% of a scheduled payment or payments (on a cumulative basis) is contractually past due. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over 29 days contractually past due. The information included below under the headings “60+ Days Delinquent” and “Total Delinquencies” excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

S-34

Serviced Portfolio Delinquency Experience

	Serviced at March 31,
	2012		2011
Total Serviced	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$8,471,798,913		$6,374,115,290
30-59 Days Delinquent	$79,493,355	6,567	$69,990,227	6,324
60+ Days Delinquent	$17,999,464	1,586	$16,252,528	1,494
Total Delinquencies	$196,495,413	15,797	$152,449,867	14,885
Total Delinquencies over 29 days	$97,492,819	8,153	$86,242,755	7,818
Total Delinquencies over 29 days (%)	1.15%	1.34%	1.35%	1.64%

	Serviced at December 31,
	2011		2010		2009		2008
Total Serviced	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$8,055,079,946		$5,866,594,047		$3,914,618,080		$4,105,780,888
30-59 Days Delinquent	$107,447,896	9,062	$92,914,989	8,385	$115,000,169	9,495	$126,236,469	9,412
60+ Days Delinquent	$35,064,747	2,940	$31,405,730	2,821	$38,633,536	3,084	$36,978,890	2,684
Total Delinquencies	$266,559,544	21,564	$232,562,848	20,435	$296,927,905	24,356	$313,261,778	23,232
Total Delinquencies over 29 days	$142,512,643	12,002	$124,320,719	11,206	$153,633,705	12,579	$163,215,359	12,096
Total Delinquencies over 29 days (%)	1.77%	2.07%	2.12%	2.52%	3.92%	3.83%	3.98%	3.82%

Hyundai Delinquency Experience

	Serviced at March 31,
	2012		2011
Total Hyundai(1)	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$5,893,476,297		$5,021,868,693
30-59 Days Delinquent	$53,321,564	4,242	$45,882,482	4,161
60+ Days Delinquent	$11,838,873	1,045	$10,681,707	1,008
Total Delinquencies	$132,547,572	10,316	$100,477,538	9,775
Total Delinquencies over 29 days	$65,160,437	5,287	$56,564,188	5,169
Total Delinquencies over 29 days (%)	1.11%	1.26%	1.13%	1.44%

	Serviced at December 31,
	2011		2010		2009		2008
Total Hyundai(1)	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$5,813,925,477		$4,654,945,923		$2,681,599,297		$2,759,874,352
30-59 Days Delinquent	$72,503,281	5,924	$59,440,944	5,492	$70,140,058	6,174	$79,004,455	6,350
60+ Days Delinquent	$21,944,675	1,805	$18,891,379	1,773	$22,036,397	1,910	$22,337,614	1,748
Total Delinquencies	$179,656,618	14,065	$149,401,544	13,288	$179,991,536	15,710	$196,110,030	15,655
Total Delinquencies over 29 days	$94,447,956	7,729	$78,332,323	7,265	$92,176,455	8,084	$101,342,069	8,098
Total Delinquencies over 29 days (%)	1.62%	1.88%	1.68%	2.16%	3.44%	3.53%	3.67%	3.62%

S-35

Kia Delinquency Experience

	Serviced at March 31,
	2012		2011
Total Kia(2)	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$2,578,322,617		$1,352,246,597
30-59 Days Delinquent	$26,171,791	2,325	$24,107,745	2,163
60+ Days Delinquent	$6,160,591	541	$5,570,821	486
Total Delinquencies	$63,947,841	5,481	$51,972,329	5,110
Total Delinquencies over 29 days	$32,332,383	2,866	$29,678,567	2,649
Total Delinquencies over 29 days (%)	1.25%	1.53%	2.19%	2.27%

	Serviced at December 31,
	2011		2010		2009		2008
Total Kia(2)	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$2,241,154,468		$1,211,648,124		$1,233,018,783		$1,345,906,536
30-59 Days Delinquent	$34,944,614	3,138	$33,474,045	2,893	$44,860,111	3,321	$47,232,014	3,062
60+ Days Delinquent	$13,120,072	1,135	$12,514,351	1,048	$16,597,139	1,174	$14,641,276	936
Total Delinquencies	$86,902,925	7,499	$83,161,304	7,147	$116,936,369	8,646	$117,151,747	7,577
Total Delinquencies over 29 days	$48,064,687	4,273	$45,988,396	3,941	$61,457,250	4,495	$61,873,290	3,998
Total Delinquencies over 29 days (%)	2.14%	2.54%	3.80%	3.65%	4.98%	4.50%	4.60%	4.32%

(1)	Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.
(2)	Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

S-36

The information in the tables below includes contracts for new and used automobiles, light-duty trucks and minivans. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the tables. The information set forth under the heading “Gross Charge-offs” represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than Recoveries as described in the next paragraph.  The information set forth under the heading “Recoveries” generally includes amounts received from customers with respect to contracts previously charged-off.

As of December 15, 2010, proceeds from disposition of related vehicles are no longer subtracted from “Gross Charge-offs” but are included in the calculation of “Recoveries”.  Therefore, as of December 15, 2010, there will be an increase in Gross Charge-offs and a corresponding increase in Recoveries.

The information set forth under the heading “Number of Repossessions sold” means the number of repossessed financed vehicles that have been sold by HCA in a given period.

Serviced Portfolio Loss Experience

	For the three months ended March 31,				For the year ended December 31,
Total Serviced	2012		2011		2011	2010	2009	2008
Number of Receivables	607,897		476,760		580,339	444,545	328,726	316,567
Average Number of Receivables	598,173		464,300		525,862	383,387	319,737	319,559
Period End Outstandings ($)	8,471,798,913		6,374,115,290		8,055,079,946	5,866,594,047	3,914,618,080	4,105,780,888
Average Outstandings ($)	8,250,323,498		6,076,521,516		6,618,869,845	4,346,898,922	3,969,044,140	4,407,383,314
Gross Charge-offs ($)(1)	36,758,513		31,935,080		121,563,008	76,476,533	111,905,286	98,857,656
Gross Charge-offs as a % of Period End Outstandings	1.74	%(5)	2.00	%(5)	1.51%	1.30%	2.86%	2.41%
Gross Charge-offs as a % of Average Outstandings	1.78	%(5)	2.10	%(5)	1.84%	1.76%	2.82%	2.24%
Recoveries ($)(2)	29,299,162		24,160,400		91,475,970	29,689,162	28,217,376	23,846,270
Net Charge-offs ($)	7,459,350		7,774,680		30,087,038	46,787,370	83,687,910	75,011,386
Net Charge-offs as a % of Period End Outstandings	0.35	%(5)	0.49	%(5)	0.37%	0.80%	2.14%	1.83%
Net Charge-offs as a % of Average Outstandings	0.36	%(5)	0.51	%(5)	0.45%	1.08%	2.11%	1.70%
Number of Repossession Sold	1,868		1,763		6,293	7,066	10,269	8,661
Number of Repossession Sold as a % of Average Outstandings	1.25	%(5)	1.52	%(5)	1.20%	1.84%	3.21%	2.71%

Hyundai Loss Experience

	For the three months ended March 31,				For the year ended December 31,
Total Hyundai(3)	2012		2011		2011	2010	2009	2008
Number of Receivables	420,092		359,881		411,844	336,615	228,942	224,010
Average Number of Receivables	417,555		352,258		385,572	278,636	223,252	232,655
Period End Outstandings ($)	5,893,476,297		5,021,868,693		5,813,925,477	4,654,945,923	2,681,599,297	2,759,874,352
Average Outstandings ($)	5,861,296,077		4,841,931,162		5,138,741,942	3,120,528,130	2,663,116,027	3,107,004,818
Gross Charge-offs ($)(1)	24,258,554		19,373,758		79,479,218	40,544,739	62,230,368	58,541,535
Gross Charge-offs as a % of Period End Outstandings	1.65	%(5)	1.54	%(5)	1.37%	0.87%	2.32%	2.12%
Gross Charge-offs as a % of Average Outstandings	1.66	%(5)	1.60	%(5)	1.55%	1.30%	2.34%	1.88%
Recoveries ($)(2)	19,443,469		15,095,941		60,185,739	16,711,005	15,305,067	14,243,613
Net Charge-offs ($)	4,815,085		4,277,816		19,293,479	23,833,734	46,925,301	44,297,923
Net Charge-offs as a % of Period End Outstandings	0.33	%(5)	0.34	%(5)	0.33%	0.51%	1.75%	1.61%
Net Charge-offs as a % of Average Outstandings	0.33	%(5)	0.35	%(5)	0.38%	0.76%	1.76%	1.43%
Number of Repossession Sold	1,194		1,070		4,114	3,746	5,711	5,129
Number of Repossession Sold as a % of Average Outstandings	1.14	%(5)	1.21	%(5)	1.07%	1.34%	2.56%	2.20%

S-37

Kia Loss Experience

	For the three months ended March 31,				For the year ended December 31,
Total Kia(4)	2012		2011		2011	2010	2009	2008
Number of Receivables	187,805		116,879		168,495	107,930	99,784	92,557
Average Number of Receivables	180,618		112,042		140,290	104,752	96,485	86,905
Period End Outstandings ($)	2,578,322,617		1,352,246,597		2,241,154,468	1,211,648,124	1,233,018,783	1,345,906,536
Average Outstandings ($)	2,389,027,421		1,234,590,354		1,480,127,904	1,226,370,792	1,305,928,112	1,300,378,496
Gross Charge-offs ($)(1)	12,499,959		12,561,323		42,083,790	35,931,794	49,674,919	40,316,120
Gross Charge-offs as a % of Period End Outstandings	1.94	%(5)	3.72	%(5)	1.88%	2.97%	4.03%	3.00%
Gross Charge-offs as a % of Average Outstandings	2.09	%(5)	4.07	%(5)	2.84%	2.93%	3.80%	3.10%
Recoveries ($)(2)	9,855,694		9,064,459		31,290,231	12,978,158	12,912,309	9,602,657
Net Charge-offs ($)	2,644,265		3,496,864		10,793,559	22,953,636	36,762,610	30,713,463
Net Charge-offs as a % of Period End Outstandings	0.41	%(5)	1.03	%(5)	0.48%	1.89%	2.98%	2.28%
Net Charge-offs as a % of Average Outstandings	0.44	%(5)	1.13	%(5)	0.73%	1.87%	2.82%	2.36%
Number of Repossession Sold	674		693		2,179	3,320	4,558	3,532
Number of Repossession Sold as a % of Average Outstandings	1.49	%(5)	2.48	%(5)	1.55%	3.17%	4.72%	4.06%

(1)           Contracts are generally charged off at the earlier of 120 days past due and sale of the repossessed vehicle.  As of December 15, 2010, vehicles are also charged-off at 30 days from repossession date.  See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in the accompanying prospectus for additional information regarding HCA’s charge-off policy. Gross charge-offs are equivalent to unpaid principal at the time of charge-off and include full balance charge-offs which occur at 120 days plus delinquent.  Prior to December 15, 2010, proceeds collected from the sale of the vehicle were subtracted from the unpaid principal and the net amounts were recognized as gross charge-offs. As of December 15, 2010, proceeds from the sale of the vehicle are no longer subtracted from the unpaid principal for purposes of determining gross charge-off.

(2)           Recoveries include any money collected after the charge-off has occurred. Recoveries also include money collected on bankruptcies and insurance claims after charge-off. As of December 15, 2010, Recoveries include proceeds collected from the sale of vehicles.

(3)           Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.

(4)           Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

(5)           Annualized.

See “Description of the Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.

S-38

STATIC POOL DATA

Appendix A to this prospectus supplement (“Appendix A”) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HCA, including those receivables acquired by HCA that were included in the Hyundai Auto Receivables Trust 2007-A, 2008-A, 2009-A, 2010-A, 2010-B, 2011-A, 2011-B, 2011-C and 2012-A transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

REVIEW OF POOL ASSETS

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, HCA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by HCA’s senior management to ensure the accuracy of such descriptions. HCA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. HCA also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, HCA also performed a review of the receivables in the pool to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual receivables data contained in HCA’s data tape. The data tape is an electronic record maintained by HCA, which includes certain attributes of the receivables. HCA selected a random sample of 150 receivable files to confirm certain data points such as FICO® score, APR and origination date conformed to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, HCA performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

S-39

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is scheduled to be made and is made on the last day of each month beginning in July 2012, as applicable, and each month has 30 days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

•	payments on the Notes are paid in cash on each Payment Date commencing August 15, 2012, and on the 15th calendar day of each subsequent month;

•	the Closing Date is July 19, 2012;

•	interest accrues on the Class A-1 Notes at 0.44570%, Class A-2 Notes at 0.67%, Class A-3 Notes at 0.79%, Class A-4 Notes at 0.97%, Class B Notes at 1.62% and Class C Notes at 2.19%;

•	the Servicing Fee for any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 31, divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date); and

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

The ABS Tables also assume that the receivables have been aggregated into 12 hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity, remaining term to maturity and next payment date as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

S-40

Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Term To Maturity (in Months)	Remaining Term To Maturity (in Months)	Age (in Months)
1	$30,259.49	3.055%	July 2012	28	6	22
2	$588,634.38	2.116%	July 2012	32	10	22
3	$2,977,182.02	2.185%	July 2012	31	16	15
4	$7,928,174.73	1.875%	July 2012	35	22	13
5	$111,295,229.32	1.848%	July 2012	37	29	8
6	$121,089,071.75	1.359%	July 2012	36	32	4
7	$47,201,222.47	3.037%	July 2012	49	40	9
8	$64,165,695.16	2.556%	July 2012	51	45	6
9	$178,959,585.94	4.534%	July 2012	60	52	8
10	$156,265,757.30	3.618%	July 2012	61	56	5
11	$522,617,522.20	6.261%	July 2012	72	64	8
12	$98,505,247.65	4.689%	July 2012	72	67	5
Total	$1,311,623,582.41

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “Weighted Average Life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

S-41

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages(1)

	Class A-1 Notes					Class A-2 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	88.39%	85.95%	84.39%	83.31%	80.45%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	76.89%	72.10%	69.05%	66.93%	61.33%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	65.94%	59.17%	54.86%	51.87%	43.95%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	56.29%	47.45%	41.81%	37.90%	27.55%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	46.69%	35.86%	28.96%	24.17%	11.50%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	37.14%	24.42%	16.31%	10.68%	0.00%	100.00%	100.00%	100.00%	100.00%	96.31%
February 2013	27.64%	13.12%	3.86%	0.00%	0.00%	100.00%	100.00%	100.00%	97.75%	82.84%
March 2013	18.19%	1.96%	0.00%	0.00%	0.00%	100.00%	100.00%	92.64%	86.34%	69.67%
April 2013	8.79%	0.00%	0.00%	0.00%	0.00%	100.00%	92.05%	82.06%	75.14%	56.80%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	99.52%	82.51%	71.67%	64.15%	44.25%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	91.38%	73.11%	61.47%	53.39%	32.02%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	83.28%	63.84%	51.45%	42.85%	20.10%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	75.23%	54.70%	41.60%	32.52%	8.50%
September 2013	0.00%	0.00%	0.00%	0.00%	0.00%	67.23%	45.68%	31.94%	22.42%	0.00%
October 2013	0.00%	0.00%	0.00%	0.00%	0.00%	59.27%	36.79%	22.46%	12.53%	0.00%
November 2013	0.00%	0.00%	0.00%	0.00%	0.00%	51.36%	28.04%	13.17%	2.86%	0.00%
December 2013	0.00%	0.00%	0.00%	0.00%	0.00%	43.54%	19.45%	4.10%	0.00%	0.00%
January 2014	0.00%	0.00%	0.00%	0.00%	0.00%	35.77%	11.00%	0.00%	0.00%	0.00%
February 2014	0.00%	0.00%	0.00%	0.00%	0.00%	28.05%	2.68%	0.00%	0.00%	0.00%
March 2014	0.00%	0.00%	0.00%	0.00%	0.00%	20.37%	0.00%	0.00%	0.00%	0.00%
April 2014	0.00%	0.00%	0.00%	0.00%	0.00%	12.74%	0.00%	0.00%	0.00%	0.00%
May 2014	0.00%	0.00%	0.00%	0.00%	0.00%	5.15%	0.00%	0.00%	0.00%	0.00%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.43	0.36	0.32	0.30	0.26	1.38	1.16	1.05	0.98	0.83
Weighted Average Life to Call (years)(2)	0.43	0.36	0.32	0.30	0.26	1.38	1.16	1.05	0.98	0.83

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

S-42

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages(1)

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	97.62%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	88.14%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	78.93%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	94.37%	70.02%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	95.89%	86.43%	61.39%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	88.37%	78.68%	53.04%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	95.27%	81.01%	71.12%	44.96%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	88.31%	73.81%	63.76%	37.16%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	81.46%	66.77%	56.59%	29.64%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	98.05%	74.79%	59.96%	49.67%	22.43%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	91.67%	68.24%	53.30%	42.94%	15.50%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	85.32%	61.80%	46.80%	36.40%	8.86%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	79.01%	55.48%	40.47%	30.05%	2.49%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	72.74%	49.27%	34.29%	23.91%	0.00%	100.00%	100.00%	100.00%	100.00%	90.71%
November 2014	66.52%	43.18%	28.29%	17.96%	0.00%	100.00%	100.00%	100.00%	100.00%	75.74%
December 2014	60.34%	37.21%	22.44%	12.20%	0.00%	100.00%	100.00%	100.00%	100.00%	61.49%
January 2015	55.02%	32.00%	17.32%	7.12%	0.00%	100.00%	100.00%	100.00%	100.00%	48.71%
February 2015	49.73%	26.90%	12.33%	2.22%	0.00%	100.00%	100.00%	100.00%	100.00%	36.56%
March 2015	44.49%	21.90%	7.48%	0.00%	0.00%	100.00%	100.00%	100.00%	93.48%	25.04%
April 2015	40.07%	17.63%	3.30%	0.00%	0.00%	100.00%	100.00%	100.00%	82.85%	14.85%
May 2015	35.68%	13.44%	0.00%	0.00%	0.00%	100.00%	100.00%	98.03%	72.60%	5.20%
June 2015	31.31%	9.33%	0.00%	0.00%	0.00%	100.00%	100.00%	87.86%	62.72%	0.00%
July 2015	26.98%	5.31%	0.00%	0.00%	0.00%	100.00%	100.00%	78.00%	53.21%	0.00%
August 2015	22.68%	1.38%	0.00%	0.00%	0.00%	100.00%	100.00%	68.45%	44.09%	0.00%
September 2015	18.41%	0.00%	0.00%	0.00%	0.00%	100.00%	93.64%	59.22%	35.34%	0.00%
October 2015	14.17%	0.00%	0.00%	0.00%	0.00%	100.00%	83.93%	50.31%	26.99%	0.00%
November 2015	9.96%	0.00%	0.00%	0.00%	0.00%	100.00%	74.46%	41.73%	19.02%	0.00%
December 2015	6.03%	0.00%	0.00%	0.00%	0.00%	100.00%	65.65%	33.78%	11.67%	0.00%
January 2016	2.12%	0.00%	0.00%	0.00%	0.00%	100.00%	57.05%	26.14%	4.68%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	95.47%	48.68%	18.80%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	85.53%	40.52%	11.77%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	75.67%	32.58%	5.05%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	66.63%	25.35%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	57.65%	18.32%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	48.74%	11.50%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	39.91%	4.89%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	31.15%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	22.46%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	13.85%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	7.07%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.34%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	2.66	2.31	2.10	1.97	1.66	4.03	3.62	3.30	3.08	2.54
Weighted Average Life to Call (years)(2)	2.66	2.31	2.10	1.97	1.66	4.03	3.62	3.30	3.08	2.54

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

S-43

Percentage of Class B and C Notes Principal at Various ABS Percentages(1)

	Class B Notes					Class C Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2015	100.00%	100.00%	100.00%	100.00%	74.37%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2015	100.00%	100.00%	100.00%	100.00%	18.14%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	77.62%
September 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	45.83%
October 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	16.42%
November 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 2015	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 2016	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
February 2016	100.00%	100.00%	100.00%	87.29%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2016	100.00%	100.00%	100.00%	46.26%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2016	100.00%	100.00%	100.00%	7.68%	0.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 2016	100.00%	100.00%	93.31%	0.00%	0.00%	100.00%	100.00%	100.00%	82.54%	0.00%
June 2016	100.00%	100.00%	55.34%	0.00%	0.00%	100.00%	100.00%	100.00%	61.57%	0.00%
July 2016	100.00%	100.00%	19.28%	0.00%	0.00%	100.00%	100.00%	100.00%	42.10%	0.00%
August 2016	100.00%	100.00%	0.00%	0.00%	0.00%	100.00%	100.00%	90.36%	24.14%	0.00%
September 2016	100.00%	90.03%	0.00%	0.00%	0.00%	100.00%	100.00%	69.46%	7.70%	0.00%
October 2016	100.00%	49.34%	0.00%	0.00%	0.00%	100.00%	100.00%	49.84%	0.00%	0.00%
November 2016	100.00%	10.04%	0.00%	0.00%	0.00%	100.00%	100.00%	31.49%	0.00%	0.00%
December 2016	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	86.31%	16.82%	0.00%	0.00%
January 2017	100.00%	0.00%	0.00%	0.00%	0.00%	100.00%	66.80%	3.16%	0.00%	0.00%
February 2017	58.46%	0.00%	0.00%	0.00%	0.00%	100.00%	48.02%	0.00%	0.00%	0.00%
March 2017	15.07%	0.00%	0.00%	0.00%	0.00%	100.00%	29.95%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	87.72%	15.94%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	65.86%	2.49%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	44.19%	0.00%	0.00%	0.00%	0.00%
July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	22.73%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	1.47%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	4.63	4.28	3.96	3.69	2.98	4.92	4.61	4.29	4.00	3.19
Weighted Average Life to Call (years)(2)	4.63	4.27	3.96	3.68	2.98	4.74	4.32	4.07	3.74	3.07

(1) This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(2) This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

S-44

THE DEPOSITOR, THE SPONSOR, THE SELLER, THE ADMINISTRATOR AND THE SERVICER

Information regarding the depositor, the sponsor, the seller, the administrator and the servicer is set forth under the captions “The Depositor” and “The Sponsor, the Seller, the Administrator and the Servicer,” respectively, in the accompanying prospectus.

HYUNDAI ASSURANCE TRADE-IN VALUE GUARANTEE PROGRAM

In May 2011, Hyundai Motor America launched the Hyundai Assurance Trade-In Value Guarantee program under which all new Hyundai vehicles sold at participating Hyundai dealers on or after May 1, 2011 are eligible. At the time of purchase, Hyundai customers are provided with an assessment of the vehicle’s future value for months 24 through 48 of ownership, based on an independent source. When customers return to purchase a new Hyundai vehicle during months 24 through 48 of ownership, they can trade in their qualifying vehicle towards the purchase of a new Hyundai vehicle.  At the time of trade-in, the customer’s vehicle will be assessed to determine the current market value. This current market value will then be compared to the guaranteed value.  If the vehicle is worth less than the guaranteed value, the applicable dealer will credit the customer for the higher guaranteed trade-in value, less any applicable mileage charges or damage costs, so long as the vehicle is financed with HCA. Approximately 58.37% of the statistical pool balance as of the Cut-off Date consists of receivables that are eligible for the program.

THE NOTES

The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See “Description of the Notes” and “Description of the Indenture” in the accompanying prospectus.

General

The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the Noteholders. HCA will file a copy of the indenture with the Securities and Exchange Commission after HCA issues the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture. Citibank, N.A. will be the indenture trustee. You may contact the indenture trustee at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services - Hyundai Auto Receivables Trust 2012-B, or by calling (800) 422-2066.

All payments required to be made on the Notes will be made monthly on the 15th day of each month or, if that day is not a Business Day, then the next Business Day (a “Payment Date”), beginning August 15, 2012.

The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes are set forth on the cover page to this prospectus supplement. The permissible denominations of the Notes are set forth above in “Summary of Terms—The Offered Notes.”

Payments of Interest

Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an “Interest Rate”) and will be payable to the Noteholders on each Payment Date, commencing August 15, 2012.

Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Interest Period) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will accrue at the related Interest Rate from and including the 15th day of the previous month (or from and including the Closing Date with respect to the first Interest Period) to but excluding the 15th day of the current calendar month.

S-45

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be paid in respect of interest on the Notes in the order of priority set forth below under “—Payment of Distributable Amounts.” Interest payments to holders of the Class B Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes. Interest payments to holders of the Class C Notes will be subordinated to interest payments and, in limited circumstances, principal payments to holders of the Class A Notes and the Class B Notes. To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.

Payments of Principal

The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount. The Principal Distribution Amount with respect to any Payment Date equals the sum of:

•	the First Priority Principal Distribution Amount;

•	the Second Priority Principal Distribution Amount; and

•	the Regular Principal Distribution Amount.

The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under “—Payment of Distributable Amounts.”

Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:

•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes until paid in full;

•	to the Class A-3 Notes until paid in full;

•	to the Class A-4 Notes until paid in full;

•	to the Class B Notes until paid in full;

•	to the Class C Notes until paid in full; and

•	to the Certificateholder, any remaining amounts.

The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date. We refer you to “—Payment of Distributable Amounts” below.

S-46

Event of Default Payment Priority

Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the accompanying prospectus that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the Notes on each Payment Date in the following order of priority:

•	to interest on the Class A Notes ratably;

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full;

•	to interest on the Class B Notes;

•	to the principal amount of the Class B Notes until such principal amount is paid in full;

•	to interest on the Class C Notes;

•	to the principal amount of the Class C Notes until such principal amount is paid in full; and

•	to the Certificateholder, any remaining amounts.

Payments on the Notes

On or before the second Business Day prior to each Payment Date, the servicer will inform the owner trustee, the indenture trustee and the depositor (with a copy to the Hired Agencies) in writing (the “Servicer’s Certificate”) of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. In addition, the Servicer’s Certificate will set forth the following:

1.	Available Amounts;

2.	Class A Noteholders’ interest distribution;

3.	Class B Noteholders’ interest distribution;

4.	Class C Noteholders’ interest distribution;

5.	Principal Distribution Amount, First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount and Regular Principal Distribution Amount;

6.	the amount to be distributed to the Class A Noteholders, Class B Noteholders and Class C Noteholders; and

7.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under “—Reports by the Indenture Trustee to the Noteholders.”

The indenture trustee will make payments to the Noteholders from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading “—Payment of Distributable Amounts.”

S-47

Reports by the Indenture Trustee to the Noteholders

On or before each Payment Date, the servicer shall provide to the indenture trustee (with a copy to each Hired Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:

•	the amount of Collections received with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of Collections received with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•	the outstanding principal amount of each class of Notes and the note factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under the first bullet point above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Payment Date after giving effect to deposits and withdrawals to be made on such Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•	any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material breaches of representations, warranties or covenants contained in the Receivables;

S-48

•	any new issuance of notes or other securities backed by the Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables; and

•	any amounts distributed to the Certificateholder.

The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (or additional files containing the same information in an alternative format), via its internet web site (initially located at http://www.sf.citidirect.com). The indenture trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in 2013, the indenture trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

The depositor and the issuing entity will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K. For so long as such filings and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings. The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.

Payment of Distributable Amounts

Prior to each Payment Date, except as set forth above under “The Notes—Event of Default Payment Priority”, the servicer will calculate the amount to be paid to the Class A Noteholders, Class B Noteholders and Class C Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

2.	to the Class A Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class A Noteholders on prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

3.	to the Noteholders, the First Priority Principal Distribution Amount, if any;

4.	to the Class B Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Interest Rate on the Class B Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and

S-49

•	the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

5.	to the Noteholders, the Second Priority Principal Distribution Amount, if any;

6.	to the Class C Noteholders:

•	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Interest Rate on the Class C Notes on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and

•	the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

7.	to the Noteholders, the Regular Principal Distribution Amount;

8.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

9.	to the indenture trustee and owner trustee, any accrued and unpaid Trust Expenses, in each case to the extent such expenses have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

10.	to the Certificateholder, all remaining funds.

Each of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount will be allocated among the Notes as described above under “—Payments of Principal.” Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under “Credit Enhancement—Reserve Account” below. Amounts distributed to the Certificateholder will not be available in later periods to make payments on Notes or to fund chargeoffs or the Reserve Account.

For the purposes of this prospectus supplement, the following terms will have the following respective meanings:

“Adjusted Pool Balance” means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided that the First Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of each class of Class A Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such Class A Notes to zero.

“Interest Period” means:

•	with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Interest Period, the Closing Date) to but excluding the current Payment Date; and

•	with respect to the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

S-50

“Principal Distribution Amount” means with respect to any Payment Date, the sum of (i) the First Priority Principal Distribution Amount, (ii) the Second Priority Principal Distribution Amount and (iii) the Regular Principal Distribution Amount, in each case, with respect to that Payment Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date minus (2) the First Priority Principal Distribution Amount minus (3) the Second Priority Principal Distribution Amount; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Final Scheduled Maturity Date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (i) an amount equal to (A) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (B) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (ii) the First Priority Principal Distribution Amount; provided that the Second Priority Principal Distribution Amount on and after the Final Scheduled Maturity Date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Target Overcollateralization Amount” means, with respect to any Payment Date, the greater of (a) 4.00% of the Adjusted Pool Balance on such Payment Date and (b) 2.00% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

See “Risk Factors” herein and in the accompanying prospectus for a discussion of certain factors that could impact timing or amount of payments on your Notes.

CREDIT ENHANCEMENT

The protection afforded to the Class A Noteholders will be effected by the subordination of the Class B Notes and the Class C Notes, the establishment of the Reserve Account, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount and excess interest. The protection afforded to the Class B Noteholders will be effected by the subordination of the Class C Notes, the establishment of the Reserve Account, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount and excess interest. The protection afforded to the Class C Noteholders will be effected by the establishment of the Reserve Account, overcollateralization (in addition to the yield supplement overcollateralization amount), the yield supplement overcollateralization amount and excess interest.

Subordination

Subordination is a credit enhancement mechanism by which payments are allocated first to more senior classes, thereby increasing the likelihood of payment on such classes. If there are not enough funds to pay interest on and/or principal of a subordinated class or classes, Noteholders in such subordinated Notes may not receive those payments in a timely manner or may experience a loss.

As long as the Class A Notes remain outstanding, payments of interest on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the Class A Notes and, to the extent described in this

S-51

prospectus supplement, payments of principal of the Class A Notes; and payments of principal of the Class B Notes and the Class C Notes will be subordinated to payment of principal of and interest on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, payments of interest on the Class C Notes will be subordinated to payments of interest on the Class A Notes and Class B Notes and, to the extent described in this prospectus supplement, payments of principal of the Class A Notes and the Class B Notes; and payments of principal of the Class C Notes will be subordinated to payment of principal of and interest on the Class A Notes and the Class B Notes.

Reserve Account

On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $6,436,665.68. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

The “Reserve Account Required Amount” with respect to any Payment Date will be 0.50% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then aggregate outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the Reserve Account Required Amount that is different from these described above or change the manner by which the Reserve Account is funded. If the Rating Agency Condition is satisfied with respect to such action and the servicer delivers an officer’s certificate to the indenture trustee stating that the issuing entity has satisfied the Rating Agency Condition, then the Reserve Account Required Amount will be determined in accordance with the new formula or, if applicable, the manner in which the Reserve Account is funded will change accordingly. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal of the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under “The Notes─Payment of Distributable Amounts.”

Funds in the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date upon satisfaction of the Rating Agency Condition, in the case of Moody’s, and Rating Agency Notification, in the case of S&P. These Eligible Investments will not be sold to cover any shortfalls that occur on a Payment Date.

None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $37,333,135.34, which is approximately 2.90% of the Adjusted Pool Balance as of the Cut-off Date. This excess represents overcollateralization (excluding, for this purpose, the Yield Supplement Overcollateralization Amount, which if included, would mean that as of the Closing Date, the Pool Balance will exceed the initial principal amount of the Notes by approximately 4.93%). The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes. The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the Target Overcollateralization Amount that is different from the formula described above. If the Rating Agency

S-52

Condition is satisfied with respect to such action and the servicer delivers an officer’s certificate to the indenture trustee stating that the issuing entity has satisfied the Rating Agency Condition, the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

Yield Supplement Overcollateralization Amount

On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $24,290,447.07, which is approximately 1.85% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$24,290,447.07
August 2012	$23,192,574.49
September 2012	$22,121,048.46
October 2012	$21,076,010.66
November 2012	$20,057,603.40
December 2012	$19,065,969.61
January 2013	$18,101,252.84
February 2013	$17,163,593.26
March 2013	$16,253,129.65
April 2013	$15,369,996.25
May 2013	$14,514,318.75
June 2013	$13,686,231.75
July 2013	$12,885,869.30
August 2013	$12,113,351.52
September 2013	$11,368,787.89
October 2013	$10,652,293.07
November 2013	$9,963,966.66
December 2013	$9,303,910.46
January 2014	$8,672,205.90
February 2014	$8,068,912.06
March 2014	$7,494,096.54
April 2014	$6,947,820.89
May 2014	$6,430,115.86
June 2014	$5,941,012.75
July 2014	$5,480,519.77
August 2014	$5,048,643.01
September 2014	$4,645,330.59
October 2014	$4,270,449.11
November 2014	$3,923,578.18
December 2014	$3,603,895.18
January 2015	$3,309,563.49
February 2015	$3,038,422.05
March 2015	$2,787,847.41
April 2015	$2,554,963.96
May 2015	$2,337,295.09
June 2015	$2,132,458.43
July 2015	$1,938,669.17
August 2015	$1,755,936.67
September 2015	$1,584,272.64

S-53

Payment Date	Yield Supplement Overcollateralization Amount
October 2015	$1,423,661.54
November 2015	$1,274,021.26
December 2015	$1,135,235.88
January 2016	$1,007,010.28
February 2016	$889,016.88
March 2016	$780,795.89
April 2016	$681,634.21
May 2016	$590,986.87
June 2016	$508,290.71
July 2016	$433,052.05
August 2016	$365,274.42
September 2016	$304,937.75
October 2016	$251,983.92
November 2016	$206,236.42
December 2016	$167,372.08
January 2017	$134,829.07
February 2017	$108,081.41
March 2017	$86,394.93
April 2017	$68,713.02
May 2017	$53,945.75
June 2017	$41,491.70
July 2017	$30,793.54
August 2017	$21,839.35
September 2017	$14,621.62
October 2017	$9,102.86
November 2017	$5,156.01
December 2017	$2,517.77
January 2018	$943.84
February 2018	$187.96
March 2018	$2.92
April 2018 (and thereafter)	$0.00

The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 4.50%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the sum of the amounts payable under the priority of payments with higher priority than principal, there is expected to be excess interest.  Any such excess interest will serve as additional credit enhancement. Any excess interest will be applied on each Payment Date, as a component of Available Amounts, as described under  “The Notes—Payments of Distributable Amounts” above to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the Receivables, during the related Collection Period that remained unpaid at the end of such Collection Period. The servicer has not made such advances historically but retains the right to do so in the future. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any Receivable shall be repaid from available amounts in the Collection

S-54

Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such Advances must be reimbursed.

THE CERTIFICATE

The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under “The Notes—Payment of Distributable Amounts.” The depositor will initially retain the Certificate.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The description of the terms of the indenture, the sale and servicing agreement, the receivables purchase agreement and the trust agreement in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements. Forms of such agreements have been filed as exhibits to the Registration Statement. Copies of the final signed agreements will be filed with the SEC following the issuance of the Notes. Any description of such agreements in this prospectus supplement supplements the description of the general terms and provisions of such agreements set forth in the accompanying prospectus, to which description reference is hereby made.

Accounts

With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee a Collection Account, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee for the benefit of the Noteholders.

The servicer will deposit all amounts received during a Collection Period into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” will be satisfied if (i) HCA or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “Prime-1” from Moody’s and at least “A-1” from S&P. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Hired Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Funds in the Collection Account and the Reserve Account (collectively, the “Accounts”) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the relevant Hired Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, upon satisfaction of the Rating Agency Condition, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P, with respect to such investments, funds in any Account may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

S-55

The Accounts will be maintained with the indenture trustee so long as it is an “Eligible Institution”, which is:

(a)	a depository institution or trust company

(i)	whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “Prime-1” by Moody’s and “A-1+” by S&P, if the deposits are to be held in the account for 30 days or less, or

(ii)	whose long-term unsecured debt obligations are rated at least “Aa3” by Moody’s and “AA-” by S&P, if the deposits are to be held in the account more than 30 days, or

(b)	a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or

(c)	any other institution with respect to which the Rating Agency Condition shall be satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P.

If the indenture trustee ceases to be an Eligible Institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable. However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.

Servicing Compensation

The Servicing Fee for the calendar month immediately preceding any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 31, divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date) (the “Servicing Fee”). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees, non-sufficient funds charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under “The Notes—Payment of Distributable Amounts” in this prospectus supplement.

Net Deposits

The servicer will account to the indenture trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as certain conditions are satisfied pursuant to the sale and servicing agreement, the servicer may retain amounts collected during a Collection Period until one Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date), with Rating Agency Notification, in the case of S&P, and upon satisfaction of the Rating Agency Condition, in the case of Moody’s, with respect to such remittance schedule.

S-56

Optional Purchase

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables (the “clean-up call”). The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the Pool Balance as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the last day of the Collection Period relating to the date of redemption. To exercise the option, the servicer must deposit the redemption price into the Collection Account. The issuing entity is not obligated to pay any redemption premium or make-whole amount.

Indemnification by and Limitation of Liability of the Servicer

The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholder, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.

The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, the depositor, the Noteholders, the Certificateholder and any of the officers, directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence, misfeasance or bad faith of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

Removal of Servicer

A default by the servicer under the sale and servicing agreement will include the following (each, a “servicer termination event”) :

(i)	any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery of that failure by a responsible officer of the servicer or after the receipt by the servicer of notice of that failure;

(ii)	any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholder, and which failure continues unremedied for 60 days after discovery of that failure by a responsible officer of the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less than 50% of the aggregate outstanding principal amount of the Controlling Class of Notes;

(iii)	if any representation or warranty of the servicer, in its capacity as servicer, shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation or warranty has a material adverse effect on the Issuer or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the Noteholders representing not less than 50% of the aggregate outstanding principal amount of the Notes; and

(iv)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay or failure of performance referred to under clause (i) above for a period of 10 days or clause (ii) or (iii) above for a period of 30 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

S-57

The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event. See “Description of the Transaction Documents—Defaults by the Servicer” in the accompanying prospectus. Noteholders evidencing 50% or more of the voting interests of the Controlling Class may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.

Under the circumstances in the first sentence of the preceding paragraph, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination. Upon payment in full of the principal of and interest on the Class A Notes, the Class B Noteholders will succeed to the rights of the Class A Noteholders with respect to removal of the servicer. Upon payment in full of the principal of and interest on the Class B Notes, the Class C Noteholders will succeed to the rights of the Class B Noteholders with respect to removal of the servicer.

This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing 50% or more of the voting interests of the Controlling Class will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee(1)	An amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first Payment Date, 31, divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date)	Servicer	Payable prior to payment of principal of and interest on the Notes

Trust Expenses and Securities Intermediary Expenses	To the extent not paid by the servicer (as is required by the transaction documents), any amounts due to the indenture trustee and owner trustee for reimbursement of expenses or in respect of indemnification and to the securities intermediary, any unpaid indemnification expenses owed to it	Indenture trustee, owner trustee or securities intermediary, as applicable	Prior to an Event of Default or acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

 (1) The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus.

S-58

AFFILIATED ENTITIES PARTY TO TRANSACTION

The seller/sponsor/servicer/administrator, the depositor and the issuing entity are all affiliated. A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement were previously financed through a warehouse financing facility. See “Overview of HCA Retail Loan Financing Operations—Securitization” and “Use of Proceeds” above.

REPORTS TO BE FILED WITH THE SEC

Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file number 333-168518. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first Form 10-K) and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See “The Notes─Reports by the Indenture Trustee to the Noteholders” in this prospectus supplement for a discussion regarding availability of reports filed with the SEC. The reports and the registration statement may be read or copied at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. Copies of those documents may be requested upon payment of a duplicating fee, by writing to the SEC. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor, the owner trustee or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.

RATINGS

The sponsor expects that the Notes will receive credit ratings from two Hired Agencies. The ratings of the Notes will address the likelihood of the payment of principal and interest on the Notes according to their terms. Each Hired Agency rating the Notes will monitor the ratings using its normal surveillance procedures. Any Hired Agency may change or withdraw an assigned rating at any time. Any rating action taken by one Hired Agency may not necessarily be taken by the other Hired Agency. No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

ANNUAL STATEMENTS AS TO COMPLIANCE

The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under “Description of the Indenture—Annual Compliance Statement” in the accompanying prospectus. In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing agreement, each as described under “Description of the Transaction Documents—Evidence as to Compliance” in the accompanying prospectus to the extent required by Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (“Regulation AB”) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time. The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under “Description of the Transaction Documents—Evidence as to Compliance” in the accompanying prospectus to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

S-59

LEGAL INVESTMENT

Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 has been amended recently to include additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of the Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Capital Requirements Directive

Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”), as implemented by national legislation or rulemaking in the Member States of the European Union (“EU”) and other countries in the European Economic Area, places certain conditions on investments in asset-backed securities by credit institutions regulated in those countries and affiliates of those institutions. Article 122a requires such credit institutions and their affiliates to only invest in asset-backed securities in respect of which the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution or its affiliate, as applicable, must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of the sponsor, the depositor, the underwriters nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a or any corresponding rules applicable to EU-regulated investors.

Failure of an EU-regulated credit institution or an affiliate thereof (or any other EU-regulated investor that may become subject to Article 122a or any corresponding rules) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other corresponding rules and the suitability of the notes for investment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

•	the Notes (other than Notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness; and

•	the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

See “Material United States Federal Income Tax Consequences” and the discussion under “Material United States Federal Income Tax Consequences—Net Investment Income” in the accompanying prospectus.

It is anticipated that no class of Notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”) (special OID rules would apply, however, to Notes issued with an original issue date to maturity of one year or less. See “Material United States Federal Income Tax Consequences—United States Holders—Original Issue Discount” in the accompanying prospectus). Also, Notes, if any, retained by the issuing entity or a person considered to

S-60

be the same person as the issuing entity for United States federal income tax purposes may be subsequently considered issued with OID if sold by such person and treated as issued for United States federal income tax purposes on such sale date. If the Notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the Notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Notes offered hereunder are sold to the public) will constitute OID. A Noteholder must include OID in income over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Notes. It is unclear whether those provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the Notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the Notes offered hereunder are issued with OID.

In the case of a Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the Note. Such income generally is capital gain. If the Notes are not issued with OID but a United States Holder purchases a Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such Note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their Notes.

In addition to the opinions described above, Mayer Brown LLP is also of the opinion, as to any Notes offered pursuant hereto, that the statements made in this discussion, in addition to the statements made in the discussion under the heading “Material United States Federal Income Tax Consequences” in the accompanying prospectus with respect to those Notes, to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects. Mayer Brown LLP has not been asked to opine on any other federal income tax matter, and the balance of this discussion together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “Material United States Federal Income Tax Consequences—United States Holders” in the prospectus contains a general summary of the federal income tax consequences relating to the ownership of debt instruments, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of Notes will be treated as debt for federal income tax purposes. Mayer Brown LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes offered hereby.

S-61

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that acquired Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes. Unless the Notes have a current investment grade rating from at least one nationally recognized statistical rating organization, the acquisition of Notes by a benefit plan is prohibited.

However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the seller, the depositor, the sponsor/servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers,” and Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, each regarding transactions between a benefit plan and a person that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan or being affiliated with such service provider, but only if the benefit plan pays no more, or receives no less, than adequate consideration. However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

Additionally, the acquisition or holding of Notes by or on behalf of non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under foreign, federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

The Notes should also not be purchased with the assets of a benefit plan if the issuing entity, the depositor, the seller, the sponsor/servicer, the administrator, the underwriters, the indenture trustee, the owner trustee or any of their affiliates is a fiduciary or gives investment advice with respect to such benefit plan or is an employer maintaining or contributing to such benefit plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

S-62

By acquiring a Note (or any interest therein), each purchaser or transferee (and if the purchaser or transferee is a benefit plan, its fiduciary) will be deemed to represent and warrant that either (i) it is not acquiring such Note with the assets of a benefit plan or a non-U.S., governmental or church plan subject to Similar Law; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, eligible for relief under Section 408(b)(17) of ERISA or Section 4975 (d)(20) of the Code, PTCE 90-1, PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 84-14 or another applicable prohibited transaction exemption (or in the case of a non-U.S., governmental or church plan subject to Similar Law, will not cause a nonexempt violation of Similar Law). Benefit plans may not acquire a Note at any time such Note does not have a current investment grade rating from at least one nationally recognized statistical rating organization.

A plan fiduciary considering the purchase of Notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

The issuing entity is not relying on the underwriter exemption (as discussed in the accompanying prospectus) with regard to the purchase of the Notes by a benefit plan.

See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	·	·	·	·	·	·
Barclays Capital Inc.	·	·	·	·	·	·
Credit Agricole Securities (USA) Inc.	·	·	·	·	·	·
RBC Capital Markets, LLC	·	·	·	·	·	·
	·	·	·	·	·	·
	·	·	·	·	·	·
	·	·	·	·	·	·
	·	·	·	·	·	·
	·	·	·	·	·	·
Total	$294,000,000	$335,000,000	$404,000,000	$156,490,000	$23,820,000	$36,690,000

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate Dollar amount, shall be as follows:

	Selling Concessions not to exceed		Reallowance not to exceed
Class A-1 Notes	·	%	·	%
Class A-2 Notes	·	%	·	%
Class A-3 Notes	·	%	·	%
Class A-4 Notes	·	%	·	%
Class B Notes	·	%	·	%
Class C Notes	·	%	·1%

S-63

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

HCA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HCA, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HCA, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender”, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in Eligible Investments acquired from the underwriters or their affiliates.

The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

The issuing entity will receive aggregate proceeds of $• from the sale of the Notes after paying the aggregate underwriting discount of $• on the Notes. Additional offering expenses are estimated to be approximately $• and will be paid directly by HCA. The underwriters have agreed with HCA and the depositor to pay certain legal expenses of counsel to the underwriters incurred in connection with the issuance and distribution of the Notes.

S-64

The Class B Notes and Class C Notes initially may be retained by the depositor or an affiliate of the depositor on the Closing Date (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amendment Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amendment Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.

S-65

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the issuing entity by Mayer Brown LLP, and certain other matters relating to the issuance of the Notes will be passed upon for the underwriters by Bingham McCutchen LLP.

S-66

GLOSSARY

“APR” of a Receivable means the annual rate of finance charges stated in the related motor vehicle retail installment sales contract.

“Available Amounts” for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) Advances and (iv) Recoveries and amounts paid by the servicer as the redemption price in connection with a clean-up call.

“Available Amounts Shortfall” means the positive difference, if any, of Total Required Payment minus Available Amounts.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

“Certificate” means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby. The depositor will initially retain the Certificate.

“Certificateholder” means the holder of the Certificate.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A Noteholders” means the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A-1 Noteholders” means the holders of record of the Class A-1 Notes.

“Class A-2 Noteholders” means the holders of record of the Class A-2 Notes.

“Class A-3 Noteholders” means the holders of record of the Class A-3 Notes.

“Class A-4 Noteholders” means the holders of record of the Class A-4 Notes.

“Class B Noteholders” means the holders of record of the Class B Notes.

“Class C Noteholders” means the holders of record of the Class C Notes.

“Closing Date” means July •, 2012.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

“Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from and including July 1, 2012 through and including July 31, 2012. With respect to any Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent received by the servicer after the Cut-off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

S-67

“Controlling Class” means with respect to any outstanding Notes, the Class A Notes (voting together as a single class) as long as any Class A Notes are outstanding, then the Class B Notes for so long as any Class B Notes are outstanding and then the Class C Notes for so long as any Class C Notes are outstanding, excluding, in each case, Notes held by the depositor, the servicer or their affiliates.

“Cut-off Date” means close of business on June 30, 2012.

“Defaulted Receivable” means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

“Eligible Investments” shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of A-1+ and from Moody’s of Prime-1;

•	commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of A-1+ and from Moody’s of Prime-1;

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which the Rating Agency Condition is satisfied, in the case of Moody’s, and with Rating Agency Notification, in the case of S&P.

“Final Scheduled Maturity Date” means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the vehicles financed by the Receivables.

“Hired Agency” means any nationally recognized statistical rating organization hired by the sponsor to assign ratings on the Notes.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

S-68

•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 30 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Moody’s” means Moody’s Investors Service, Inc.

“Noteholders” means the Class A Noteholders, the Class B Noteholders and the Class C Noteholders.

“Notes” means the Class A Notes, Class B Notes and Class C Notes.

“Obligors” means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by motor vehicle retail installment sale contracts, and any other person obligated to make payments thereunder.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts to be remitted by the servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

“Purchased Amount” means with respect to any Receivable that became a Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR to the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by or on behalf of the servicer pursuant to the sale and servicing agreement or by or on behalf of the seller pursuant to the sale and servicing agreement or the receivables purchase agreement.

“Rating Agency Condition” means with respect to any action, that each Hired Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Hired Agency) prior notice thereof and that each Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes.

“Rating Agency Notification” means with respect to any action, that each Hired Agency shall have been given prior written notice of such action.

“Receivables Pool” means the pool of Receivables.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

S-69

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the lesser of (i) the change in the Adjusted Pool Balance during the related Collection Period and (ii) the Principal Distribution Amount, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

“Trust Expenses” means any amounts due to the trustees for reimbursement of expenses or in respect of indemnification.

S-70

INDEX OF PRINCIPAL TERMS

2010 PD Amendment Directive	S-65
ABS	S-40
ABS Tables	S-40
Accounts	S-55
Adjusted Pool Balance	S-50
Appendix A	S-39
APR	S-28, S-67
Article 122a	S-60
Available Amounts	S-67
Available Amounts Shortfall	S-67
benefit plan	S-62
Business Day	S-67
Certificate	S-67
Certificateholder	S-67
CFPB	S-11
Class A Noteholders	S-67
Class A Notes	S-67
Class A-1 Noteholders	S-67
Class A-2 Noteholders	S-67
Class A-3 Noteholders	S-67
Class A-4 Noteholders	S-67
Class B Noteholders	S-67
Class C Noteholders	S-67
clean-up call	S-57
Closing Date	S-67
Code	S-62
Collection Account	S-67
Collection Period	S-67
Collections	S-67
Controlling Class	S-68
covered financial companies	S-10
covered subsidiaries	S-10
Cut-off Date	S-68
Defaulted Receivable	S-68
Dodd-Frank Act	S-10
Eligible Institution	S-56
Eligible Investments	S-68
ERISA	S-62
EU	S-60
Exchange Act	S-64
Final Scheduled Maturity Date	S-68
Financed Vehicles	S-68
First Priority Principal Distribution Amount	S-50
FSMA	iv
HCA	S-1, S-20
Hired Agencies	S-8
Hired Agency	S-68
HMC	S-26
Interest Period	S-50
Interest Rate	S-45
issuing entity property	S-27
Liquidated Receivable	S-68
Liquidation Proceeds	S-69
Monthly Remittance Condition	S-55
Moody’s	S-69
Noteholders	S-69
Notes	S-69
NRSRO	S-17
Obligors	S-69
OID	S-60
owner trustee	S-23
Payment Date	S-45
Plan Assets Regulation	S-62
Pool Balance	S-69
Principal Balance	S-69
Principal Distribution Amount	S-51
Prospectus Directive	S-65
PTCE	S-62
Purchased Amount	S-69
Purchased Receivable	S-69
Rating Agency Condition	S-69
Rating Agency Notification	S-69
Receivable Pool	S-69
Receivables	S-20
Recoveries	S-69
Regular Principal Distribution Amount	S-51
Regulation AB	S-59
Relevant Implementation Date	S-65
Relevant Member State	S-65
Reserve Account	S-52
Reserve Account Required Amount	S-52
Retained Notes	S-65
Rule 193 Information	S-39
S&P	S-70
Second Priority Principal Distribution Amount	S-51
Securities Act	S-64
securitized pool	S-39
servicer termination event	S-57
Servicer’s Certificate	S-47
Servicing Fee	S-56
Similar Law	S-62
Target Overcollateralization Amount	S-51
Total Required Payment	S-70
Trust Expenses	S-70
Weighted Average APR	S-29
Weighted Average FICO	S-29
Weighted Average Life	S-41
Weighted Average Original Term	S-29
Weighted Average Remaining Term	S-29
Wilmington Trust Company	S-1
Yield Supplement Overcollateralization Amount	S-53

S-71

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

Characteristics of the Receivables

The retail installment sale contracts in each of HCA’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to HCA on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “Receivables Underwriting and Servicing Procedures” in the accompanying prospectus. As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

A-1

Hyundai Auto Receivables 2007-A (“HART 2007-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 28, 2007
Cut-off Date	August 18, 2007

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$966,593,567.98	$853,271,917.63	$89,594,861.85
Number of Receivables	53,688	47,292	5,007
Average Principal Balance Outstanding	$18,003.90	$18,042.63	$17,893.92
Average Original Amount Financed	$19,136.01	$19,160.41	$19,285.61
Original Amount Financed (range)	$2,503.90 to $52,200.00	$2,503.90 to $48,639.63	$3,821.50 to $42,337.99
Outstanding Principal Balances (range)	$2,004.65 to $49,261.30	$2,004.65 to $48,145.99	$2,188.49 to $40,722.91
Weighted Average APR	7.83%	7.33%	11.36%
APR (range)	0.00% to 24.00%	0.00% to 24.00%	0.00% to 21.00%
Weighted Average Original Term	63.67 months	63.1 months	69.58 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.73 months	59.37 months	63.45 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	15 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	96.14%	98.39%	91.85%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	3.86%	1.61%	8.15%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	88.28%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	9.27%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	2.45%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	715	723	655
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	579 to 833	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	11.93%
Florida	8.30%
Texas	8.19%
Pennsylvania	5.82%
California	5.66%
Illinois	5.38%

A-2

Distribution of the HART 2007-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,142	$41,329,412.98	4.28%
0.01% to 0.99%	224	$3,540,734.46	0.37%
1.00% to 1.99%	1,749	$30,926,441.94	3.20%
2.00% to 2.99%	2,136	$38,570,833.14	3.99%
3.00% to 3.99%	2,966	$62,408,239.28	6.46%
4.00% to 4.99%	2,459	$38,802,428.32	4.01%
5.00% to 5.99%	5,648	$101,596,589.48	10.51%
6.00% to 6.99%	7,247	$128,169,685.36	13.26%
7.00% to 7.99%	6,010	$103,337,054.06	10.69%
8.00% to 8.99%	4,227	$75,406,545.05	7.80%
9.00% to 9.99%	5,307	$99,909,999.22	10.34%
10.00% to 10.99%	3,846	$72,122,150.67	7.46%
11.00% to 11.99%	2,332	$42,634,437.24	4.41%
12.00% to 12.99%	3,069	$56,986,380.15	5.90%
13.00% to 13.99%	1,145	$19,941,760.85	2.06%
14.00% to 14.99%	615	$11,940,607.86	1.24%
15.00% to 15.99%	482	$7,481,953.78	0.77%
16.00% to 16.99%	321	$4,770,936.15	0.49%
17.00% to 17.99%	641	$9,721,330.93	1.01%
18.00% to 18.99%	271	$3,996,897.81	0.41%
19.00% to 19.99%	343	$5,274,403.53	0.55%
20.00% to 20.99%	484	$7,425,915.78	0.77%
21.00% to 21.99%	21	$260,622.33	0.03%
22.00% to 22.99%	1	$13,918.63	0.00	%(7)
23.00% and over	2	$24,288.98	0.00	%(7)
Total(6)	53,688	$966,593,567.98	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 833 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 579.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-3

Hyundai Auto Receivables 2008-A (“HART 2008-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	June 25, 2008
Cut-off Date	May 9, 2008

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$709,573,681.53	$633,803,422.32	$61,488,425.41
Number of Receivables	38,999	33,556	4,466
Average Principal Balance Outstanding	$18,194.66	$18,887.93	$13,768.12
Average Original Amount Financed	$20,012.21	$20,347.05	$18,540.04
Original Amount Financed (range)	$2,314.80 to $47,885.19	$2,314.80 to $47,885.19	$2,962.42 to $40,057.66
Outstanding Principal Balances (range)	$2,003.21 to $45,726.87	$2,003.21 to $45,726.87	$2,012.91 to $33,996.08
Weighted Average APR	6.42%	6.33%	5.63%
APR (range)	0.00% to 26.00%	0.00% to 26.00%	0.00% to 24.99%
Weighted Average Original Term	65.58 months	66.4 months	58.82 months
Original Term (range)	12 to 72 months	12 to 72 months	12 to 71 months
Weighted Average Remaining Term	59.79 months	61.4 months	44.36 months
Remaining Term (range)	3 to 72 months	3 to 72 months	4 to 66 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.48%	97.75%	92.51%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.52%	2.25%	7.49%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	89.32%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	8.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	2.01%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	730	731	749
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	586 to 834	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	10.26%
Florida	8.50%
Texas	7.27%
California	6.72%
Pennsylvania	6.46%
Illinois	6.46%

A-4

Distribution of the HART 2008-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	893	$18,091,843.74	2.55%
0.01% to 0.99%	4	$89,474.89	0.01%
1.00% to 1.99%	6,730	$155,704,537.34	21.94%
2.00% to 2.99%	2,283	$48,781,071.89	6.87%
3.00% to 3.99%	3,818	$63,307,689.77	8.92%
4.00% to 4.99%	1,373	$26,982,114.75	3.80%
5.00% to 5.99%	833	$16,240,570.96	2.29%
6.00% to 6.99%	4,112	$61,274,624.15	8.64%
7.00% to 7.99%	5,953	$95,724,103.72	13.49%
8.00% to 8.99%	3,638	$63,527,215.49	8.95%
9.00% to 9.99%	2,245	$40,405,236.79	5.69%
10.00% to 10.99%	1,483	$26,906,359.08	3.79%
11.00% to 11.99%	1,372	$25,140,033.37	3.54%
12.00% to 12.99%	1,050	$17,856,697.42	2.52%
13.00% to 13.99%	943	$16,969,979.12	2.39%
14.00% to 14.99%	303	$4,686,970.32	0.66%
15.00% to 15.99%	299	$4,722,606.24	0.67%
16.00% to 16.99%	335	$4,630,106.13	0.65%
17.00% to 17.99%	371	$5,091,577.80	0.72%
18.00% to 18.99%	368	$5,201,852.00	0.73%
19.00% to 19.99%	293	$4,140,997.38	0.58%
20.00% to 20.99%	263	$3,720,940.57	0.52%
21.00% to 21.99%	30	$301,852.93	0.04%
22.00% to 22.99%	5	$59,763.43	0.01%
23.00% and over	2	$15,462.25	0.00	%(7)
Total(6)	38,999	$709,573,681.53	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 586.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-5

Hyundai Auto Receivables 2009-A (“HART 2009-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 11, 2009
Cut-off Date	August 7, 2009

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,550,268,072.20	$1,021,470,830.50	$514,687,518.33
Number of Receivables	98,646	61,763	35,824
Average Principal Balance Outstanding	$15,715.47	$16,538.56	$14,367.11
Average Original Amount Financed	$18,923.82	$19,050.67	$18,794.15
Original Amount Financed (range)	$2,900.00 to $53,774.17	$2,900.00 to $53,774.17	$3,005.00 to $48,652.84
Outstanding Principal Balances (range)	$2,000.91 to $53,774.17	$2,002.86 to $53,774.17	$2,000.91 to $46,775.77
Weighted Average APR	5.28%	4.98%	5.67%
APR (range)	0.000% to 25.10%	0.000% to 25.10%	0.000% to 25.00%
Weighted Average Original Term	63.19 months	62.88 months	63.89 months
Original Term (range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	53.28 months	55 months	50.04 months
Remaining Term (range)	3 months to 72 months	5 months to 72 months	3 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	96.25%	97.09%	96.68%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	3.75%	2.91%	3.32%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	65.89%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6)(by Principal Balance of Receivables)	33.20%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.91%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	742	749	732
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	619 to 837	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.29%
New York	9.17%
Pennsylvania	6.93%
Texas	6.83%
California	6.59%
Ohio	5.49%
Illinois	5.18%

A-6

Distribution of the HART 2009-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	22,954	$357,682,931.03	23.07%
0.01% to 0.99%	718	$15,305,205.05	0.99%
1.00% to 1.99%	6,953	$102,134,754.32	6.59%
2.00% to 2.99%	11,737	$201,515,907.54	13.00%
3.00% to 3.99%	5,058	$76,801,267.24	4.95%
4.00% to 4.99%	11,391	$169,714,022.43	10.95%
5.00% to 5.99%	9,378	$146,264,235.71	9.43%
6.00% to 6.99%	4,235	$67,544,383.44	4.36%
7.00% to 7.99%	2,736	$40,013,263.81	2.58%
8.00% to 8.99%	3,049	$46,982,330.30	3.03%
9.00% to 9.99%	2,830	$46,915,770.53	3.03%
10.00% to 10.99%	2,305	$38,596,573.16	2.49%
11.00% to 11.99%	2,868	$49,874,242.41	3.22%
12.00% to 12.99%	2,520	$40,784,714.87	2.63%
13.00% to 13.99%	2,603	$43,348,906.01	2.80%
14.00% to 14.99%	1,619	$26,395,608.30	1.70%
15.00% to 15.99%	1,007	$16,216,249.19	1.05%
16.00% to 16.99%	966	$14,285,040.01	0.92%
17.00% to 17.99%	1,284	$17,860,691.65	1.15%
18.00% to 18.99%	805	$10,552,712.75	0.68%
19.00% to 19.99%	421	$5,251,549.86	0.34%
20.00% to 20.99%	648	$8,873,662.58	0.57%
21.00% to 21.99%	132	$1,609,238.27	0.10%
22.00% to 22.99%	205	$2,688,149.72	0.17%
23.00% and over	224	$3,056,662.02	0.20%
Total(6)	98,646	$1,550,268,072.20	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 619.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

A-7

Hyundai Auto Receivables 2010-A (“HART 2010-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 13, 2010
Cut-off Date	April 16, 2010

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,097,444,291.72	$852,350,093.18	$243,321,119.58
Number of Receivables	63,151	47,462	15,554
Average Principal Balance Outstanding	$17,378.10	$17,958.58	$15,643.64
Average Original Amount Financed	$18,407.43	$18,901.25	$16,917.59
Original Amount Financed (range)	$2,193.76 to $51,416.36	$2,193.76 to $51,416.36	$2,715.48 to $46,650.30
Outstanding Principal Balances (range)	$2,010.70 to $51,310.67	$2,010.70 to $51,310.67	$2,113.33 to $45,580.02
Weighted Average APR	5.14%	4.91%	5.87%
APR (range)	0.00% to 25.10%	0.00% to 25.10%	0.00% to 24.99%
Weighted Average Original Term	62.96 months	65.06 months	55.63 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.59 months	61.89 months	51.62 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	6 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.21%	97.76%	95.75%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.79%	2.24%	4.25%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	77.67%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	22.17%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.16%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	746	749	736
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	634 to 835	643 to 835	616 to 834

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.58%
California	8.83%
Texas	8.45%
New York	7.68%
Illinois	5.40%
Pennsylvania	5.04%

A-8

Distribution of the HART 2010-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	11,264	$184,754,292.03	16.83%
0.01% to 0.99%	201	$4,448,450.81	0.41%
1.00% to 1.99%	1,410	$30,169,963.01	2.75%
2.00% to 2.99%	7,095	$138,822,215.59	12.65%
3.00% to 3.99%	9,033	$179,625,409.68	16.37%
4.00% to 4.99%	8,656	$132,472,894.40	12.07%
5.00% to 5.99%	8,240	$129,508,273.20	11.80%
6.00% to 6.99%	3,753	$67,867,651.35	6.18%
7.00% to 7.99%	1,809	$37,019,463.22	3.37%
8.00% to 8.99%	1,546	$29,606,018.05	2.70%
9.00% to 9.99%	1,650	$30,747,662.62	2.80%
10.00% to 10.99%	1,266	$20,974,746.87	1.91%
11.00% to 11.99%	1,290	$23,632,968.87	2.15%
12.00% to 12.99%	1,153	$17,542,899.46	1.60%
13.00% to 13.99%	885	$14,287,550.79	1.30%
14.00% to 14.99%	975	$15,241,137.35	1.39%
15.00% to 15.99%	711	$10,324,078.53	0.94%
16.00% to 16.99%	483	$6,535,103.49	0.60%
17.00% to 17.99%	717	$10,353,926.59	0.94%
18.00% to 18.99%	287	$3,803,771.35	0.35%
19.00% to 19.99%	187	$2,550,787.36	0.23%
20.00% to 20.99%	186	$2,517,514.98	0.23%
21.00% to 21.99%	117	$1,651,382.51	0.15%
22.00% to 22.99%	131	$1,657,237.13	0.15%
23.00% to 23.99%	49	$655,233.36	0.06%
24.00% to 24.99%	51	$599,055.89	0.05%
25.00% and over	6	$74,603.23	0.01%
Total(6)	63,151	$1,097,444,291.72	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 835 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 634.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

A-9

Hyundai Auto Receivables 2010-B (“HART 2010-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	August 26, 2010
Cut-off Date	August 6, 2010

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,342,974,850.47	$1,169,250,746.84	$172,755,695.53
Number of Receivables	79,332	68,681	10,529
Average Principal Balance Outstanding	$16,928.54	$17,024.37	$16,407.61
Average Original Amount Financed	$19,094.36	$19,243.75	$18,113.41
Original Amount Financed (range)	$2,857.94 to $54,393.60	$2,857.94 to $54,393.60	$3,406.27 to $45,629.00
Outstanding Principal Balances (range)	$2,000.95 to $54,388.60	$2,000.95 to $54,388.60	$2,007.42 to $44,205.71
Weighted Average APR	4.69%	4.62%	5.11%
APR (range)	0.00% to 25.00%	0.00% to 25.00%	0.00% to 25.00%
Weighted Average Original Term	64.32	65.26	57.95
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	60.87	61.77	54.98
Remaining Term (range)	1 month to 72 months	1 month to 72 months	4 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.58%	98.71%	97.97%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.42%	1.29%	2.03%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	87.06%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6)(by Principal Balance of Receivables)	12.86%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.07%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	751	753	741
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	642 to 837	648 to 837	622 to 834

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.82%
Texas	7.24%
New York	6.59%
California	6.57%
Pennsylvania	6.53%
Illinois	5.66%
New Jersey	5.00%

A-10

Distribution of the HART 2010-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	5,583	$99,435,876.03	7.40%
0.01% to 0.99%	356	$8,301,114.15	0.62%
1.00% to 1.99%	252	$3,672,612.98	0.27%
2.00% to 2.99%	16,863	$314,928,196.24	23.45%
3.00% to 3.99%	21,823	$410,554,582.44	30.57%
4.00% to 4.99%	11,825	$208,739,721.68	15.54%
5.00% to 5.99%	4,770	$87,381,740.36	6.51%
6.00% to 6.99%	2,869	$28,471,496.62	2.12%
7.00% to 7.99%	3,107	$32,752,803.58	2.44%
8.00% to 8.99%	2,947	$27,375,899.71	2.04%
9.00% to 9.99%	2,544	$35,207,119.67	2.62%
10.00% to 10.99%	1,123	$14,281,810.08	1.06%
11.00% to 11.99%	1,139	$18,144,326.38	1.35%
12.00% to 12.99%	870	$10,284,057.43	0.77%
13.00% to 13.99%	751	$11,034,348.58	0.82%
14.00% to 14.99%	456	$6,446,259.12	0.48%
15.00% to 15.99%	307	$3,772,877.98	0.28%
16.00% to 16.99%	326	$3,879,336.55	0.29%
17.00% to 17.99%	565	$7,015,274.67	0.52%
18.00% to 18.99%	162	$2,011,818.94	0.15%
19.00% to 19.99%	121	$1,766,477.91	0.13%
20.00% to 20.99%	160	$2,052,157.32	0.15%
21.00% to 21.99%	87	$1,262,447.48	0.09%
22.00% to 22.99%	168	$2,196,126.06	0.16%
23.00% to 23.99%	89	$1,190,291.09	0.09%
24.00% to 24.99%	25	$288,660.89	0.02%
25.00% and over	44	$527,416.53	0.04%
Total(6)	79,332	$1,342,974,850.47	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 642.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

A-11

Hyundai Auto Receivables 2011-A (“HART 2011-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	January 27, 2011
Cut-off Date	January 1, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$982,362,180.37	$862,069,970.29	$119,709,487.94
Number of Receivables	64,626	56,694	7,833
Average Principal Balance Outstanding	$15,200.73	$15,205.66	$15,282.71
Average Original Amount Financed	$18,674.51	$18,667.68	$18,710.86
Original Amount Financed (range)	$2,453.88 to $57,002.49	$2,453.88 to $57,002.49	$3,682.80 to $43,470.02
Outstanding Principal Balances (range)	$2,000.09 to $56,355.31	$2,000.09 to $56,355.31	$2,002.15 to $42,524.30
Weighted Average APR	4.74%	4.70%	4.99%
APR (range)	0.00% to 25.00%	0.00% to 24.75%	0.00% to 25.00%
Weighted Average Original Term	64.55	65.36	58.75
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	58.35	59.15	52.76
Remaining Term (range)	4 months to 72 months	4 months to 72 months	4 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.57%	98.70%	97.85%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.43%	1.30%	2.15%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	87.75%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	12.19%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.06%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	747	747	744
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	644 to 835	646 to 835	631 to 835

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.25%
Texas	8.69%
New York	7.92%
California	7.27%

A-12

Distribution of the HART 2011-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	4,661	$64,943,947.38	6.61%
0.01% to 0.99%	752	$16,692,400.56	1.70%
1.00% to 1.99%	1,058	$19,634,994.08	2.00%
2.00% to 2.99%	11,422	$200,381,834.46	20.40%
3.00% to 3.99%	16,087	$267,500,095.77	27.23%
4.00% to 4.99%	11,284	$180,619,148.81	18.39%
5.00% to 5.99%	5,063	$84,034,315.17	8.55%
6.00% to 6.99%	1,020	$9,706,681.02	0.99%
7.00% to 7.99%	2,348	$19,619,707.03	2.00%
8.00% to 8.99%	2,436	$20,768,087.76	2.11%
9.00% to 9.99%	2,246	$25,039,995.79	2.55%
10.00% to 10.99%	1,500	$17,811,088.98	1.81%
11.00% to 11.99%	1,110	$14,485,797.58	1.47%
12.00% to 12.99%	961	$9,487,261.65	0.97%
13.00% to 13.99%	1,171	$12,820,100.75	1.31%
14.00% to 14.99%	353	$4,957,681.32	0.50%
15.00% to 15.99%	214	$2,614,218.63	0.27%
16.00% to 16.99%	177	$2,150,521.84	0.22%
17.00% to 17.99%	325	$3,577,718.66	0.36%
18.00% to 18.99%	91	$1,076,811.38	0.11%
19.00% to 19.99%	90	$1,268,257.96	0.13%
20.00% to 20.99%	104	$1,088,167.73	0.11%
21.00% to 21.99%	57	$794,843.78	0.08%
22.00% to 22.99%	63	$838,702.45	0.09%
23.00% to 23.99%	30	$418,762.85	0.04%
24.00% to 24.99%	2	$16,705.30	0.00	%(7)
25.00% and over	1	$14,331.68	0.00	%(7)
Total(6)	64,626	$982,362,180.37	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 835 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 644.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-13

Hyundai Auto Receivables 2011-B (“HART 2011-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 18, 2011
Cut-off Date	April 22, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,620,558,479.51	$1,310,372,135.47	$309,682,210.73
Number of Receivables	90,350	73,547	16,762
Average Principal Balance Outstanding	$17,936.45	$17,816.80	$18,475.25
Average Original Amount Financed	$18,933.57	$18,860.84	$19,259.95
Original Amount Financed (range)	$2,458.27 to $82,450.59	$2,458.27 to $82,450.59	$3,267.85 to $46,786.59
Outstanding Principal Balances (range)	$2,000.99 to $81,219.18	$2,000.99 to $81,219.18	$2,009.93 to $46,274.05
Weighted Average APR	4.54%	4.62%	4.20%
APR (range)	0.00% to 25.00%	0.00% to 25.00%	0.00% to 25.00%
Weighted Average Original Term	63.23	63.50	62.10
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.94	60.01	59.67
Remaining Term (range)	2 months to 72 months	2 months to 72 months	6 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.64%	98.57%	99.02%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.36%	1.43%	0.98%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	80.86%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	19.11%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.03%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	746	744	754
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	641 to 834	640 to 834	646 to 836

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.70%
California	9.52%
Texas	7.68%
New Jersey	5.88%
New York	5.51%
Illinois	5.29%
Pennsylvania	5.23%

A-14

Distribution of the HART 2011-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,755	$67,417,020.72	2.86%
0.01% to 0.99%	3,758	$46,326,841.15	4.16%
1.00% to 1.99%	8,977	$148,713,223.30	9.18%
2.00% to 2.99%	17,412	$321,676,664.62	19.85%
3.00% to 3.99%	23,257	$434,602,058.95	26.82%
4.00% to 4.99%	15,796	$283,472,260.67	17.49%
5.00% to 5.99%	6,327	$115,501,008.90	7.13%
6.00% to 6.99%	1,023	$17,810,834.98	1.10%
7.00% to 7.99%	1,336	$23,642,375.75	1.46%
8.00% to 8.99%	1,145	$19,718,962.26	1.22%
9.00% to 9.99%	1,416	$25,228,658.58	1.56%
10.00% to 10.99%	1,155	$20,543,369.49	1.27%
11.00% to 11.99%	1,113	$19,822,746.85	1.22%
12.00% to 12.99%	774	$13,489,563.40	0.83%
13.00% to 13.99%	1,286	$21,957,957.33	1.35%
14.00% to 14.99%	432	$6,590,877.85	0.41%
15.00% to 15.99%	357	$5,446,648.49	0.34%
16.00% to 16.99%	408	$5,699,359.44	0.35%
17.00% to 17.99%	826	$11,369,220.98	0.70%
18.00% to 18.99%	166	$2,367,013.05	0.15%
19.00% to 19.99%	183	$2,812,195.64	0.17%
20.00% to 20.99%	168	$2,403,774.96	0.15%
21.00% to 21.99%	115	$1,727,223.96	0.11%
22.00% to 22.99%	117	$1,569,127.48	0.10%
23.00% to 23.99%	40	$563,035.62	0.03%
24.00% to 24.99%	7	$75,344.20	0.00	%(7)
25.00% and over	1	$11,110.89	0.00	%(7)
Total(6)	90,350	$1,620,558,479.51	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 641.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-15

Hyundai Auto Receivables 2011-C (“HART 2011-C”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	October 5, 2011
Cut-off Date	September 16, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,109,375,752.57	$824,465,361.59	$284,743,837.67
Number of Receivables	63,426	46,789	16,624
Average Principal Balance Outstanding	$17,490.87	$17,620.92	$17,128.48
Average Original Amount Financed	$19,433.88	$19,679.23	$18,745.37
Original Amount Financed (range)	$2,477.50 to $73,655.08	$3,039.64 to $73,655.08	$2,477.50 to $44,137.79
Outstanding Principal Balances (range)	$2,000.16 to $69,246.97	$2,000.16 to $69,246.97	$2,080.08 to $42,017.26
Weighted Average APR	4.38%	4.62%	3.65%
APR (range)	0.00% to 25.00%	0.00% to 23.99%	0.00% to 25.00%
Weighted Average Original Term	62.09	62.60	60.64
Original Term (range)	12 months to 72 months	24 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	55.82	55.88	55.63
Remaining Term (range)	5 months to 71 months	5 months to 71 months	6 months to 70 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	99.14%	98.99%	99.62%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	0.86%	1.01%	0.38%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	74.32%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	25.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	748	742	766
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	644 to 837	639 to 836	678 to 840

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.20%
California	8.34%
Texas	7.82%
New York	5.79%
New Jersey	5.23%
Pennsylvania	5.20%
Illinois	5.02%

A-16

Distribution of the HART 2011-C Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	1,456	$27,014,062.99	2.44%
0.01% to 0.99%	3,802	$58,483,939.59	5.27%
1.00% to 1.99%	10,233	$158,765,529.89	14.31%
2.00% to 2.99%	12,165	$210,368,061.28	18.96%
3.00% to 3.99%	14,069	$262,886,288.70	23.70%
4.00% to 4.99%	9,116	$167,242,849.81	15.08%
5.00% to 5.99%	4,238	$79,680,686.99	7.18%
6.00% to 6.99%	631	$11,041,301.98	1.00%
7.00% to 7.99%	1,024	$18,192,782.22	1.64%
8.00% to 8.99%	961	$16,923,312.82	1.53%
9.00% to 9.99%	1,286	$23,124,549.05	2.08%
10.00% to 10.99%	885	$16,267,795.18	1.47%
11.00% to 11.99%	894	$16,365,124.52	1.48%
12.00% to 12.99%	585	$10,138,494.83	0.91%
13.00% to 13.99%	824	$13,792,721.04	1.24%
14.00% to 14.99%	244	$3,682,560.42	0.33%
15.00% to 15.99%	178	$3,149,922.49	0.28%
16.00% to 16.99%	263	$4,047,083.90	0.36%
17.00% to 17.99%	182	$2,603,123.36	0.23%
18.00% to 18.99%	55	$845,469.75	0.08%
19.00% to 19.99%	83	$1,232,732.51	0.11%
20.00% to 20.99%	95	$1,282,189.08	0.12%
21.00% to 21.99%	79	$1,191,453.47	0.11%
22.00% to 22.99%	53	$717,880.98	0.06%
23.00% to 23.99%	22	$292,746.31	0.03%
24.00% to 24.99%	2	$32,590.13	0.00	%(7)
25.00% and over	1	$10,499.28	0.00	%(7)
Total(6)	63,426	$1,109,375,752.57	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 644.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-17

Hyundai Auto Receivables 2012-A (“HART 2012-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	March 7, 2012
Cut-off Date	February 11, 2012

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,397,373,464.10	$947,893,081.32	$448,926,405.09
Number of Receivables	83,457	56,938	26,436
Average Principal Balance Outstanding	$16,743.63	$16,647.81	$16,981.63
Average Original Amount Financed	$20,106.50	$20,472.38	$19,316.39
Original Amount Financed (range)	$2,769.55 to $79,053.93	$2,913.00 to $79,053.93	$2,769.55 to $48,228.54
Outstanding Principal Balances (range)	$2,000.48 to $65,798.05	$2,000.48 to $65,798.05	$2,008.58 to $44,827.82
Weighted Average APR	4.60%	4.57%	4.65%
APR (range)	0.00% to 24.19%	0.00% to 24.19%	0.00% to 24.15%
Weighted Average Original Term	61.57	60.70	63.43
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	53.44	52.14	56.22
Remaining Term (range)	4 months to 69 months	4 months to 69 months	4 months to 68 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.61%	96.83%	99.31%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.39%	3.17%	0.69%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	67.83%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	32.13%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.04%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	741	738	747
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	636 to 837	632 to 833	649 to 834

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	13.04%
California	9.48%
Texas	8.52%
New York	5.69%

A-18

Distribution of the HART 2012-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	1,717	$36,313,105.11	2.59%
0.01% to 0.99%	3,274	$50,117,210.49	3.60%
1.00% to 1.99%	13,882	$193,846,151.72	13.87%
2.00% to 2.99%	13,577	$225,965,491.79	16.17%
3.00% to 3.99%	16,110	$290,902,648.46	20.82%
4.00% to 4.99%	12,090	$233,758,230.53	16.73%
5.00% to 5.99%	7,027	$139,685,742.64	10.00%
6.00% to 6.99%	2,876	$35,296,423.29	2.53%
7.00% to 7.99%	2,580	$36,218,275.15	2.59%
8.00% to 8.99%	2,439	$37,584,377.85	2.69%
9.00% to 9.99%	1,931	$25,226,262.99	1.81%
10.00% to 10.99%	1,773	$28,605,534.63	2.05%
11.00% to 11.99%	905	$13,397,729.53	0.96%
12.00% to 12.99%	995	$12,774,767.22	0.91%
13.00% to 13.99%	876	$15,963,891.94	1.14%
14.00% to 14.99%	220	$3,426,326.43	0.25%
15.00% to 15.99%	267	$5,004,408.98	0.36%
16.00% to 16.99%	211	$3,277,389.26	0.23%
17.00% to 17.99%	365	$5,095,200.44	0.36%
18.00% to 18.99%	93	$1,350,521.88	0.10%
19.00% to 19.99%	91	$1,405,055.66	0.10%
20.00% to 20.99%	58	$702,982.52	0.05%
21.00% to 21.99%	47	$723,130.31	0.05%
22.00% to 22.99%	30	$405,681.70	0.03%
23.00% to 23.99%	21	$299,378.27	0.02%
24.00% to 24.99%	2	$27,545.31	0.00	%(7)
25.00% and over	0	$0.00	0.00	%(7)
Total(6)	83,457	$1,397,373,464.10	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)	Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 636.
(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.
(7)	Less than 0.01% but greater than 0.00%.

A-19

Prepayment Speed Information

Set forth below is prepayment speed information relating to HCA’s securitized portfolios of retail installment sale contracts for the past five years. Prepayment speed information is present in the chart below for each series following each such series issuance and for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

HART 2007-A to HART 2012-A(1)(2)

Period	2007-A	2008-A	2009-A	2010-A	2010-B	2011-A	2011-B	2011-C	2012-A
1	3.11%	2.47%	2.31%	2.16%	3.73%	3.51%	4.35%	2.15%	2.80%
2	1.41%	0.96%	0.83%	1.02%	1.26%	1.52%	1.27%	1.18%	1.47%
3	1.39%	0.90%	0.80%	0.92%	1.13%	1.40%	1.26%	1.18%
4	1.22%	0.90%	0.93%	0.99%	1.15%	1.31%	1.17%	1.27%
5	1.36%	1.05%	0.97%	0.95%	1.07%	1.31%	1.21%	1.26%
6	1.27%	0.79%	0.95%	0.99%	1.04%	1.35%	1.20%	1.42%
7	1.40%	0.74%	1.39%	1.02%	1.39%	1.44%	1.27%	1.42%
8	1.27%	1.00%	1.18%	1.07%	1.22%	1.33%	1.33%
9	1.24%	0.87%	1.14%	1.10%	1.23%	1.28%	1.30%
10	1.13%	1.12%	1.19%	1.06%	1.26%	1.31%	1.43%
11	1.15%	0.93%	1.26%	1.44%	1.30%	1.25%	1.41%
12	1.20%	0.84%	1.28%	1.26%	1.43%	1.28%
13	1.07%	0.91%	1.28%	1.30%	1.28%	1.34%
14	1.27%	0.96%	1.22%	1.38%	1.23%	1.43%
15	0.86%	0.92%	1.23%	1.26%	1.27%	1.40%
16	1.01%	0.87%	1.29%	1.44%	1.19%
17	1.15%	1.04%	1.34%	1.34%	1.23%
18	1.14%	0.94%	1.19%	1.33%	1.25%
19	1.23%	1.05%	1.58%	1.39%	1.45%
20	1.05%	1.03%	1.41%	1.39%	1.35%
21	1.07%	0.94%	1.44%	1.40%
22	1.12%	1.34%	1.49%	1.42%
23	1.17%	1.19%	1.45%	1.51%
24	1.03%	1.13%	1.53%	1.48%
25	1.06%	1.14%	1.42%
26	1.17%	1.10%	1.39%
27	1.07%	1.26%	1.44%
28	1.13%	1.23%	1.44%
29	1.17%	1.14%	1.46%
30	1.20%	1.17%	1.46%
31	1.38%	1.18%	1.53%
32	1.26%	1.15%	1.45%
33	1.18%	1.16%
34	1.24%	1.36%
35	1.23%	1.23%
36	1.26%	1.21%
37	1.15%	1.22%

A-20

Period	2007-A	2008-A	2009-A	2010-A	2010-B	2011-A	2011-B	2011-C	2012-A
38	1.17%	1.24%
39	1.19%	1.32%
40	1.22%	1.20%
41	1.20%	1.19%
42	1.15%	1.18%
43	1.34%	1.21%
44	1.23%	1.25%
45	1.24%	1.22%
46	1.21%	1.29%
47	1.23%	1.24%
48	1.26%
49	1.26%
50	(3)

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)	The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received. The scheduled principal is calculated assuming the receivables have been aggregated into one pool. The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance. The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at cut-off date minus the number of months since the cut-off-date.

(3)	Optional clean-up call exercised.

A-21

Delinquency Experience

Set forth below is delinquency information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2007-A(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance

Sep-07	$918,138,146.76	$12,501,872.88	1.36%	$1,925,974.06	0.21%	$0.00	0.00%
Oct-07	$891,289,080.64	$14,912,539.53	1.67%	$3,708,168.19	0.42%	$644,254.94	0.07%
Nov-07	$865,008,380.32	$16,554,329.40	1.91%	$4,599,437.32	0.53%	$1,476,108.72	0.17%
Dec-07	$840,865,029.23	$19,003,062.46	2.26%	$4,801,258.81	0.57%	$1,699,569.55	0.20%
Jan-08	$815,470,614.85	$15,420,055.91	1.89%	$3,896,115.36	0.48%	$1,328,484.29	0.16%
Feb-08	$791,362,317.32	$11,464,424.37	1.45%	$2,941,495.43	0.37%	$951,056.82	0.12%
Mar-08	$766,167,350.97	$13,870,586.67	1.81%	$2,052,666.35	0.27%	$790,750.68	0.10%
Apr-08	$742,681,176.63	$14,459,292.63	1.95%	$2,923,025.67	0.39%	$694,052.83	0.09%
May-08	$719,814,195.88	$14,469,328.46	2.01%	$3,027,968.31	0.42%	$815,016.44	0.11%
Jun-08	$698,432,776.31	$15,145,074.17	2.17%	$3,383,468.89	0.48%	$1,046,436.43	0.15%
Jul-08	$677,126,553.22	$17,240,870.87	2.55%	$3,287,449.56	0.49%	$1,226,701.95	0.18%
Aug-08	$655,587,819.44	$17,013,767.83	2.60%	$4,808,355.14	0.73%	$1,139,585.24	0.17%
Sep-08	$635,601,189.74	$16,976,523.73	2.67%	$4,505,327.87	0.71%	$1,188,963.93	0.19%
Oct-08	$613,908,466.01	$16,944,287.80	2.76%	$3,813,987.44	0.62%	$794,872.73	0.13%
Nov-08	$596,443,727.02	$18,105,789.90	3.04%	$3,969,849.45	0.67%	$791,115.24	0.13%
Dec-08	$577,870,772.28	$18,748,140.17	3.24%	$4,368,989.99	0.76%	$896,823.72	0.16%
Jan-09	$558,214,719.32	$16,520,479.37	2.96%	$3,658,510.23	0.66%	$730,301.43	0.13%
Feb-09	$538,925,303.80	$11,979,512.39	2.22%	$2,287,448.98	0.42%	$599,201.46	0.11%
Mar-09	$519,000,230.13	$15,313,474.60	2.95%	$2,051,358.62	0.40%	$327,719.99	0.06%
Apr-09	$501,221,111.42	$14,592,111.29	2.91%	$3,623,706.19	0.72%	$290,263.03	0.06%
May-09	$483,555,901.78	$16,038,417.09	3.32%	$3,440,143.89	0.71%	$675,166.97	0.14%
Jun-09	$465,647,368.78	$16,771,562.62	3.60%	$3,621,179.89	0.78%	$852,660.83	0.18%
Jul-09	$447,585,670.67	$16,949,913.07	3.79%	$3,872,649.30	0.87%	$894,736.60	0.20%
Aug-09	$431,187,247.61	$16,892,724.95	3.92%	$4,907,418.30	1.14%	$838,967.28	0.19%
Sep-09	$414,823,411.78	$16,233,299.67	3.91%	$4,110,743.34	0.99%	$713,424.63	0.17%
Oct-09	$397,663,016.61	$15,840,217.98	3.98%	$3,270,693.01	0.82%	$859,086.62	0.22%
Nov-09	$381,847,827.87	$15,802,164.43	4.14%	$3,933,188.12	1.03%	$912,062.58	0.24%
Dec-09	$365,760,113.43	$16,169,193.84	4.42%	$3,650,561.80	1.00%	$1,021,053.25	0.28%
Jan-10	$349,647,049.76	$14,513,618.06	4.15%	$3,850,855.12	1.10%	$892,747.84	0.26%
Feb-10	$333,562,630.52	$9,924,356.13	2.98%	$1,862,775.88	0.56%	$492,510.71	0.15%
Mar-10	$315,908,429.33	$9,746,444.90	3.09%	$1,511,181.95	0.48%	$304,298.68	0.10%
Apr-10	$300,145,462.36	$9,798,283.16	3.26%	$1,949,384.67	0.65%	$374,244.51	0.12%
May-10	$285,520,064.50	$10,465,886.40	3.67%	$2,430,928.88	0.85%	$407,876.06	0.14%
Jun-10	$270,681,311.86	$9,986,298.49	3.69%	$2,551,972.39	0.94%	$624,157.76	0.23%
Jul-10	$256,342,108.89	$9,694,266.02	3.78%	$2,382,417.30	0.93%	$384,283.93	0.15%
Aug-10	$242,044,875.57	$9,835,231.27	4.06%	$2,570,209.86	1.06%	$412,481.14	0.17%
Sep-10	$229,180,663.96	$9,944,395.81	4.34%	$2,304,126.21	1.01%	$547,828.58	0.24%
Oct-10	$216,561,471.13	$9,913,569.09	4.58%	$2,388,832.67	1.10%	$519,529.18	0.24%
Nov-10	$204,097,149.16	$9,288,823.41	4.55%	$2,433,946.74	1.19%	$461,123.85	0.23%
Dec-10	$191,741,538.18	$9,853,304.33	5.14%	$2,309,596.05	1.20%	$593,761.46	0.31%
Jan-11	$179,941,157.55	$8,889,423.90	4.94%	$2,191,191.32	1.22%	$508,936.20	0.28%
Feb-11	$168,908,871.65	$6,548,359.78	3.88%	$1,428,199.92	0.85%	$344,194.57	0.20%
Mar-11	$156,468,994.14	$6,779,157.70	4.33%	$1,312,590.04	0.84%	$247,519.73	0.16%
Apr-11	$145,606,566.77	$6,367,828.48	4.37%	$1,373,753.83	0.94%	$209,710.22	0.14%
May-11	$135,039,197.17	$7,036,423.45	5.21%	$1,502,767.07	1.11%	$205,849.46	0.15%
Jun-11	$125,169,749.25	$6,627,229.39	5.29%	$1,646,290.42	1.32%	$259,470.33	0.21%
Jul-11	$115,535,983.30	$6,964,772.87	6.03%	$1,592,969.56	1.38%	$307,665.52	0.27%

A-22

Aug-11	$106,045,130.12	$6,413,434.33	6.05%	$1,726,851.48	1.63%	$310,828.43	0.29%
Sep-11	$97,032,686.54	$6,031,389.64	6.22%	$1,470,920.74	1.52%	$255,544.24	0.26%
Oct-11	$88,573,110.55	$6,014,928.15	6.79%	$1,374,221.02	1.55%	$272,407.06	0.31%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-23

HART 2008-A(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Jun-08	$679,667,972.37	$6,243,812.79	0.92%	$994,896.61	0.15%	$0.00	0.00%
Jul-08	$662,884,121.21	$7,505,568.07	1.13%	$1,477,629.82	0.22%	$327,322.59	0.05%
Aug-08	$646,697,231.25	$8,294,588.48	1.28%	$1,785,427.87	0.28%	$442,520.61	0.07%
Sep-08	$630,703,210.44	$7,768,937.94	1.23%	$2,082,975.38	0.33%	$546,201.48	0.09%
Oct-08	$613,712,807.58	$9,472,167.15	1.54%	$1,457,334.82	0.24%	$526,858.64	0.09%
Nov-08	$598,833,100.17	$9,135,608.41	1.53%	$2,314,950.50	0.39%	$405,658.17	0.07%
Dec-08	$584,404,559.71	$10,390,838.12	1.78%	$2,153,903.79	0.37%	$523,034.29	0.09%
Jan-09	$568,243,116.08	$9,437,556.26	1.66%	$2,093,254.81	0.37%	$584,289.38	0.10%
Feb-09	$553,194,112.24	$7,707,846.48	1.39%	$1,839,450.27	0.33%	$594,793.56	0.11%
Mar-09	$536,515,413.03	$8,673,770.13	1.62%	$1,188,922.14	0.22%	$437,373.00	0.08%
Apr-09	$521,399,079.33	$8,786,962.31	1.69%	$1,761,717.36	0.34%	$334,374.56	0.06%
May-09	$507,100,240.61	$10,123,750.36	2.00%	$1,967,142.71	0.39%	$420,488.84	0.08%
Jun-09	$492,505,555.94	$9,072,432.12	1.84%	$2,369,260.19	0.48%	$402,578.88	0.08%
Jul-09	$477,673,679.28	$10,195,769.63	2.13%	$2,066,153.07	0.43%	$658,316.96	0.14%
Aug-09	$463,352,540.79	$10,117,209.05	2.18%	$2,847,463.15	0.61%	$457,197.13	0.10%
Sep-09	$449,548,638.59	$9,826,452.19	2.19%	$2,802,114.03	0.62%	$427,562.76	0.10%
Oct-09	$434,696,504.91	$9,753,463.05	2.24%	$2,316,066.56	0.53%	$598,883.81	0.14%
Nov-09	$420,779,716.18	$9,374,645.33	2.23%	$2,637,843.71	0.63%	$533,373.90	0.13%
Dec-09	$406,317,887.38	$10,672,963.16	2.63%	$2,456,118.45	0.60%	$682,160.92	0.17%
Jan-10	$392,192,804.12	$9,936,127.40	2.53%	$1,973,620.11	0.50%	$710,304.17	0.18%
Feb-10	$378,864,462.50	$6,440,618.79	1.70%	$1,340,901.77	0.35%	$344,662.43	0.09%
Mar-10	$362,699,253.40	$6,707,793.08	1.85%	$900,522.33	0.25%	$308,860.24	0.09%
Apr-10	$348,116,040.29	$6,156,481.78	1.77%	$1,457,860.20	0.42%	$159,366.35	0.05%
May-10	$334,263,931.53	$6,443,856.09	1.93%	$1,526,044.44	0.46%	$384,880.65	0.12%
Jun-10	$320,613,104.60	$6,365,489.28	1.99%	$1,660,002.95	0.52%	$296,299.99	0.09%
Jul-10	$307,500,031.70	$6,791,943.46	2.21%	$1,423,693.46	0.46%	$299,649.07	0.10%
Aug-10	$293,457,256.36	$6,838,999.99	2.33%	$1,734,868.95	0.59%	$400,447.76	0.14%
Sep-10	$280,005,235.34	$6,202,329.51	2.22%	$1,549,092.86	0.55%	$336,973.38	0.12%
Oct-10	$267,480,340.58	$6,560,453.18	2.45%	$1,539,310.67	0.58%	$320,282.88	0.12%
Nov-10	$255,045,825.25	$6,038,560.03	2.37%	$1,556,542.61	0.61%	$244,791.24	0.10%
Dec-10	$242,771,469.23	$6,367,394.21	2.62%	$1,655,239.64	0.68%	$309,123.08	0.13%
Jan-11	$231,057,568.70	$6,100,457.64	2.64%	$1,426,749.86	0.62%	$363,285.13	0.16%
Feb-11	$219,532,804.06	$4,372,128.70	1.99%	$1,084,025.34	0.49%	$276,597.59	0.13%
Mar-11	$206,705,558.37	$4,494,327.05	2.17%	$756,871.16	0.37%	$186,698.82	0.09%
Apr-11	$195,363,683.54	$4,619,632.56	2.36%	$931,903.55	0.48%	$108,367.13	0.06%
May-11	$184,462,782.16	$5,021,828.77	2.72%	$999,011.24	0.54%	$188,403.46	0.10%
Jun-11	$173,822,093.21	$4,682,258.67	2.69%	$1,090,855.47	0.63%	$206,239.47	0.12%
Jul-11	$163,351,005.35	$4,819,893.43	2.95%	$1,041,687.33	0.64%	$292,519.66	0.18%
Aug-11	$152,547,687.19	$4,482,070.49	2.94%	$1,089,476.40	0.71%	$175,394.39	0.11%
Sep-11	$143,015,757.26	$4,495,650.70	3.14%	$1,040,069.57	0.73%	$162,162.42	0.11%
Oct-11	$133,897,110.48	$4,707,813.44	3.52%	$909,477.94	0.68%	$170,384.82	0.13%
Nov-11	$125,157,390.56	$4,179,851.91	3.34%	$1,121,107.41	0.90%	$163,137.07	0.13%
Dec-11	$116,494,684.91	$4,348,169.40	3.73%	$964,459.71	0.83%	$134,980.91	0.12%
Jan-12	$107,892,896.90	$3,564,080.56	3.30%	$1,231,679.38	1.14%	$139,404.12	0.13%
Feb-12	$99,852,127.94	$2,687,418.25	2.69%	$610,745.00	0.61%	$137,921.31	0.14%
Mar-12	$91,624,411.97	$2,589,973.39	2.83%	$504,179.24	0.55%	$98,935.18	0.11%
Apr-12	$84,184,757.33	$2,579,701.33	3.06%	$502,244.36	0.60%	$92,514.70	0.11%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-24

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2009-A(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Sep-09	$1,484,239,047.10	$13,973,119.39	0.94%	$2,735,652.31	0.18%	$15,657.05	0.00%
Oct-09	$1,445,997,084.40	$14,368,329.18	0.99%	$3,057,295.29	0.21%	$607,808.22	0.04%
Nov-09	$1,408,614,339.98	$15,876,376.28	1.13%	$3,677,721.57	0.26%	$1,173,116.93	0.08%
Dec-09	$1,369,511,232.17	$18,361,986.45	1.34%	$4,140,189.89	0.30%	$910,156.46	0.07%
Jan-10	$1,330,167,705.84	$17,836,001.04	1.34%	$3,894,293.01	0.29%	$1,059,884.93	0.08%
Feb-10	$1,291,705,662.71	$13,040,501.93	1.01%	$2,271,996.51	0.18%	$697,525.04	0.05%
Mar-10	$1,246,231,472.82	$13,213,752.99	1.06%	$2,329,539.75	0.19%	$430,129.58	0.03%
Apr-10	$1,205,240,181.77	$12,468,402.70	1.03%	$2,460,767.41	0.20%	$499,823.47	0.04%
May-10	$1,165,557,292.38	$12,970,837.96	1.11%	$3,412,427.32	0.29%	$538,351.39	0.05%
Jun-10	$1,125,662,160.88	$14,554,895.53	1.29%	$2,985,597.00	0.27%	$578,598.57	0.05%
Jul-10	$1,085,144,235.48	$14,151,941.60	1.30%	$3,579,770.48	0.33%	$630,080.53	0.06%
Aug-10	$1,045,126,175.50	$14,732,094.51	1.41%	$3,983,279.74	0.38%	$877,325.27	0.08%
Sep-10	$1,005,778,516.88	$15,033,310.98	1.49%	$3,408,403.25	0.34%	$897,973.19	0.09%
Oct-10	$968,178,517.05	$14,926,206.06	1.54%	$3,674,223.71	0.38%	$805,452.32	0.08%
Nov-10	$931,077,308.83	$14,858,286.35	1.60%	$3,676,840.90	0.39%	$609,980.99	0.07%
Dec-10	$893,662,718.49	$15,125,521.12	1.69%	$3,731,293.48	0.42%	$755,952.18	0.08%
Jan-11	$856,176,966.80	$14,013,820.82	1.64%	$3,365,308.36	0.39%	$787,988.42	0.09%
Feb-11	$821,843,073.59	$10,780,434.80	1.31%	$2,757,998.44	0.34%	$503,513.31	0.06%
Mar-11	$781,446,030.75	$11,069,714.66	1.42%	$1,768,775.50	0.23%	$323,255.83	0.04%
Apr-11	$745,216,795.48	$11,138,741.37	1.49%	$2,576,060.24	0.35%	$225,589.51	0.03%
May-11	$709,440,984.60	$12,610,737.25	1.78%	$2,663,138.37	0.38%	$461,582.44	0.07%
Jun-11	$673,572,360.57	$11,696,232.65	1.74%	$2,887,451.25	0.43%	$404,874.95	0.06%
Jul-11	$639,396,497.35	$12,661,145.73	1.98%	$3,019,159.87	0.47%	$633,558.16	0.10%
Aug-11	$604,727,193.00	$11,755,235.26	1.94%	$2,977,539.27	0.49%	$511,715.79	0.08%
Sep-11	$573,061,528.84	$12,284,965.39	2.14%	$2,820,449.31	0.49%	$458,382.38	0.08%
Oct-11	$542,743,010.85	$12,686,802.19	2.34%	$2,572,030.48	0.47%	$492,539.19	0.09%
Nov-11	$512,535,984.38	$12,042,914.78	2.35%	$3,329,028.53	0.65%	$557,779.52	0.11%
Dec-11	$483,194,900.71	$11,983,386.37	2.48%	$3,105,449.77	0.64%	$778,574.40	0.16%
Jan-12	$454,510,457.63	$10,556,083.93	2.32%	$2,698,549.20	0.59%	$551,417.54	0.12%
Feb-12	$426,710,294.48	$7,668,445.61	1.80%	$1,993,221.26	0.47%	$329,575.05	0.08%
Mar-12	$398,677,806.65	$7,555,580.46	1.90%	$1,556,737.06	0.39%	$198,314.04	0.05%
Apr-12	$373,091,072.67	$7,640,013.46	2.05%	$1,527,679.60	0.41%	$301,390.26	0.08%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-25

HART 2010-A(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
May-10	$1,056,171,842.21	$5,178,995.60	0.49%	$537,447.11	0.05%	$14,872.47	0.00%
Jun-10	$1,029,124,109.33	$5,542,070.61	0.54%	$1,042,933.19	0.10%	$70,406.66	0.01%
Jul-10	$1,003,499,544.23	$6,872,393.69	0.68%	$1,398,662.04	0.14%	$216,496.71	0.02%
Aug-10	$977,334,421.18	$7,589,491.84	0.78%	$1,961,334.84	0.20%	$523,044.25	0.05%
Sep-10	$951,896,744.79	$7,617,114.64	0.80%	$1,631,760.76	0.17%	$617,372.11	0.06%
Oct-10	$926,332,239.43	$7,686,709.42	0.83%	$2,095,383.31	0.23%	$336,547.60	0.04%
Nov-10	$900,793,485.95	$7,369,019.92	0.82%	$2,060,128.18	0.23%	$521,734.46	0.06%
Dec-10	$874,912,290.46	$8,841,278.58	1.01%	$1,917,104.55	0.22%	$638,693.15	0.07%
Jan-11	$849,071,818.96	$7,927,364.05	0.93%	$2,165,580.54	0.26%	$488,829.82	0.06%
Feb-11	$824,020,664.18	$6,228,251.57	0.76%	$1,526,031.69	0.19%	$383,606.23	0.05%
Mar-11	$794,861,639.21	$7,202,782.23	0.91%	$1,288,323.76	0.16%	$259,961.30	0.03%
Apr-11	$768,345,828.95	$7,395,232.85	0.96%	$1,721,444.78	0.22%	$229,681.63	0.03%
May-11	$741,827,762.67	$8,718,593.84	1.18%	$1,892,679.79	0.26%	$391,878.59	0.05%
Jun-11	$714,818,839.22	$8,107,837.66	1.13%	$2,076,970.73	0.29%	$381,709.84	0.05%
Jul-11	$689,732,716.05	$8,523,480.44	1.24%	$1,783,038.88	0.26%	$622,570.56	0.09%
Aug-11	$662,830,250.22	$8,513,505.03	1.28%	$2,088,823.84	0.32%	$483,746.59	0.07%
Sep-11	$637,696,175.10	$8,958,579.41	1.40%	$2,066,342.44	0.32%	$438,367.01	0.07%
Oct-11	$613,180,013.94	$9,326,560.61	1.52%	$2,170,639.89	0.35%	$334,493.02	0.05%
Nov-11	$588,389,968.02	$9,453,369.55	1.61%	$2,481,894.03	0.42%	$382,180.54	0.06%
Dec-11	$564,121,436.63	$8,978,615.55	1.59%	$2,926,348.24	0.52%	$558,056.16	0.10%
Jan-12	$540,201,240.37	$8,417,407.49	1.56%	$2,390,774.83	0.44%	$512,416.38	0.09%
Feb-12	$516,505,298.39	$6,061,714.17	1.17%	$1,712,278.05	0.33%	$307,800.56	0.06%
Mar-12	$492,195,447.18	$6,151,499.72	1.25%	$1,124,329.78	0.23%	$183,081.43	0.04%
Apr-12	$468,952,629.34	$5,815,050.58	1.24%	$1,376,826.92	0.29%	$226,770.62	0.05%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-26

HART 2010-B(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Sep-10	$1,267,630,454.90	$4,583,153.72	0.36%	$661,954.01	0.05%	$0.00	0.00%
Oct-10	$1,232,139,271.57	$4,952,875.92	0.40%	$829,908.74	0.07%	$243,823.73	0.02%
Nov-10	$1,198,930,258.03	$6,020,471.59	0.50%	$1,284,750.45	0.11%	$157,321.31	0.01%
Dec-10	$1,165,876,727.64	$6,387,450.22	0.55%	$1,591,084.33	0.14%	$251,118.69	0.02%
Jan-11	$1,134,334,506.80	$6,534,213.46	0.58%	$1,748,816.98	0.15%	$404,164.70	0.04%
Feb-11	$1,103,594,526.74	$5,430,850.53	0.49%	$1,256,855.17	0.11%	$319,799.88	0.03%
Mar-11	$1,068,456,079.28	$6,135,527.75	0.57%	$934,352.28	0.09%	$239,494.22	0.02%
Apr-11	$1,036,167,302.86	$6,202,595.89	0.60%	$1,543,758.55	0.15%	$89,854.78	0.01%
May-11	$1,004,176,863.36	$7,153,708.59	0.71%	$1,632,978.48	0.16%	$262,688.83	0.03%
Jun-11	$972,263,148.05	$7,046,746.03	0.72%	$1,541,121.87	0.16%	$323,246.19	0.03%
Jul-11	$940,390,827.14	$8,081,154.91	0.86%	$1,999,942.11	0.21%	$351,293.33	0.04%
Aug-11	$907,103,400.64	$8,039,955.38	0.89%	$2,101,923.21	0.23%	$387,042.00	0.04%
Sep-11	$876,479,393.09	$8,023,933.24	0.92%	$1,804,226.66	0.21%	$333,975.53	0.04%
Oct-11	$847,075,361.76	$8,434,414.00	1.00%	$1,781,375.64	0.21%	$336,143.79	0.04%
Nov-11	$817,643,930.94	$8,385,132.31	1.03%	$2,002,321.62	0.24%	$231,535.77	0.03%
Dec-11	$789,741,752.18	$8,964,355.18	1.14%	$1,884,810.49	0.24%	$470,366.97	0.06%
Jan-12	$761,728,343.86	$8,106,874.75	1.06%	$1,898,818.20	0.25%	$416,107.94	0.05%
Feb-12	$733,912,687.81	$5,551,240.01	0.76%	$1,528,358.06	0.21%	$144,821.42	0.02%
Mar-12	$703,844,677.19	$5,658,374.65	0.80%	$956,316.34	0.14%	$157,797.53	0.02%
Apr-12	$675,748,488.78	$5,616,557.79	0.83%	$1,248,391.91	0.18%	$157,005.93	0.02%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-27

HART 2011-A(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Feb-11	$924,145,299.46	$2,565,855.38	0.28%	$458,985.54	0.05%	$0.00	0.00%
Mar-11	$894,228,803.33	$3,438,016.99	0.38%	$561,967.56	0.06%	$76,237.01	0.01%
Apr-11	$866,153,061.80	$4,065,321.84	0.47%	$682,682.90	0.08%	$139,486.13	0.02%
May-11	$839,507,336.67	$4,951,650.64	0.59%	$987,753.11	0.12%	$185,026.61	0.02%
Jun-11	$813,254,833.45	$4,989,351.72	0.61%	$1,283,052.10	0.16%	$213,074.63	0.03%
Jul-11	$786,967,010.33	$5,919,723.11	0.75%	$1,285,267.60	0.16%	$450,005.92	0.06%
Aug-11	$760,107,497.97	$6,377,204.38	0.84%	$1,308,779.51	0.17%	$345,269.27	0.05%
Sep-11	$734,905,726.47	$6,090,506.29	0.83%	$1,060,507.57	0.14%	$239,919.50	0.03%
Oct-11	$710,717,487.24	$6,430,135.34	0.90%	$1,365,663.79	0.19%	$204,879.53	0.03%
Nov-11	$686,569,948.48	$6,775,451.09	0.99%	$1,173,439.94	0.17%	$351,189.68	0.05%
Dec-11	$663,513,526.93	$6,911,959.95	1.04%	$1,575,285.41	0.24%	$302,300.97	0.05%
Jan-12	$640,525,342.65	$6,696,663.89	1.05%	$1,561,034.93	0.24%	$375,024.59	0.06%
Feb-12	$617,309,342.36	$5,056,921.16	0.82%	$912,780.80	0.15%	$158,955.67	0.03%
Mar-12	$593,511,231.64	$4,965,736.35	0.84%	$782,352.68	0.13%	$94,650.30	0.02%
Apr-12	$570,486,229.55	$4,592,153.87	0.80%	$949,893.14	0.17%	$166,640.16	0.03%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-28

HART 2011-B(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Jun-11	$989,530,370.06	$4,922,203.47	0.50%	$1,124,755.57	0.11%	$61,539.00	0.01%
Jul-11	$961,267,727.11	$5,609,304.93	0.58%	$1,202,912.20	0.13%	$322,662.43	0.03%
Aug-11	$933,406,579.47	$6,290,227.90	0.67%	$1,489,867.89	0.16%	$171,850.74	0.02%
Sep-11	$906,932,360.96	$6,810,771.90	0.75%	$1,444,427.51	0.16%	$319,869.30	0.04%
Oct-11	$880,280,561.95	$7,929,387.48	0.90%	$1,400,034.53	0.16%	$298,572.28	0.03%
Nov-11	$854,134,851.92	$7,425,105.42	0.87%	$2,290,965.96	0.27%	$272,844.07	0.03%
Dec-11	$827,646,552.36	$8,683,901.10	1.05%	$1,846,003.19	0.22%	$337,671.84	0.04%
Jan-12	$800,891,976.95	$8,185,940.97	1.02%	$1,858,025.82	0.23%	$559,244.98	0.07%
Feb-12	$774,838,315.98	$5,664,463.77	0.73%	$1,014,975.08	0.13%	$215,216.45	0.03%
Mar-12	$747,730,348.45	$6,245,335.14	0.84%	$808,237.41	0.11%	$167,546.33	0.02%
Apr-12	$721,365,828.13	$5,932,477.56	0.82%	$1,076,565.14	0.15%	$104,090.73	0.01%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-29

HART 2011-C(1)(2)

							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Oct-11	$1,064,393,276.85	$5,975,778.43	0.56%	$759,008.97	0.07%	$0.00	0.00%
Nov-11	$1,033,249,337.71	$7,127,204.26	0.69%	$1,397,751.85	0.14%	$116,500.50	0.01%
Dec-11	$1,002,523,548.06	$7,312,915.86	0.73%	$1,665,104.48	0.17%	$229,270.59	0.02%
Jan-12	$971,137,545.34	$7,616,848.28	0.78%	$1,865,400.85	0.19%	$304,614.17	0.03%
Feb-12	$940,343,418.25	$5,378,350.16	0.57%	$1,400,365.69	0.15%	$230,482.91	0.02%
Mar-12	$908,028,939.04	$5,907,637.47	0.65%	$1,081,123.52	0.12%	$228,840.96	0.03%
Apr-12	$876,199,395.88	$5,916,571.43	0.68%	$1,334,009.46	0.15%	$147,579.72	0.02%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-30

HART 2012-A(1)(2)
							% of
			% of Ending		% of Ending		Ending
	Principal Balance	30 – 60 Days	Pool	61 – 90 Days	Pool	91+ Days	Pool
	Outstanding	Delinquent	Balance	Delinquent	Balance	Delinquent	Balance
Mar-12	$1,324,012,236.43	$5,989,450.14	0.45%	$600,713.90	0.05%	$0.00	0.00%
Apr-12	$1,279,108,465.58	$6,140,908.83	0.48%	$1,016,276.91	0.08%	$129,042.99	0.01%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

A-31

Credit Loss Experience

Set forth below is credit loss information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2007-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Sep-07	$131,913.96	$(680.00)	$131,233.96	0.01%
Oct-07	$389,025.78	$(14,451.34)	$374,574.44	0.05%
Nov-07	$1,013,311.78	$(15,121.61)	$998,190.17	0.16%
Dec-07	$1,398,541.96	$(35,734.90)	$1,362,807.06	0.30%
Jan-08	$1,807,550.85	$(168,465.85)	$1,639,085.00	0.47%
Feb-08	$2,042,343.03	$(300,820.87)	$1,741,522.16	0.65%
Mar-08	$1,737,495.25	$(409,674.45)	$1,327,820.80	0.78%
Apr-08	$1,441,007.45	$(421,764.45)	$1,019,243.00	0.89%
May-08	$1,290,434.33	$(383,186.66)	$907,247.67	0.98%
Jun-08	$1,126,554.97	$(415,017.44)	$711,537.53	1.06%
Jul-08	$1,196,119.59	$(429,162.16)	$766,957.43	1.14%
Aug-08	$1,355,324.35	$(264,405.59)	$1,090,918.76	1.25%
Sep-08	$1,285,185.38	$(323,299.20)	$961,886.18	1.35%
Oct-08	$2,323,417.12	$(333,462.35)	$1,989,954.77	1.55%
Nov-08	$1,429,099.33	$(282,750.11)	$1,146,349.22	1.67%
Dec-08	$1,633,587.07	$(348,896.14)	$1,284,690.93	1.81%
Jan-09	$1,805,697.92	$(381,661.42)	$1,424,036.50	1.95%
Feb-09	$1,992,104.81	$(417,772.90)	$1,574,331.91	2.12%
Mar-09	$1,464,073.49	$(446,635.32)	$1,017,438.17	2.22%
Apr-09	$1,126,139.58	$(368,290.86)	$757,848.72	2.30%
May-09	$1,162,003.64	$(381,726.46)	$780,277.18	2.38%
Jun-09	$1,464,880.66	$(350,944.62)	$1,113,936.04	2.50%
Jul-09	$1,271,430.25	$(316,798.24)	$954,632.01	2.59%
Aug-09	$1,280,957.15	$(349,782.35)	$931,174.80	2.69%
Sep-09	$1,058,058.85	$(368,213.47)	$689,845.38	2.76%
Oct-09	$1,392,217.77	$(357,082.61)	$1,035,135.16	2.87%
Nov-09	$911,199.17	$(298,750.99)	$612,448.18	2.93%
Dec-09	$1,208,941.84	$(293,872.60)	$915,069.24	3.03%
Jan-10	$1,046,407.86	$(275,166.46)	$771,241.40	3.11%
Feb-10	$1,092,138.04	$(271,693.02)	$820,445.02	3.19%
Mar-10	$967,990.94	$(336,804.59)	$631,186.35	3.26%
Apr-10	$642,159.22	$(447,395.25)	$194,763.97	3.28%
May-10	$603,124.74	$(308,698.44)	$294,426.30	3.31%
Jun-10	$607,251.55	$(348,311.76)	$258,939.79	3.33%
Jul-10	$607,856.00	$(283,803.08)	$324,052.92	3.37%
Aug-10	$860,278.63	$(279,071.65)	$581,206.98	3.43%
Sep-10	$450,209.60	$(307,998.40)	$142,211.20	3.44%
Oct-10	$705,442.43	$(247,004.53)	$458,437.90	3.49%
Nov-10	$668,376.58	$(333,512.68)	$334,863.90	3.52%
Dec-10	$1,142,185.78	$(383,346.58)	$758,839.20	3.60%
Jan-11	$950,360.89	$(587,850.20)	$362,510.69	3.64%
Feb-11	$748,302.64	$(716,177.89)	$32,124.75	3.64%
Mar-11	$672,342.41	$(482,812.40)	$189,530.01	3.66%
Apr-11	$641,816.52	$(520,037.17)	$121,779.35	3.68%
May-11	$568,004.32	$(643,507.68)	($75,503.36)	3.67%
Jun-11	$483,363.66	$(475,001.61)	$8,362.05	3.67%
Jul-11	$585,284.96	$(470,537.29)	$114,747.67	3.68%
Aug-11	$434,700.84	$(335,727.78)	$98,973.06	3.69%
Sep-11	$506,456.86	$(425,988.86)	$80,468.00	3.70%
Oct-11	$474,079.60	$(478,256.59)	$(4,176.99)	3.70%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-32

HART 2008-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Jun-08	$9,840.79	$0.00	$9,840.79	0.00%
Jul-08	$122,672.96	$(228.74)	$122,444.22	0.02%
Aug-08	$564,946.64	$(10,076.62)	$554,870.02	0.10%
Sep-08	$801,624.40	$(36,636.00)	$764,988.40	0.20%
Oct-08	$1,222,916.57	$(120,224.67)	$1,102,691.90	0.36%
Nov-08	$958,425.14	$(135,416.31)	$823,008.83	0.48%
Dec-08	$755,061.68	$(153,291.30)	$601,770.38	0.56%
Jan-09	$1,239,366.64	$(252,844.78)	$986,521.86	0.70%
Feb-09	$975,583.40	$(249,608.33)	$725,975.07	0.80%
Mar-09	$1,008,336.19	$(275,863.90)	$732,472.29	0.91%
Apr-09	$981,980.22	$(186,033.01)	$795,947.21	1.02%
May-09	$762,927.06	$(257,501.30)	$505,425.76	1.09%
Jun-09	$815,822.30	$(247,308.16)	$568,514.14	1.17%
Jul-09	$857,678.42	$(205,176.17)	$652,502.25	1.26%
Aug-09	$1,053,741.29	$(214,834.95)	$838,906.34	1.38%
Sep-09	$653,007.10	$(230,461.86)	$422,545.24	1.44%
Oct-09	$980,323.95	$(263,495.44)	$716,828.51	1.54%
Nov-09	$789,082.99	$(197,154.20)	$591,928.79	1.62%
Dec-09	$788,637.49	$(196,835.67)	$591,801.82	1.71%
Jan-10	$758,576.60	$(250,763.22)	$507,813.38	1.78%
Feb-10	$741,700.28	$(255,311.66)	$486,388.62	1.85%
Mar-10	$623,155.80	$(244,175.93)	$378,979.87	1.90%
Apr-10	$528,305.82	$(219,581.39)	$308,724.43	1.94%
May-10	$491,120.89	$(234,386.21)	$256,734.68	1.98%
Jun-10	$379,016.14	$(233,013.58)	$146,002.56	2.00%
Jul-10	$378,945.28	$(180,743.02)	$198,202.26	2.03%
Aug-10	$465,018.75	$(262,411.11)	$202,607.64	2.06%
Sep-10	$574,577.25	$(190,420.32)	$384,156.93	2.11%
Oct-10	$584,104.50	$(159,356.86)	$424,747.64	2.17%
Nov-10	$478,589.25	$(210,168.30)	$268,420.95	2.21%
Dec-10	$830,186.05	$(317,616.89)	$512,569.16	2.28%
Jan-11	$540,528.46	$(449,660.77)	$90,867.69	2.29%
Feb-11	$658,928.46	$(481,791.60)	$177,136.86	2.32%
Mar-11	$717,509.17	$(441,883.06)	$275,626.11	2.36%
Apr-11	$558,628.65	$(485,758.49)	$72,870.16	2.37%
May-11	$292,605.99	$(443,677.83)	$(151,071.84)	2.35%
Jun-11	$438,943.24	$(427,023.02)	$11,920.22	2.35%
Jul-11	$464,880.03	$(270,659.60)	$194,220.43	2.38%
Aug-11	$453,821.75	$(343,355.80)	$110,465.95	2.39%
Sep-11	$419,857.22	$(374,304.16)	$45,553.06	2.40%
Oct-11	$333,404.09	$(208,437.98)	$124,966.11	2.42%
Nov-11	$293,614.07	$(191,462.42)	$102,151.65	2.43%
Dec-11	$325,757.30	$(317,735.86)	$8,021.44	2.43%
Jan-12	$247,268.45	$(242,191.40)	$5,077.05	2.43%
Feb-12	$171,981.59	$(225,112.32)	$(53,130.73)	2.42%
Mar-12	$263,757.59	$(288,068.37)	$(24,310.78)	2.42%
Apr-12	$188,265.33	$(237,098.66)	$(48,833.33)	2.41%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-33

HART 2009-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Sep-09	$104,350.05	$(26,940.72)	$77,409.33	0.00%
Oct-09	$352,122.41	$(44,514.49)	$307,607.92	0.02%
Nov-09	$1,025,524.32	$(107,002.55)	$918,521.77	0.08%
Dec-09	$1,435,878.69	$(196,313.64)	$1,239,565.05	0.16%
Jan-10	$1,603,227.13	$(145,309.78)	$1,457,917.35	0.26%
Feb-10	$1,395,937.48	$(290,163.79)	$1,105,773.69	0.33%
Mar-10	$1,666,756.08	$(534,877.52)	$1,131,878.56	0.40%
Apr-10	$1,374,736.55	$(445,794.97)	$928,941.58	0.46%
May-10	$1,198,663.21	$(399,205.82)	$799,457.39	0.51%
Jun-10	$1,018,026.50	$(484,657.51)	$533,368.99	0.55%
Jul-10	$1,364,868.06	$(451,267.06)	$913,601.00	0.61%
Aug-10	$1,396,652.88	$(354,663.18)	$1,041,989.70	0.67%
Sep-10	$1,201,131.54	$(430,812.27)	$770,319.27	0.72%
Oct-10	$1,402,588.02	$(392,026.38)	$1,010,561.64	0.79%
Nov-10	$1,158,051.87	$(396,326.83)	$761,725.04	0.84%
Dec-10	$2,546,297.29	$(823,576.00)	$1,722,721.29	0.95%
Jan-11	$2,555,395.35	$(1,490,471.79)	$1,064,923.56	1.02%
Feb-11	$1,888,470.80	$(1,371,424.46)	$517,046.34	1.05%
Mar-11	$1,844,878.21	$(1,516,285.77)	$328,592.44	1.07%
Apr-11	$1,574,000.76	$(1,294,544.30)	$279,456.46	1.09%
May-11	$1,288,771.33	$(1,309,895.19)	$(21,123.86)	1.09%
Jun-11	$1,235,793.05	$(1,092,388.05)	$143,405.00	1.10%
Jul-11	$1,580,779.79	$(1,132,889.61)	$447,890.18	1.13%
Aug-11	$1,519,051.52	$(1,108,929.96)	$410,121.56	1.15%
Sep-11	$1,266,653.96	$(1,025,678.95)	$240,975.01	1.17%
Oct-11	$1,210,807.51	$(874,908.39)	$335,899.12	1.19%
Nov-11	$1,309,156.82	$(700,112.96)	$609,043.86	1.23%
Dec-11	$1,068,959.43	$(781,123.78)	$287,835.65	1.25%
Jan-12	$1,454,479.15	$(907,129.07)	$547,350.08	1.28%
Feb-12	$1,207,015.60	$(1,046,880.28)	$160,135.32	1.29%
Mar-12	$990,704.03	$(1,039,905.07)	$(49,201.04)	1.29%
Apr-12	$724,960.63	$(692,005.97)	$32,954.66	1.29%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-34

HART 2010-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

May-10	$112,559.14	$(35,617.52)	$76,941.62	0.01%
Jun-10	$272,810.61	$(77,629.54)	$195,181.07	0.02%
Jul-10	$274,701.61	$(69,354.44)	$205,347.17	0.04%
Aug-10	$698,457.54	$(146,376.59)	$552,080.95	0.09%
Sep-10	$624,681.57	$(115,538.14)	$509,143.43	0.14%
Oct-10	$769,018.81	$(213,008.89)	$556,009.92	0.19%
Nov-10	$1,164,348.61	$(244,466.18)	$919,882.43	0.27%
Dec-10	$1,581,325.44	$(489,685.04)	$1,091,640.40	0.37%
Jan-11	$1,488,141.95	$(941,654.27)	$546,487.68	0.42%
Feb-11	$1,348,495.78	$(1,066,740.80)	$281,754.98	0.45%
Mar-11	$1,339,687.15	$(954,929.33)	$384,757.82	0.48%
Apr-11	$981,890.96	$(796,818.31)	$185,072.65	0.50%
May-11	$967,274.68	$(1,011,415.05)	$(44,140.37)	0.50%
Jun-11	$1,405,133.99	$(886,239.02)	$518,894.97	0.54%
Jul-11	$1,163,635.55	$(861,279.08)	$302,356.47	0.57%
Aug-11	$1,427,910.61	$(895,844.51)	$532,066.10	0.62%
Sep-11	$1,134,290.15	$(805,499.85)	$328,790.30	0.65%
Oct-11	$1,063,392.60	$(759,746.04)	$303,646.56	0.68%
Nov-11	$1,142,984.74	$(655,996.33)	$486,988.41	0.72%
Dec-11	$1,291,576.30	$(795,791.61)	$495,784.69	0.77%
Jan-12	$1,124,206.37	$(821,589.45)	$302,616.92	0.80%
Feb-12	$1,013,398.20	$(794,982.53)	$218,415.67	0.82%
Mar-12	$1,004,434.54	$(1,043,365.90)	$(38,931.36)	0.81%
Apr-12	$749,440.38	$(635,762.16)	$113,678.22	0.82%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-35

HART 2010-B(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Sep-10	$59,868.97	$(15,915.55)	$43,953.42	0.00%
Oct-10	$173,844.60	$(64,083.29)	$109,761.31	0.01%
Nov-10	$420,848.87	$(65,645.20)	$355,203.67	0.04%
Dec-10	$1,001,809.32	$(306,321.74)	$695,487.58	0.09%
Jan-11	$937,837.99	$(564,488.94)	$373,349.05	0.12%
Feb-11	$975,945.87	$(650,910.28)	$325,035.59	0.14%
Mar-11	$907,614.65	$(639,780.14)	$267,834.51	0.16%
Apr-11	$965,711.77	$(749,794.61)	$215,917.16	0.18%
May-11	$645,843.55	$(560,044.16)	$85,799.39	0.18%
Jun-11	$893,743.84	$(525,741.47)	$368,002.37	0.21%
Jul-11	$1,121,356.69	$(610,209.37)	$511,147.32	0.25%
Aug-11	$1,252,537.75	$(728,603.16)	$523,934.59	0.29%
Sep-11	$1,479,471.75	$(1,130,782.33)	$348,689.42	0.31%
Oct-11	$1,143,822.83	$(646,660.78)	$497,162.05	0.35%
Nov-11	$970,691.30	$(671,334.80)	$299,356.50	0.37%
Dec-11	$888,636.89	$(603,152.27)	$285,484.62	0.40%
Jan-12	$844,892.21	$(717,416.66)	$127,475.55	0.40%
Feb-12	$1,079,420.42	$(714,941.86)	$364,478.56	0.43%
Mar-12	$946,156.61	$(861,971.70)	$84,184.91	0.44%
Apr-12	$763,086.98	$(643,512.31)	$119,574.67	0.45%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-36

HART 2011-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Feb-11	$175,868.59	$(93,683.56)	$82,185.03	0.01%
Mar-11	$275,489.66	$(189,697.68)	$85,791.98	0.02%
Apr-11	$628,993.81	$(343,205.25)	$285,788.56	0.05%
May-11	$495,600.32	$(310,090.82)	$185,509.50	0.07%
Jun-11	$496,539.21	$(390,416.26)	$106,122.95	0.08%
Jul-11	$908,542.44	$(433,501.94)	$475,040.50	0.12%
Aug-11	$815,106.80	$(518,057.35)	$297,049.45	0.15%
Sep-11	$951,075.33	$(558,639.87)	$392,435.46	0.19%
Oct-11	$919,015.36	$(683,094.93)	$235,920.43	0.22%
Nov-11	$604,990.12	$(407,104.52)	$197,885.60	0.24%
Dec-11	$874,701.49	$(529,408.24)	$345,293.25	0.27%
Jan-12	$695,432.54	$(500,733.71)	$194,698.83	0.29%
Feb-12	$665,612.60	$(579,062.46)	$86,550.14	0.30%
Mar-12	$634,339.16	$(615,249.47)	$19,089.69	0.30%
Apr-12	$465,355.50	$(452,940.97)	$12,414.53	0.31%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-37

HART 2011-B(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Jun-11	$211,999.52	$(128,503.46)	$83,496.06	0.01%
Jul-11	$305,761.68	$(132,900.18)	$172,861.50	0.02%
Aug-11	$1,086,366.62	$(515,293.85)	$571,072.77	0.08%
Sep-11	$724,777.87	$(418,843.63)	$305,934.24	0.11%
Oct-11	$933,295.96	$(612,945.79)	$320,350.17	0.14%
Nov-11	$745,903.02	$(411,717.05)	$334,185.97	0.17%
Dec-11	$845,323.96	$(469,588.71)	$375,735.25	0.20%
Jan-12	$1,208,433.11	$(741,059.23)	$467,373.88	0.25%
Feb-12	$1,156,734.34	$(824,969.72)	$331,764.62	0.28%
Mar-12	$1,104,471.00	$(968,519.56)	$135,951.44	0.29%
Apr-12	$630,530.05	$(484,615.30)	$145,914.75	0.31%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-38

HART 2011-C(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Oct-11	$70,603.20	$(19,441.44)	$51,161.76	0.00%
Nov-11	$132,354.41	$(63,072.71)	$69,281.70	0.01%
Dec-11	$450,834.59	$(140,856.44)	$309,978.15	0.04%
Jan-12	$792,123.36	$(401,522.08)	$390,601.28	0.07%
Feb-12	$838,027.76	$(559,369.78)	$278,657.98	0.10%
Mar-12	$981,734.95	$(702,512.51)	$279,222.44	0.12%
Apr-12	$999,679.77	$(594,208.35)	$405,471.42	0.16%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-39

HART 2012-A(1)

	Gross Charge-off			Cumulative Net
	Current Period	Recoveries	Net Charge-off	Charge-off

Mar-12	$92,592.97	$(42,757.87)	$49,835.10	0.00%
Apr-12	$247,982.40	$(153,488.35)	$94,494.05	0.01%

(1)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

A-40

PROSPECTUS

HYUNDAI AUTO RECEIVABLES TRUSTS
Issuing Entities

ASSET-BACKED NOTES

HYUNDAI ABS FUNDING CORPORATION
Depositor

HYUNDAI CAPITAL AMERICA
Sponsor, Seller, Administrator and Servicer

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND THE RISK FACTORS IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai ABS Funding Corporation, Hyundai Capital America, or any of their respective affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuing entity.

A new issuing entity will be formed to issue each series of notes. Each series of notes may include one or more classes. Each issuing entity will own:

•	motor vehicle retail installment sale contracts secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies and any proceeds from liquidation of receivables;

•	funds in the accounts of the issuing entity;

•	Hyundai Capital America’s right to receive payment from dealers pursuant to repurchase obligations under dealer agreements;

•	the rights of the depositor under the applicable receivables purchase agreement;

•	any right of the depositor to realize upon any property that secures a receivable;

•	all of the depositor’s rights in certain documents relating to the receivables; and

•	any credit enhancement issued in favor of the issuing entity.

The notes:

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or payment enhancement, including overcollateralization, amounts on deposit in issuing entity accounts, subordination of certain classes of notes and/or certificates; and

•	will be issued as part of a designated series, which may include one or more classes of notes.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 9, 2012

[THIS PAGE INTENTIONALLY LEFT BLANK]

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents that progressively provide varying levels of detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series.

We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms—which gives a brief introduction to the notes to be offered, and

•	Risk Factors—which describes briefly some of the risks to investors of a purchase of the notes.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page 86 in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in the applicable prospectus supplement provides the pages on which these captions are located.

To understand the structure of these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

ii

iii

(continued)

iv

(continued)

v

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the accompanying prospectus supplement. You should carefully read this entire document and the accompanying prospectus supplement to understand all of the terms of the offering.

THE PARTIES

Issuing Entity	A trust to be formed for each series of notes.

Depositor	Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Capital America.

Seller	Hyundai Capital America, a California corporation.

Sponsor/Servicer	Hyundai Capital America will be the sponsor for each transaction and will also act as the servicer.

Administrator	Hyundai Capital America will act as administrator of the issuing entity.

Owner Trustee	The owner trustee for the issuing entity will be named in the prospectus supplement for that series.

Indenture Trustee	The trustee for the indenture pursuant to which the notes will be issued will be named in the prospectus supplement for that series.

SECURITIES OFFERED

Notes	A series of securities may include one or more classes of notes. Notes of a series will be issued pursuant to an indenture.

Priority of Payments	The applicable prospectus supplement will describe the priority of payments among different classes of notes of a series.

Terms	The terms of each class of notes in a series described in the applicable prospectus supplement will include the following:

	1.	the stated principal amount of each class of notes; and

	2.	the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

	1.	timing and priority of payments;

	2.	seniority;

1

	3.	allocation of losses;

	4.	interest rate or formula for determining the interest rate;

	5.	amount of interest or principal payments;

	6.	whether interest or principal will be payable to holders of the class if specified events occur; and

	7.	the ability of holders of a class to direct the indenture trustee to take specified remedies.

The notes will be the only securities being offered to you. The depositor will initially retain the related certificate. Payment on the certificate will be subordinated to payment on one or more classes of notes to the extent described in the accompanying prospectus supplement.

THE RECEIVABLES	Purchasers of Hyundai, Kia and other manufacturers’ motor vehicles often finance their purchases by entering into retail installment sale contracts with Hyundai, Kia and other dealers who then resell the contracts to Hyundai Capital America. These contracts are referred to as “receivables,” and the underlying vehicles are referred to as the “financed vehicles.” The purchasers of the financed vehicles are referred to as the “obligors.” The terms of the contracts must meet specified Hyundai Capital America requirements.

On or before the date the securities of a series are issued, Hyundai Capital America will sell a specified amount of receivables to Hyundai ABS Funding Corporation, the depositor, pursuant to one or more transfer agreements. The depositor will then sell those receivables to the issuing entity. The sale by the depositor to the issuing entity will be documented under a sale and servicing agreement among the depositor, the servicer, the issuing entity, the seller and the indenture trustee.

The receivables to be sold by Hyundai Capital America to the depositor and sold by the depositor to the issuing entity will be selected based on criteria specified in the sale and servicing agreement. These criteria will be described in the applicable prospectus supplement.

THE PROPERTY OF EACH ISSUING ENTITY	The property of each issuing entity:

	1.	will be described in the applicable prospectus supplement;

	2.	will primarily be a pool of receivables secured by new and used motor vehicles and amounts due or collected under the receivables on or after a specified cut-off date; and

	3.	will include assets related to the receivables including:

•	security interests in the motor vehicles;

2

•	proceeds from claims on related insurance policies;

•	any other enhancement issued with respect to any series or class as described in “―Credit and Cash Flow Enhancement” below;

•	the rights of the depositor in rebates of premiums and other amounts relating to insurance policies and other items financed under the receivables;

•	the rights of the depositor in the agreements identified in the applicable prospectus supplement;

•	the rights of the issuing entity under the related sale and servicing agreement;

•	amounts deposited in specified bank accounts; and

•	proceeds from liquidated assets.

CREDIT AND CASH FLOW ENHANCEMENT
The notes may include features designed to provide protection from losses on assets of the issuing entity to one or more classes of securities. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

	1.	subordination of one or more classes of notes to one or more other classes of notes;

	2.	one or more reserve accounts;

	3.	one or more yield maintenance accounts;

	4.	overcollateralization;

	5.	cash deposits; or

	6.	subordination of the certificate to one or more classes of notes.

In addition, the notes may include features designed to ensure the timely payment of amounts owed to noteholders. These features may include any one or more of the following:

	1.	yield supplement agreements;

	2.	liquidity facilities;

	3.	cash deposits; or

	4.	derivative agreements.

The specific terms of any credit and cash flow enhancement applicable to the notes issued by the issuing entity will be described in detail in the

3

applicable prospectus supplement.

SERVICING/ADMINISTRATION FEE	Hyundai Capital America will act as servicer for the receivables. In that capacity, the servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. In addition, Hyundai Capital America will act as administrator for the issuing entity. The issuing entity will pay Hyundai Capital America a monthly fee specified in the applicable prospectus supplement for performing the function of a servicer and administrator of the receivables. The servicer may also receive additional servicing compensation in the form of investment earnings, late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month to the extent described in the accompanying prospectus supplement.

ADVANCES	If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment to the issuing entity of interest on receivables that is due but unpaid by the obligor. The issuing entity will reimburse the servicer from collections generally if the servicer determines that an advance will not be recoverable with respect to that receivable. We refer you to “Description of the Transaction Documents—Advances” in this prospectus for more detailed information on advances and reimbursement of advances.

OPTIONAL PURCHASE	The servicer may redeem any outstanding notes when the outstanding aggregate principal balance of the receivables declines to 5% or less of the original total principal balance of the receivables as of the cut-off date. We refer you to “Description of the Transaction Documents—Termination” in this prospectus for more detailed information on the servicer’s optional purchase of notes.

EVENTS OF DEFAULT	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called events of default. Events of default include the following:

	1.	the issuing entity fails to pay interest on any note of the most senior class of notes then outstanding within thirty-five days of its due date;

	2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

	3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class;

4

	4.	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the controlling class; and

	5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

RECEIVABLE REPURCHASE OBLIGATION	With respect to each series of notes and to the extent specified in the applicable prospectus supplement, the depositor will be obligated to repurchase from the pool any receivables that do not meet certain representations and warranties as described in the next sentence. Following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the related noteholders or issuing entity in any receivable, the depositor, unless the breach is cured, will repurchase that receivable from the issuing entity, and Hyundai Capital America will purchase that receivable from the depositor. In connection with such repurchase, the depositor will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the depositor of those representations and warranties (other than remedies that may be available under federal securities laws or other laws). The obligation of the depositor to repurchase a receivable will not be conditioned on performance by Hyundai Capital America of its obligation to purchase that receivable from the depositor.

With respect to each series of notes, the servicer will be obligated to repurchase any receivables affected by any breach by the servicer of certain duties and covenants to make collections on the receivables, to maintain security interests in financed vehicles, and to use reasonable efforts to liquidate receivables that the servicer has determined that eventual payment in full is unlikely if such breach materially and adversely affects the interests of the related issuing entity or noteholders. Following notification or discovery of a breach of any of such duties and covenants by the servicer, the servicer, unless the breach is cured, will repurchase the materially and adversely affected receivable from the issuing entity. In connection with such repurchase, the servicer will be required to pay the related issuing entity the repurchase payments for that receivable. This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the servicer of those duties and covenants (other than remedies that may be available under federal securities laws or other laws).

5

TAX STATUS	Subject to the important consideration described herein, special federal income tax counsel to the issuing entity will deliver its opinion:

	1.	that the notes will be treated as debt for federal income tax purposes; and

	2.	that the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

We refer you to “Material United States Federal Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal income tax laws.

ERISA CONSIDERATIONS	Subject to the satisfaction of important considerations under “ERISA Considerations” in this prospectus and the accompanying prospectus supplement, the notes may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangements, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “ERISA Considerations” in this prospectus and the accompanying prospectus supplement.

6

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The seller, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The seller, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The seller, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the seller will and the depositor may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the seller with respect to a receivable is untrue, or if the seller breaches a covenant with respect to a receivable, then the seller may be required to repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “Description of the Transaction Documents—Payments and Distributions on the Notes” in this prospectus.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured solely by the assets of the related issuing entity. Your notes will not represent an interest in or obligation of us, Hyundai Capital America or any other person. We, the seller or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of notes will depend solely on the amount of and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the notes, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

7

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, the seller takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, the seller will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles to the indenture trustee for the notes. Except in limited circumstances, the lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity or the indenture trustee as the new secured party. In the absence of an amendment or reissuance, the issuing entity or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states. The seller may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the financed vehicle in the name of the seller. The servicer or the seller may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the noteholders in any receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

8

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default or breach until maturity.	The indenture trustee may, and if so directed by the holders of the requisite percentage of the most senior outstanding class of notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will, liquidate the assets of the related issuing entity only in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. However, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. In addition, the amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve account, if any). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled maturity date for your notes. See “Description of the Indenture―Events of Default Under the Indenture; Rights Upon Event of Default” in this prospectus. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled maturity date will involve the prepayment risks described under “Risk Factors―You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.”

Prepayments on contracts may affect the weighted average life of the notes.	If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract and the obligor will generally not be required to make any scheduled payments during the period for which it has paid ahead. During this prepayment period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract.

The payment by the issuing entity of the prepaid principal amount on the notes will generally shorten the weighted average life of the notes. However, depending on the length of time during which a prepaid contract is not amortizing as described above, the weighted average life of the notes may be extended. In addition, to the extent the servicer makes advances on a prepaid contract that subsequently goes into default, the loss on this contract may be larger than would

9

have been the case had advances not been made because liquidation proceeds for the contract will be applied first to reimburse the servicer its advances.

Hyundai Capital America’s portfolio of retail installment sale contracts has historically included simple interest contracts that have been prepaid by one or more scheduled monthly payments. There can be no assurance as to the number of simple interest contracts in the issuing entity that may become prepaid or the number or the principal amount of the scheduled payments that may be paid ahead.

Extensions and deferrals of payments on receivables could increase the weighted average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may offer obligors an opportunity to defer payments. Any of these extensions or deferrals may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer may be required to purchase the receivable from the issuing entity if it extends the term of the receivable beyond the latest final scheduled maturity date for any class of related notes.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full.	If so directed by the holders of the requisite percentage of outstanding notes of a series, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity only in limited circumstances. However, there is no assurance that any overcollateralization would then exist and that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. The following economic conditions may affect payments on the receivables: unemployment, interest rates, inflation rates, and consumer perceptions of the economy. If a large number of obligors are located in a particular state, these conditions could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the notes more than if this concentration did not exist.

Failure to pay principal on your notes will not constitute an event of default until maturity.	The amount of principal required to be paid to the noteholders will be limited to cash available in the collection account and any reserve account (and any other forms of credit or cash described in the applicable prospectus supplement). Therefore, the failure to pay principal of your notes on any payment date will not result in the occurrence of an event of default until the stated maturity date for your notes. See “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in this prospectus.

10

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the issuing entity.	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted.

In addition, an issuing entity may contain a feature known as a pre-funding account from which specified funds will be used to purchase additional receivables after the date the notes are issued. To the extent all of those funds are not used by the end of the specified period to purchase new receivables, those funds will be used to make payments on the notes. In that event, you would receive payments on your securities earlier than expected. Also, the depositor will be required to repurchase receivables from the issuing entity if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the noteholders in those receivables. The servicer will be required to repurchase receivables from the issuing entity if there is a breach of certain covenants relating to those receivables that materially adversely affects the interests of the noteholders or the issuing entity in those receivables. The servicer shall be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 5% or less of the initial aggregate principal balance of the receivables as of the cut-off date.

Further, the receivables may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or for other reasons. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. The servicer has limited historical experience with respect to prepayments on receivables. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates of the receivables. You will bear reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its stated maturity date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its stated maturity date, an event of default will occur and final payment of that class of notes may occur later than that date.

11

Adverse events with respect to Hyundai Capital America or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to Hyundai Capital America, its affiliates or a third party provider to whom Hyundai Capital America outsources its activities may result in servicing disruptions or reduce the market value of your notes. Hyundai Capital America currently outsources some of its activities as servicer to third party providers. In the event of a termination and replacement of Hyundai Capital America as the servicer, or if any of the third party providers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. Under certain circumstances Hyundai Capital America is required to repurchase certain receivables that do not comply with representations and warranties made by Hyundai Capital America (for example, representations relating to the compliance of the retail contracts with applicable laws), and in its capacity as servicer, Hyundai Capital America will be required to repurchase receivables under certain circumstances if it breaches certain of its servicing obligations with respect to those receivables. If Hyundai Capital America becomes unable to repurchase any of such receivables and make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Hyundai Capital America is a subsidiary of Hyundai Motor America, which is a wholly-owned subsidiary of Hyundai Motor Company. Although neither Hyundai Motor America nor Hyundai Motor Company are guaranteeing the obligations of the issuing entity for any series of notes, if Hyundai Motor Company ceased to manufacture vehicles or support the sale of vehicles or if Hyundai Motor America or Hyundai Motor Company faced financial or operational difficulties, such events may reduce the market value of Hyundai or Kia vehicles. Any reduction in the market value of Hyundai or Kia vehicles may result in lower values realized through any foreclosure proceedings held with respect to those vehicles and as a result, reduce amounts available to pay the notes.

Bankruptcy of the issuing entity could result in losses or delays in payments on your securities.	If the issuing entity becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes as a result of, among other things, the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances.

Bankruptcy of the seller or the depositor could result in delays in payments or losses on your notes.	If either the seller or the depositor become subject to bankruptcy proceedings, you could experience losses or delays in the payment of your notes. The seller will sell the receivables to the depositor, and the depositor will in turn sell the receivables to the issuing entity. However, if the seller or the depositor were to become subject to a bankruptcy proceeding, the court in either such bankruptcy proceeding could conclude that the seller or the depositor still owns the receivables by concluding that the sale to the depositor or the issuing entity was not a “true sale” or, in the case of a bankruptcy of the seller, that the seller should be

12

consolidated with the depositor for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

	1.	the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

	2.	tax or government liens on the seller’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

	3.	the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the seller at the time the seller becomes the subject of a bankruptcy proceeding.

Federal or state bankruptcy or debtor relief laws as they affect obligors may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If any obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

If Hyundai Capital America is no longer the servicer, you may experience delays in payment or losses on your notes.	If Hyundai Capital America is removed as the servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as Hyundai Capital America. This might cause you to experience delays in payments or losses on your notes.

The servicer’s commingling of funds with its own funds could result in a loss.	Hyundai Capital America, as the servicer, may be able to commingle funds relating to a transaction such as collections from the receivables and proceeds from the disposition of any repossessed financed vehicles with its own funds during each collection period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer credit such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. In some cases,

13

this liability could affect an assignee’s ability to enforce its rights related to secured obligations such as the receivables. The seller may be obligated to repurchase from the issuing entity any receivable that fails to comply with these legal requirements. If the seller fails to repurchase that receivable, you might experience delays or reductions in payments on your notes. See “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act and similar laws of many States provide relief to obligors who enter active military service (including national guard members) and to obligors in reserve status who are called to active duty after the origination of their receivables. Recent world events have resulted in certain military operations by the United States, and the United States continues to be on high alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Civil Relief Act provides, generally, that an obligor who is covered by the act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Servicemembers Civil Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement. The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the related certificate, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Servicemembers Civil Relief Act.

See “Material Legal Aspects of the Receivables—Other Limitations” in this prospectus.

If the issuing entity enters into a derivative agreement, payments on the notes will be dependent on payments made under the	If the issuing entity enters into a derivative agreement, its ability to protect itself from shortfalls in cash flow caused by interest rate changes will depend to a large extent on the terms of the derivative agreement and whether the derivative counterparty performs its

14

derivative agreement.	obligations under the derivative agreement. If the issuing entity does not receive the payments it expects from the derivative agreement, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever. If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while interest will be earned on the receivables at fixed rates. In this circumstance, the issuing entity may enter into a derivative agreement to reduce its exposure to changes in interest rates. Derivative agreements require the issuing entity to make a payment or payments to the derivative party in an amount calculated by applying an interest rate (for example, a fixed rate) to a specified notional amount in exchange for the derivative party making payments to the issuing entity calculated by applying a different interest rate (for example, a floating rate) to the same notional amount.

Any derivative agreement involves a high degree of risk. An issuing entity will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a derivative agreement is involved.

The rating of a third party credit enhancement provider may affect the ratings of the notes.	If an issuing entity enters into any third party credit enhancement arrangement, the rating agencies that rate such issuing entity’s notes will consider the provisions of arrangement and the rating of any third party credit enhancement provided. If a rating agency hired by the sponsor downgrades the debt rating of any third party credit provided, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

The absence of a secondary market for the notes could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

The purchase of additional receivables after the closing date may adversely affect the characteristics of the receivables held by the issuing entity or the average life of and rate of return on the notes.	If so specified in the related prospectus supplement, an issuing entity may either use amounts on deposit of principal collections received on its receivables to purchase additional receivables from the depositor after the related closing date during a specified revolving period or use funds on deposit in a pre-funding account during a specified funding period to purchase additional receivables or may use both features. All additional receivables purchased from the depositor must meet the selection criteria applicable to the receivables purchased by the issuing entity on the closing date. The credit quality of the additional receivables may be lower than the credit quality of the initial receivables, however, and could adversely affect the performance of the related receivables pool. In addition, the rate of prepayments on the additional receivables may be higher than the rate of prepayments on the initial receivables,

15

which could reduce the average life of and rate of return on your notes. You will bear all reinvestment risk associated with any prepayment on your notes.

You may not be able to exercise your rights as a noteholder directly.	Each class of notes of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the notes of any series or their nominees. Persons acquiring beneficial ownership interests in any series of notes may hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or Euroclear in Europe. Because of this, unless and until definitive notes for a series are issued, holders of the notes will not be recognized by the issuing entity or any owner trustee or indenture trustee as noteholders. Hence, until definitive notes are issued, holders of the notes will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Notes—Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

16

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

DESCRIPTION OF THE ISSUING ENTITIES

With respect to each series of notes, the depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of Hyundai Capital America, a California corporation (“HCA”), will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for cash and a certificate issued by that issuing entity.

The issuing entity may issue asset-backed notes in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any derivative agreement and payments made by the derivative counterparty under that derivative agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuing entity under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, a derivative agreement may also be a part of the property of any given issuing entity or may be held by the indenture trustee for the benefit of holders of the related notes.

If so provided in the applicable prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the issuing entity will deposit cash and which will be used by the issuing entity to purchase receivables during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

17

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related notes, distributing payments in respect thereof and any other activities described in this prospectus or in the applicable prospectus supplement and set forth in the trust agreement of the issuing entity. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

DESCRIPTION OF THE TRUSTEES

The owner trustee for each issuing entity or the indenture trustee under any indenture pursuant to which notes are issued will be specified in the applicable prospectus supplement. The owner trustee’s or the indenture trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of that owner trustee or indenture trustee set forth in the related trust agreement, sale and servicing agreement or indenture, as applicable. An owner trustee or indenture trustee may resign at any time, in which event the administrator, in the case of the owner trustee, and the issuing entity, in the case of the indenture trustee, will be obligated to appoint a successor thereto. The administrator or the holders of a majority of the Controlling Class of notes then outstanding may also remove an owner trustee or indenture trustee, respectively, that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related trust agreement, sale and servicing agreement or indenture, as applicable. Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

The principal offices of each issuing entity and the related owner trustee will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sale contracts. These contracts are secured by a combination of new and used automobiles and light-duty trucks. The receivables to be transferred to any issuing entity have been or will be purchased by HCA from dealers pursuant to dealer agreements entered into by HCA and the dealers. See “Receivables Underwriting and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool”, will be selected from those motor vehicle retail installment sale contracts in HCA’s portfolio that meet the criteria set forth below and several criteria specifically set forth in the applicable prospectus supplement. Each of the receivables will be selected using selection procedures that are not known or intended by HCA to be adverse to the related issuing entity. The criteria used to select receivables include that each receivable:

•	was originated in the United States out of the sale of or is secured by a new vehicle or a used vehicle;

•	provides for level monthly payments that fully amortize the amount financed over the original term of the applicable receivable;

•	is a Simple Interest Receivable;

•	has an obligor which is not an affiliate of HCA, is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

The depositor will sell or transfer receivables having an aggregate outstanding principal amount specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the property of the issuing entity will

18

either reflect the outstanding principal balance of the receivable as of the applicable cut-off date calculated under the Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of notes will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

After the issuance of a series of notes, noteholders will not be notified of changes to the related asset pool other than through the statements provided to noteholders as described under “Description of the Notes—Statements to Noteholders” in this prospectus.

Calculation Methods

Each of the receivables included as property of an issuing entity will be a contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued and then the remaining payment is applied to the unpaid outstanding principal balance due and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

THE DEPOSITOR

The depositor, Hyundai ABS Funding Corporation, a wholly-owned special purpose subsidiary of HCA, was incorporated in the State of Delaware on August 14, 2001, as a Delaware corporation. The depositor was organized solely for the limited purpose of purchasing portfolios of secured motor vehicle retail installment sale contracts from HCA and entering into securitization programs with respect to such assets. The depositor’s certificate of incorporation provides that the activities of the depositor are:

•	to acquire from HCA, and to own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with portfolios of secured motor vehicle retail installment contracts and any related rights (“Depositor Assets”) and to enter into securitization programs and other financing arrangements with respect to such Depositor Assets;

•	to service and collect, or to retain a servicer to service and collect, the Depositor Assets and the collections attributable thereto, and any related assets;

19

•	to enter into and perform such other agreements and any other document or instrument as are appropriate to carry out the purposes permitted hereunder; and

•	to engage in any other acts and activities and to execute any powers permitted under the Delaware Corporate Code that are incidental, advantageous or necessary to the foregoing.

The certificate of incorporation also requires that at least one director of the depositor must qualify as an “independent director” and restricts the depositor’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors.

Since its formation in August 2001, Hyundai ABS Funding Corporation has been the depositor in each of HCA’s Hyundai Auto Receivables Trust securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding HCA’s securitization program, you should refer to “The Sponsor, the Seller, the Administrator and the Servicer—HCA Responsibilities in Securitization Program”.

With respect to each series of notes, the depositor will establish a separate issuing entity that will issue the notes of that series. Each issuing entity will be a trust formed pursuant to a trust agreement between the depositor and the owner trustee specified in the applicable prospectus supplement for that issuing entity. On each closing date for a series of notes, the depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for cash and a certificate issued by that issuing entity. The depositor will initially retain the certificate.

The principal place of business of the depositor is at 3161 Michelson Drive, Irvine, California 92612. You may also reach the depositor by telephone at (949) 732-2697.

THE SPONSOR, THE SELLER, THE ADMINISTRATOR AND THE SERVICER

HCA was incorporated in the State of California on September 6, 1989. Hyundai Motor America (“HMA”), the primary distributor of Hyundai vehicles in the United States, owns approximately 85% of the outstanding common stock of HCA. HMA is a wholly-owned subsidiary of Hyundai Motor Company (“HMC”). The outstanding common stock of HMC is listed on the Korea Stock Exchange, but is not registered with the SEC.

HCA has retail dealer agreements with dealers franchised by HMA, as well as with dealers franchised with Kia Motors America, Inc. (“KMA”), a wholly-owned subsidiary of Kia Motors Corporation, which is an affiliate of Hyundai Motor Company, and a small number of other non-Hyundai and non-Kia dealerships (the “Dealers”), all of which are located within the United States. Contracts for Dealers franchised with KMA are submitted to HCA under a private label service agreement with KMA under the name of Kia Motors Finance. As of June 2012, KMA had a minority interest in HCA owning approximately 15% of HCA’s outstanding common stock.

HCA provides indirect retail automobile and light-duty truck loan and lease financing by purchasing motor vehicle retail installment sale contracts and leases from Dealers. HCA also provides direct wholesale financing to many of these Dealers by financing inventories and making loans for facilities refurbishment, real estate purchases, construction and working capital requirements.

HCA will be the sponsor of the securitization transaction in which each series of notes will be issued. HCA will be the servicer of the receivables and the securitization transaction and the administrator for the issuing entity. HCA will be responsible for structuring each securitization transaction and will select the transaction parties. HCA will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs. Underwriting, servicing and collection activities are performed from HCA’s service centers in Irvine, California, Plano, Texas and Austell, Georgia. HCA recently closed its service center located in Fountain Valley and reallocated the resources to the Plano, Texas and Irvine, California service centers.

The principal place of business of HCA is at 3161 Michelson Drive, Irvine, California 92612. You may also reach HCA by telephone at (949) 468-4000.

20

HCA Responsibilities in Securitization Program

The primary funding source for HCA has been the packaging and sale of receivables through asset-backed securitization transactions. As described in more detail below, HCA’s primary responsibilities consist of acquiring the retail installment sale contracts from Dealers, selling the retail installment sale contracts to a special purpose entity in connection with each securitization, and servicing the retail installment sale contracts. The retail installment sale contracts purchased by HCA (each, a “receivable”) are underwritten using HCA’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed.

For each securitization, HCA as the seller will sell a pool of receivables it has selected to the depositor and the depositor will immediately sell those receivables to the issuing entity. The prospectus supplement will describe the criteria used to select the receivables. HCA will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the receivables.

The depositor has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the receivables of HCA. For more information regarding these transactions, you should review the registration statements and other reports filed by Hyundai ABS Funding Corporation with the SEC at http://www.sec.gov.

See “Description of the Transaction Documents—Collections” and “Description of the Transaction Documents—The Collection Account and Eligible Investments” below for a description of the manner in which collections will be maintained and the extent to which commingling is permitted under the transaction documents. See “Delinquencies, Repossessions and Credit Loss Information” in the accompanying prospectus supplement for a discussion of the delinquency, loss and credit loss experience of the servicer’s serviced portfolio.

RECEIVABLES UNDERWRITING AND SERVICING PROCEDURES

The following is a description of the underwriting and servicing of motor vehicle retail installment sale contracts by HCA as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the underwriting and servicing of the pool of receivables transferred to the related issuing entity. HCA will act as servicer of the receivables for each transaction unless another servicer is specified in the applicable prospectus supplement.

Underwriting Procedures

HCA purchases motor vehicle retail installment sale contracts from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. Contracts originated by a dealer are acquired by HCA under an agreement between HCA and each such dealer.

HCA’s underwriting procedures are intended to assess an applicant’s willingness and ability to repay the amounts when due on the contract as well as the value of the vehicle to be financed. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application that includes the applicant’s name, income, expenses, residential status, bank account information, credit and employment history, and other personal and financial information. Dealers submit applications together with information about the proposed terms of the retail installment sale contract to HCA through website based systems or by facsimile. HCA generally obtains a credit report on the applicant from a national credit bureau selected based upon HCA’s assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. The FICO® score measures the likelihood an applicant will repay an obligation as expected.

21

HCA also evaluates credit applications using proprietary credit scoring algorithms developed by a third party credit scoring company for HCA and referred to as scorecards. The scorecards are used to assess the creditworthiness of each applicant using the information provided on the credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data to assign the applicant a proprietary credit score. HCA improves and modifies the scorecards from time to time based on actual historical portfolio experience.

Credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a HCA credit analyst based on HCA’s electronic decisioning model. The model uses the HCA derived credit score, the applicant’s FICO® score, and a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related items is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the credit application to make a purchase decision using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and weighs other factors, such as the prospective purchaser’s prior experience with HCA. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the analyst will then either approve the application, reject the application or forward the application for review by a HCA credit analyst with higher approval authority.

HCA uses competitive risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If HCA considers an applicant to be relatively less credit worthy and, as a result, a greater risk, HCA will assign the applicant a higher interest rate and lower permissible advance rates. HCA makes its final credit decision based upon the degree of credit risk with respect to each applicant.

HCA regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, HCA may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Servicing Procedures and Requirements

The servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the issuing entity and will, consistent with the applicable sale and servicing agreement, follow the collection procedures it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself and others.

The servicer will covenant in the applicable sale and servicing agreement that, except as otherwise required by law or provided in the transaction documents and to the extent consistent with the servicer’s customary servicing practices and its credit and collection policies:

1.	it will not release any financed vehicle from the security interest granted under the related contract, in whole or in part, except (i) in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the financed vehicle or (iii) as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle;

2.	it will not take actions which impair the rights of the issuing entity in the property of the issuing entity;

22

3.	it will not extend the date for final payment by the obligor of any receivable beyond the last day of the Collection Period prior to the last scheduled maturity date for the notes; and

4.	it will not reduce the APR or unpaid principal balance with respect to any receivable other than as required by applicable law.

Each of the issuing entity, Hyundai ABS Funding Corporation, the servicer and the indenture trustee has agreed to inform each other party in writing promptly upon the discovery of any breach by the servicer of the above obligations. If the servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date that the servicer became aware or was notified of such breach, then the servicer shall purchase any receivable materially and adversely affected by such breach from the issuing entity on the payment date following the end of such Collection Period. The servicer is required to purchase the receivable affected by such breach (an “Administrative Receivable”) from the issuing entity at a price equal to the Administrative Purchase Payment for such receivable. The “Administrative Purchase Payment” for an Administrative Receivable will be equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable’s APR to the last day of the Collection Period that receivable is repurchased.

Upon the purchase of any Administrative Receivable, the servicer will for all purposes of the applicable sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Advances (as defined in “Description of the Transaction Documents—Advances” in this prospectus) made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the noteholders, the certificateholders, the indenture trustee, the owner trustee, or the issuing entity for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to recover amounts due on that receivable, including repossessing and disposing of the related financed vehicle at a public or private sale, or taking any other action permitted under applicable law. However, the servicer may elect not to repossess a financed vehicle if in its good judgment it determines that the proceeds ultimately recoverable with respect to such receivable would not be greater than the expense of such repossession.

The applicable prospectus supplement may include a description of more specific servicing requirements than the requirements set forth above.

Collection and Repossession Procedures

The customer billing process is initiated by the mailing of invoices on a monthly basis. Monthly payments are received at a lockbox account, mailed directly to HCA, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to HCA and processed through HCA’s servicing system for the application of payments to the appropriate accounts.

HCA measures delinquency by the number of days elapsed from the date a payment is due under the contract. Collection activities with respect to delinquent contracts generally begin shortly after the payment due date. HCA uses a behavioral scoring model to assess the probability and severity of payment default for accounts and implemented collection efforts based on its determination of the credit risk associated with each customer. The model assesses the risk of the delinquent obligor through a behavioral scoring algorithm. This algorithm prioritizes the obligors from high to low risk and calling campaigns are structured to target high-risk obligors. The collection team is able to focus resources on higher risk obligors based on the assessment of the score.

The collection process is divided into primary and secondary collection teams. The primary collection team starts as early as 6 days delinquent and continues through about 29 days. The primary collection team uses a predictive dialer to cycle individual names through the dialer continuously until the contact is made. Once contact is

23

made, the customer is cycled back into the system and, if payment is not received by the date promised, the customer is called again until such time as either the payment is received, or the account exceeds 29 days past due. The secondary collection team continues the collection effort, beginning at about 30 days past due and continuing until the account is brought current, repossessed, paid off or charged off at approximately 120 days past due. If the delinquent vehicle cannot be brought current or completely collected by around 75 days delinquent, HCA generally attempts to repossess the vehicle. Vehicles generally are sold at auction within 30 to 45 days of repossession. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of HCA to the extent practicable and legally permitted. HCA attempts to contact customers and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions

HCA will grant extensions or deferments of contracts in accordance with its customary servicing procedures and the applicable sale and servicing agreement.

Insurance

Each applicant for a contract is required to maintain specific levels and types of insurance with respect to the financed vehicle. The issuing entity will be entitled to proceeds from any insurance policies relating to the financed vehicles to the extent received by HCA. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HCA has no obligation, and in fact does not track or monitor whether there is insurance coverage in effect with respect to financed vehicles. HCA does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a financed vehicle’s owner is terminated, nor does HCA purchase insurance for the account of a financed vehicle owner upon such a termination.

Collection Account

All payments and other proceeds of any type and from any source on or with respect to the receivables shall be the property of the applicable issuing entity, subject to the lien of the related indenture and the rights of the indenture trustee thereunder. The servicer shall, no later than the second Business Day after the receipt of such collections, remit such collections to the collection account maintained in the name of the indenture trustee with the account bank (the “Collection Account”). Pursuant to the terms of the applicable sale and servicing agreement, payments received by the servicer are to be deposited in the applicable Collection Account within two (2) Business Days after receipt. However, so long as certain conditions are satisfied, the servicer may retain such amounts received during a Collection Period until the Business Day prior to the related payment date. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later than the related payment date) if certain rating agency conditions specified in the applicable sale and servicing agreement are satisfied. Pending deposit into the Collection Account, collections may be commingled and used by the servicer at its own risk and are not required to be segregated from its own funds.

Pursuant to the terms of the applicable sale and servicing agreement, the servicer will be required to transfer all collections received into the Collection Account to the applicable distribution account (to the extent practicable) on the Business Day immediately preceding each distribution date.

The Collection Account will be established by the servicer in accordance with the terms of the applicable sale and servicing agreement.

Set-Off

Pursuant to the terms of the applicable receivables purchase agreement, HCA will provide an undertaking to the depositor whereby HCA will pay to the depositor an amount equal to the amount of any reduction in or cancellation of any payment due under a contract as a result of any exercise or purported exercise of any right of set-off or other similar right, not arising from the financial inability of the obligor to pay, by any obligor against the

24

amount due thereunder with respect to any receivable sold to the depositor. The depositor will transfer its right to enforce such undertaking by HCA to the issuing entity under the applicable sale and servicing agreement.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of notes, the related sale and servicing agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months from the date of issuance of a class of notes of a series. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a pre-funding arrangement is used in connection with the issuance of a series of notes, an account, known as the pre-funding account, will be established in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the net proceeds received from the sale of the notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to HCA for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement.

The use of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and HCA and the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Information concerning HCA’s experience pertaining to delinquencies, repossessions and net losses on its serviced portfolio of new and used retail motor vehicle receivables (including receivables previously sold that HCA continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience or to the information in any prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts included in the issuing entity property of an issuing entity will be paid or distributed to the related noteholders on the next payment date following the Collection Period

25

in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by HCA or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See “Description of the Transaction Documents—Termination” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of the portfolio, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

HCA can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

For transactions in which the servicer will compute a Note Factor, the Note Factor will be a seven-digit decimal indicating the outstanding principal balance of the notes at the end of the month as a fraction of the original principal balance of the notes as of the Closing Date. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the notes or a class of notes, as applicable. The amount of a noteholder’s pro rata share of the outstanding principal balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s note by the Note Factor for that month.

With respect to each issuing entity, the indenture trustee will make available to the noteholders of record monthly reports concerning payments received on the receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as

26

noteholders of that series, the indenture trustee will not make monthly reports available to those owners. Access to monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the indenture trustee. Noteholders of record during any calendar year will have access to information for tax reporting purposes not later than the latest date permitted by applicable law. See “Description of the Notes—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

Each issuing entity will use the net proceeds from the sale of notes of a given series to purchase receivables from the depositor and to fund any related reserve account or other account (including any pre-funding account) of the issuing entity, and as otherwise set forth in the accompanying prospectus supplement. The depositor will purchase receivables from HCA with the net proceeds it receives from the issuing entity.

If specified in the related prospectus supplement, the depositor or its affiliate may retain all or a portion of a class or classes of notes of the related series for its own account. Some or all of such retained notes may be resold by the depositor or its affiliate at any time on or after the applicable closing date in one or more negotiated transactions at varying prices to be determined at the time of sale.

DESCRIPTION OF THE NOTES

A series of notes may include one or more classes of notes. Each issuing entity will issue the notes for a particular series to the holders of record of the notes. The following summary, together with the summary contained under “The Notes” in the applicable prospectus supplement, describes all of the material terms of the offered notes. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the other transaction documents and the applicable prospectus supplement.

The Notes

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Notes—Definitive Notes” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available could be less than the amount of interest payable on the notes of a particular class on any payment date, in which case each noteholder of such class will receive its ratable share of the aggregate amounts available to be distributed on the notes of that class.

27

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the receivables. Further, if the depositor, the servicer or another entity exercises its option to purchase the receivables of an issuing entity in the manner and on the respective terms and conditions described under “Description of the Transaction Documents—Termination” in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes of a series, the order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments, of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies hired by the sponsor, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

If specified in the applicable prospectus supplement, the issuing entity may issue notes from time to time and use the proceeds of such issuance to make principal payments with respect to other classes of notes of that series.

Revolving Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a series of securities and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of that series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a series of securities. During the revolving period, all collections of principal otherwise allocated to such classes of securities may be:

•	utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables—The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

The additional receivables purchased by an issuing entity during a revolving period will be selected by the seller using the eligibility criteria described above. The underwriting criteria for additional receivables will be substantially the same as those for the related initial receivables and thus it is expected that the characteristics of the additional receivables for each series will not vary materially from the characteristics of the related initial receivables pool. There will be no independent verification of the seller’s determination that additional receivables meet the applicable eligibility or underwriting criteria. Additional receivables are not permitted to be substituted

28

with other receivables. Additional receivables will benefit from the receivables repurchase remedy for the breach of certain receivables representations and warranties that is described under “The Issuing Entity Property—Representations, Warranties and Covenants” in the accompanying prospectus supplement.

Amounts on deposit in the Collection Account during the revolving period will be invested as described under “Description of the Transaction Documents—The Collection Account and Eligible Investments” in this prospectus.

The material features and aspects of the revolving period, including how often additional receivables will be acquired during the revolving period, will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes and to the holder of the certificate. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Although additional receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, additional receivables may be of a different credit quality and seasoning. The credit quality of the additional receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the additional receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the additional contracts. Moreover, following the transfer of additional receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

Series of Notes

Each issuing entity will issue only one series of notes; however, each series may contain one or more classes of notes. The terms of each class of notes will be fully disclosed in the applicable prospectus supplement for each series.

No Cross-Default /Cross-Collateralization

The occurrence of an event of default with respect to one series of notes does not automatically result in a default under any other series of notes or other indebtedness of HCA, but may result in a default under certain other indebtedness of HCA if an event of default with respect to a series of notes occurs and is not cured within any applicable grace period. In addition, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against HCA, may constitute a servicer default or an event of default under one or more series of notes as well as other indebtedness of HCA. If any such event or any such uncured event of default occurs, HCA’s financial condition, cash flow and its ability to service the receivables or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment.

29

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Book-Entry Registration. Each class of notes offered by this prospectus and the accompanying prospectus supplement will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC noteholders may hold beneficial interests in the notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants of those systems.

No noteholder will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus and the accompanying prospectus supplement to actions by noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the related owner trustee or indenture trustee as noteholders as those terms will be used in the relevant agreements will only be able to exercise their collective rights as holders of notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against the Direct Participant or Indirect Participant parties thereto.

Under a book-entry format, DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants. Therefore, the ability of a noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits and securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with Direct Participants will be made during subsequent securities settlement

30

processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust company, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related indenture trustee as soon as possible after the record date. The Omnibus Proxy assigns

31

Cede’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related indenture trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the related indenture trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related indenture trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the related indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including Unites States dollars. Clearstream Banking Luxembourg provides Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of notes offered by this prospectus and each accompanying prospectus supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts of the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents, or dealers with respect to any class or series of notes offered by this prospectus and each accompanying prospectus supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

32

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material United States Federal Income Tax Consequences.” Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue those procedures and those procedures may be discontinued at any time.

None of the servicer, the depositor, the administrator, the related indenture trustee or owner trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global notes holding notes through Clearstream, Euroclear or DTC will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons (as defined below), unless:

•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner, unless otherwise able to establish an exemption from withholding, takes one of the following steps to obtain an exemption or reduced withholding tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global notes that are non-U.S. Persons generally can, if such non-U.S. Person does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity, obtain a complete exemption from the withholding tax by providing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by providing a properly completed Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States

33

and that are eligible for the benefits of such tax treaty can obtain an exemption or reduced tax rate, depending on the treaty terms, by providing a properly completed Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons can generally obtain a complete exemption from the withholding tax by providing a properly completed Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note files by submitting the appropriate form to the person through whom it holds the note, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will generally remain in effect until a change in circumstances makes any information on the form incorrect, provided at least one payment is reported at least annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI, will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or a trust that has validly elected to be treated as a U.S. Person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global notes who are not U.S. Persons. Beneficial owners of notes are advised to consult their own tax advisers for specific tax advice regarding withholding and certification matters in light of their specific circumstances and in connection with the disposition of the notes.

Definitive Notes

Unless otherwise specified in the applicable prospectus supplement, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes, and the administrator is unable to locate a qualified successor; or

•	after a default under the applicable transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, advise the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global note, through DTC participants, of the availability through DTC of notes in definitive registered form. Upon surrender by DTC of the definitive global notes representing the notes and instructions for re-registration, the indenture trustee will reissue the notes in

34

definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered notes as noteholders.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled maturity date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

There are no restrictions on ownership or transfer of any note of a series, other than as set forth in the following paragraph. However, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors―The notes may not be a suitable investment for you” in the accompanying prospectus supplement. In addition, because the notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors―The absence of a secondary market for the notes could limit your ability to resell your notes.”

If the issuing entity is not relying on the underwriter exemption as described below in “ERISA Considerations”, then the accompanying prospectus supplement will specify whether or not transfers of the notes of any series or any interest therein to an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity (each, a “benefit plan”), or any governmental, non-U.S. or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) will be permitted. If the prospectus supplement states that the notes are eligible for purchase by benefit plans, no transfer will be permitted unless such transferee represents, warrants and covenants that its purchase and holding of such notes, throughout the period that it holds such notes, is and will be, eligible for relief under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1; PTCE 96-23; PTCE 95-60; PTCE 91-38; PTCE 84-14 or another applicable prohibited transaction exemption (or in the case of a governmental, non-U.S. or church plan, subject to Similar Law, will not cause a nonexempt violation of Similar Law). Benefit plans may not acquire a note at anytime that such note does not have a current investment grade rating from at least one rating agency. By its acquisition of a note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the indenture trustee may rely conclusively on the same. See “ERISA Considerations.”

Statements to Noteholders

Unless otherwise specified in the applicable prospectus supplement, with respect to each series of notes, on each payment date the indenture trustee will make available to each noteholder a statement (based solely upon information provided to it by the servicer) setting forth for that payment date and the related Collection Period the

35

following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

(i)	the amount of the distribution on or with respect to each class of the notes allocable to principal;

(ii)	the amount of the distribution on or with respect to each class of the notes allocable to interest;

(iii)	the aggregate principal amount of each class of notes and the Note Factor or Pool Factor for each such class;

(iv)	the amount of the servicing fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

(v)	the aggregate amounts of realized losses with respect to any receivable that became a Liquidated Receivable;

(vi)	the balance of the reserve account on the related determination date after giving effect to deposits and withdrawals to be made on the relevant payment date, if any;

(vii)	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(viii)	the amount of any deposit to the reserve account and the amount and application of any funds withdrawn from the reserve account, in each case with respect to such payment date;

(ix)	the amount and application of any funds withdrawn from the pre-funding account and the addition or removal of receivables as a result of a pre-funding arrangement or revolving period;

(x)	the aggregate principal balance of all receivables that became Liquidated Receivables, Administrative Receivables or Warranty Receivables during the related Collection Period;

(xi)	delinquency information with respect to the receivables as of the last day of the related Collection Period;

(xii)	the number of all receivables with respect to which the related financed vehicle was repossessed;

(xiii)	the aggregate principal balance and number of receivables with respect to which the servicer granted an extension; and

(xiv)	any amounts distributed to the certificateholders.

Unless definitive notes are issued, DTC (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by applicable law, the indenture trustee will furnish any required tax information with respect to the notes to each person who on any Record Date during the calendar year was a registered noteholder.

36

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” or “receivables purchase agreement” pursuant to which the depositor will purchase receivables from HCA (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement”, pursuant to which an issuing entity will purchase receivables from the depositor and the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement”, if any, pursuant to which HCA or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables purchase agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Sale of the Receivables; Pledge of the Receivables

Sale by HCA. Prior to the issuance of a series of notes by the related issuing entity, pursuant to the relevant transfer agreement, HCA will sell and assign to the depositor, without recourse except for breaches of representations and warranties, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, HCA may have acquired all or a portion of the transferred receivables from dealers.

The related receivables purchase agreement is intended to grant the depositor an ownership interest in the seller’s interest in the related receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the seller’s interest in the related receivables and the security interests in the related financed vehicles and in either case, such ownership or security interests will be first-priority security interests (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the depositor.

The receivables purchase agreement may be amended with the written consent of the seller and depositor with prior written notice to the rating agencies hired by the sponsor but without the consent of the noteholders or the certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or of modifying in any manner the rights of noteholders or certificateholders; provided, that such amendment will not materially and adversely affect the interest of any noteholder or certificateholder. The receivables purchase agreement may also be amended by the seller and depositor with the written consent of the certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the certificates and noteholders evidencing at least a majority of the aggregate outstanding principal amount of notes of the related series, and with prior written notice to the rating agencies hired by the sponsor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the receivables purchase agreement or for the purpose of modifying in any manner the rights of noteholders or certificateholders; provided that no such amendment may (a) reduce the interest rate or principal amount of any related note or certificate or delay the final scheduled maturity date of any related note without the consent of any holder of such note or (b) reduce the aforesaid percentage of the holders of related notes and certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding related notes and the related certificate.

Sale by the Depositor. Prior to the issuance of a series of notes by the related issuing entity, the depositor will sell and assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreements, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the

37

related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The indenture trustee will, concurrently with the sale and assignment of the receivables to the issuing entity, execute, authenticate and deliver the notes representing the related notes. The net proceeds received from the sale of the related notes will be applied to the purchase of the receivables from the depositor and to make the required initial deposit into the reserve account.

The related sale and servicing agreement grants the issuing entity an ownership interest in the depositor’s interest in the related receivables and the security interests in the related financed vehicles, but also provides a back-up security interest in the depositor’s interest in the related receivables and the security interests in the related financed vehicles and, in either case (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) in favor of the issuing entity.

Pledge by Issuing Entity. On the closing date, the issuing entity will pledge the related receivables and the other issuing entity property to the indenture trustee for the benefit of the related noteholders pursuant to the related indenture. The related indenture will provide a first priority (other than with respect to any tax liens, mechanic’s liens and other liens that arise by operation of law, in each case as a result of an action or omission of the related obligor) security interest in the receivables and the related financed vehicles in favor of the indenture trustee.

The receivables purchase agreement requires the seller to file and maintain financing statements as necessary to preserve, maintain and protect the security interests granted in the receivables under the related transaction documents to the depositor, issuing entity and indenture trustee. The indenture also requires annual opinions by April 30 of each year to the effect that all such action has been taken with respect to financing statements, or that no actions are necessary, to maintain the lien and security interest created by the indenture. If any filings would be required to maintain the lien and security interest under the indenture until April 30 of the following calendar year, a description of such necessary filings would need to be included in the opinion.

Representations and Warranties of HCA and the Depositor. Pursuant to each transfer agreement, HCA will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and the indenture trustee, for the benefit of holders of notes, that:

•	the information provided in the schedule of receivables is true and correct in all material respects as of the applicable cut-off date;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle and to name HCA as a loss payee;

•	as of the applicable Closing Date, each of those receivables is or will be secured by a first priority perfected security interest in favor of HCA in the financed vehicle;

•	as of the applicable Closing Date, the receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted;

•	each receivable, at the time it was originated, complied and, as of the applicable Closing Date, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the applicable prospectus supplement are true and correct in all material respects.

As of the last day of the first Collection Period following the discovery by or notice to the depositor of a breach of any representation or warranty of the depositor that materially and adversely affects the interests of the issuing entity, or the noteholders in any receivable, the depositor, unless the breach is cured, will repurchase that receivable (a “Warranty Receivable”) from the issuing entity. Pursuant to the applicable receivables purchase agreement, HCA will purchase that Warranty Receivable from the depositor, at a price equal to the Warranty Purchase Payment for that receivable. The “Warranty Purchase Payment” for a Warranty Receivable will be

38

equal to its unpaid principal balance, plus interest on that receivable at a rate equal to that receivable’s APR as of the last day of the Collection Period that receivable is repurchased.

This repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee, the certificateholder or the issuing entity for any uncured breach by the depositor. The obligation of the depositor to repurchase a receivable will not be conditioned on performance by HCA of its obligation to purchase that receivable from the depositor pursuant to the applicable receivables purchase agreement.

Upon discovery of a breach of certain of the representations and warranties by the seller and certain covenants of the servicer made in the sale and servicing agreement, such party is obligated to promptly notify the other parties thereto, which includes the indenture trustee.

Pursuant to the applicable sale and servicing agreement, the depositor and the issuing entity will designate the servicer as custodian to maintain possession as the issuing entity’s agent of the related motor vehicle retail installment sale contracts. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of motor vehicle retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the receivables will not be physically segregated from other motor vehicle retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the issuing entity as long as HCA is servicing the receivables. However, Uniform Commercial Code (“UCC”) financing statements reflecting the sale and assignment of the receivables by HCA to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of HCA and the depositor will reflect that sale and assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. In addition, in some cases, the issuing entity’s security interest in collections that have been received by the servicer but not yet remitted to the related Collection Account could be defeated.

Collections

The servicer will deposit all payments on receivables received from obligors and all proceeds of receivables collected during the Collection Period into the Collection Account not later than two Business Days after receipt. However, if each condition to making monthly deposits as may be required by the applicable sale and servicing agreement (including the satisfaction of specified ratings criteria by the servicer and the absence of any servicer termination event) is satisfied, the servicer may retain these amounts until the Business Day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the applicable sale and servicing agreement, pending deposit into the Collection Account, collections may be used by the servicer at its own risk and will not be segregated from its own funds.

The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of receivables to be purchased from the issuing entity during the related Collection Period, if any, to the Collection Account on the Business Day preceding the related payment date.

If the servicer were unable to remit the funds as described above, noteholders might incur a loss. The servicer may, if set forth in the related prospectus supplement, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to receivables required to be repurchased by the depositor or the servicer, as applicable.

Collections on or in respect of a receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or other similar fees or charges will be applied in accordance with the applicable sale and servicing agreement.

39

Note Distribution Account

On or prior to the applicable Closing Date, the issuing entity shall cause the servicer to establish with the indenture trustee, and the indenture trustee shall initially maintain, an account into which amounts transferred from the Collection Account and the reserve account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). The Note Distribution Account will be maintained at an Eligible Institution.

The Collection Account and Eligible Investments

With respect to each issuing entity, the servicer or the indenture trustee will establish and maintain one or more accounts, known collectively as the Collection Account, in the name of the indenture trustee on behalf of the related noteholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the Collection Account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency hired by the sponsor to assign ratings on the notes and which are consistent with the rating of those notes. Eligible Investments made with respect to the Collection Account will mature no later than the next payment date and income from amounts on deposit in the Collection Account which are invested in Eligible Investments, net of losses and investment expenses, shall be released to the servicer on each payment date and shall be the property of the servicer.

Other Accounts

The Collection Account and any other issuing entity accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of notes, funds in any related reserve account or any other issuing entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the Collection Account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the Collection Account within two Business Days after receipt. Except to the extent specified in the applicable prospectus supplement, the monthly remittance condition will be satisfied if (i) HCA or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “Prime-1” from Moody’s and “F1” from Fitch. Notwithstanding the foregoing, the servicer may remit collections to the Collection Account on any other alternate remittance schedule (but not later than the related payment date) if the rating agency condition specified in the applicable prospectus supplement is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Payments and Distributions on the Notes

With respect to each series of notes, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of notes entitled thereto will be made by the indenture trustee to the noteholders of that series, as specified in the applicable prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

40

With respect to each issuing entity, on each payment date, collections on the related receivables will be withdrawn from the related Collection Account and will be paid and distributed to the related noteholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

Credit enhancement for your series or class of notes may be in the form of overcollateralization, subordination of one or more classes of notes, subordination of the certificate to one or more classes of notes, a reserve account, cash deposits or any combination of the above. The prospectus supplement for each series of notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Subordination between Classes. If so specified in the accompanying prospectus supplement, one or more classes of a series will be subordinated as described in the applicable prospectus supplement to the extent necessary to fund payments with respect to the notes that are more senior within that series. The rights of the holders of the subordinated notes to receive distributions of principal of and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of notes within that series that are more senior, but only to the extent set forth in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

1.	the amount of subordination of a class or classes of subordinated notes within a series;

2.	the circumstances in which that subordination will be applicable;

3.	the manner, if any, in which the amount of subordination will change over time; and

4.	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of notes of that series that are more senior.

Subordination of Certificate to Notes. The certificate issued by an issuing entity will be in definitive form and initially retained by the depositor. Payments on the certificate will be subordinated to payments on the notes to the extent described in the accompanying prospectus supplement. The certificate will not bear interest.

41

Reserve Account. If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the accompanying prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related issuing entity property. The reserve account is intended to assist with the payment of interest on and/or principal of the notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the accompanying prospectus supplement.

Yield Maintenance Account. A “yield maintenance account” may be established with respect to any class or series of notes. The terms relating to any such account will be set forth in the related prospectus supplement. Each yield maintenance account will be designed to hold funds to be applied by the indenture trustee to provide payments to noteholders in respect of receivables that have APRs less than the required interest rate, as specified in the related prospectus supplement.

Overcollateralization. Overcollateralization is the amount by which the aggregate principal balance of the receivables held by an issuing entity exceeds the aggregate principal amount of the notes issued by that issuing entity.

Derivative Agreements or Other Interest Rate Protection. If so provided in the related prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, an interest rate cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), an interest rate collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Cash Deposits. If so specified in the prospectus supplement, the depositor may fund accounts or may otherwise provide cash deposits to provide additional funds that may be applied to make payments on the notes issued by the issuing entity.

Servicer Reports

The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “Description of the Notes―Statements to Noteholders” in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.

Purchase of Receivables by the Servicer

To the extent described in this prospectus and in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the noteholders or issuing entity.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable

42

prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents. The servicer will be required to pay all of the indenture trustee’s fees, expenses, reimbursements and indemnifications.

Advances

If and to the extent specified in the applicable prospectus supplement, the servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors during the related Collection Period that remained unpaid at the end of such Collection Period. We refer to such a payment herein as an “Advance”. The servicer shall not make an Advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the Collection Account and any amount available from the reserve account with respect to, such receivable. In the event that the servicer does not make an Advance, any payment deficiency on the notes resulting therefrom will be funded by the application of, and to the extent of, available credit enhancement.

Subordination Provisions

The related indenture and trust agreement contain subordination provisions that state that to the extent a noteholder or certificateholder, respectively, is found to have an interest in (a) assets of the depositor that are dedicated to other debt obligations of the depositor or debt obligations of a securitization vehicle other than the issuing entity that issued such noteholder’s notes or certificateholder’s certificate or (b) assets of an issuing entity other than the issuing entity that issues its note or certificate, that such rights are subordinated.

Evidence as to Compliance

Each sale and servicing agreement will provide for the delivery by the servicer to each of the rating agencies hired by the sponsor, the indenture trustee, the owner trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that a review of the activities of the servicer during the preceding 12-month period (or such shorter period in the case of the first servicer certificate) and of the performance of its obligations under the applicable sale and servicing agreement has been made under such officer’s supervision, and, to such officer’s knowledge, the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.

The servicer shall deliver to the owner trustee, the indenture trustee, and each rating agency hired by the sponsor to assign ratings on the notes written notice in an officer’s certificate of any event that with the giving of notice or lapse of time or both would become a servicer termination event.

Each sale and servicing agreement will require the servicer to furnish to the related issuing entity, the depositor and the indenture trustee any report or information required to facilitate compliance by the issuing entity and depositor with Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Material Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not

43

assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets or assignment. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain obligated and liable for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making Advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee and the noteholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding Advances, if any, made with respect to the related receivables pool to the extent funds are available therefore in accordance with the applicable priority of payments.

Defaults by the Servicer

Unless otherwise specified in the applicable prospectus supplement, a default by the servicer under any sale and servicing agreement will include the following (each, a “servicer termination event”):

•	any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery of that failure by the servicer or after the receipt by the servicer of written notice of that failure;

•	any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the applicable sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or certificateholders, and which failure continues unremedied for 60 days after discovery of that failure by the servicer or written notice of that failure is given to the servicer by (a) the related indenture trustee, (b) the related owner trustee; or (c) the holders of the notes representing more than 50% of the outstanding principal amount of the Controlling Class; and

•	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay or failure of performance referred to under the first item above for a period of 10 days and under the second item above for a period of 30 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

Each applicable prospectus supplement may set forth servicer termination events that are in addition to the servicer termination events set forth above.

Upon the occurrence of any servicer termination event, the sole remedy available to the related issuing entity and noteholders will be to remove the servicer and appoint a successor servicer.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

44

Amendment

The sale and servicing agreements may be amended without the consent of the related noteholders, certificateholders, the indenture trustee or owner trustee to cure any ambiguity, to correct or supplement any provisions in the agreements or to add any provisions to or change or eliminate any of the provisions of the agreement or modify the rights of the noteholders or the certificateholders; provided that the action will not materially and adversely affect in any material respect the interests of any noteholder or certificateholder, and each rating agency hired by the sponsor to assign ratings on the notes has been given 10 days’ prior notice of such action and each such rating agency shall not have notified the indenture trustee or issuing entity in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes. The sale and servicing agreement may also be amended with the consent of the related indenture trustee and holders of the notes evidencing at least a majority of the Controlling Class, to add any provisions to or change or eliminate any of the provisions of the agreement or modify the rights of the noteholders or the certificateholders; provided that no such amendment may (i) reduce in any manner the interest rate or principal amount of any note or delay the stated maturity date of any note without the consent of the holders of such note or (ii) reduce the percentage of the notes which is required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates.

Termination

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property of an issuing entity on any payment date as of which the related Pool Balance has declined to the percentage of the Original Pool Balance specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each note issued by such issuing entity at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or the related issuing entity be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph.

Duties of the Owner Trustee and the Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the applicable trust agreement, the notes or of any receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The owner trustee will not independently verify the receivables. The owner trustee is required to perform only those duties specifically required of it under the applicable trust agreement. In addition to making distributions to the depositor, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the applicable trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable trust agreement. The applicable trust agreement may say that the owner trustee will not be responsible for knowing about any event unless an officer of the owner trustee has actual knowledge of the event or has received written notice of the event.

The indenture trustee will make no representations as to the validity or sufficiency of the applicable indenture, the notes (other than authentication of the notes) or of any receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes or the receivables, or the investment of any monies by the servicer before those monies are deposited into the Collection Account. The indenture trustee will not independently verify the

45

receivables. If no event of default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the applicable indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the applicable indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the applicable indenture. Except during the continuance of an event of default of which a responsible officer of the indenture trustee has actual knowledge, the indenture trustee for each series of notes will (i) rely as to the truth of the statements and the correctness of the opinions expressed therein on certificate or opinions furnished to the indenture trustee that conform to the requirements of the related indentures; and (ii) if pursuant to the sale and servicing agreement for a series of notes, the related indenture trustee discovers a representation or warranty with respect to a receivable is incorrect or that a covenant of the servicer has been breached with respect to a receivable, the related sale and indenture trustee shall give prompt written notice to the servicer and owner trustee of such incorrectness. The applicable indenture may say that the indenture trustee will not be responsible for knowing about any event unless a responsible officer of the indenture trustee has actual knowledge of the event or has received written notice of the event.

If an event of default has occurred and is continuing of which one of certain officers of the indenture trustee has actual knowledge, the indenture trustee must exercise the rights and powers vested in it by the related indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

In addition, the issuing entity will give the indenture trustee and the rating agencies hired by the sponsor prompt written notice of an event of default, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture or to institute, conduct or defend any litigation under the applicable indenture or in relation to the indenture or that litigation at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the applicable indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the service, as applicable to remit payment. A noteholder’s right to institute any proceeding with respect to the indenture trustee is conditioned upon the noteholder providing the indenture trustee with written notice of the event of default, and the holders of the Controlling Class evidencing not less than 25% of the voting interests of the Controlling Class having made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the applicable indenture. No proceeding shall commence unless the noteholders have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee and the Indenture Trustee

Each of the indenture trustee and the owner trustee for any series of notes will be identified in the prospectus supplement for that series. The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee, acting jointly, (or in some instances, the owner trustee acting alone) or the indenture trustee will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the applicable sale and servicing agreement and the applicable trust agreement or the indenture trustee by the applicable indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

46

The owner trustee and the indenture trustee may resign at any time and may be removed under the circumstances, each as described under “Description of the Indenture―Replacement of the Indenture Trustee” and “―Resignation and Removal of the Owner Trustee” below. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.

The servicer will be obligated to pay the fees of the owner trustee and the indenture trustee in connection with their duties under the applicable trust agreement and the applicable indenture, respectively. The servicer for each series of notes will also reimburse the related indenture trustee for all reasonable out-of-pocket compensation and expenses, advances and disbursements of the related indenture trustee’s agents, counsel, accountants and experts. The owner trustee and the indenture trustee will be entitled to indemnification by the administrator and the servicer (on behalf of the issuing entity), respectively, for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the owner trustee or the indenture trustee not resulting from its own willful misconduct, bad faith or negligence. In addition, such indenture trustee will not be liable for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, or for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the indenture or any other transaction document.

HCA, the servicer and the depositor may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administration Agreement

HCA or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required to be performed under the indenture or trust agreement, as applicable, and the other transaction documents. The administrator shall not be paid a separate fee for the performance of its duties as administrator.

The administration agreement will be governed by the laws of the State of New York.

Amendment

The administration agreement may be amended with the written consent of the issuing entity, the administrator and the indenture trustee with prior written notice to the rating agencies hired by the sponsor but without the consent of the owner trustee, noteholders or the certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement; provided that such amendment will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder or certificateholder. The administration agreement may also be amended with the written consent of the owner trustee and certificateholders evidencing at least a majority of the aggregate outstanding principal amount of the certificates and noteholders evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Class of notes of the related series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the administration agreement or for the purpose of modifying in any manner the rights of noteholders or certificateholders; provided that no such amendment may (a) reduce the interest rate or principal amount of any related note or certificate or delay the final scheduled maturity date of any related note without the consent of any holder of such note or (b) reduce the aforesaid percentage of the holders of related notes and the certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding related notes and the certificate.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which

47

this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

The issuing entity and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•	change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the provisions of the related indenture relating to the application of collections on, or the proceeds of the sale of, the related trust estate to payment of principal of or interest on any notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the related indenture requiring the application of funds available therefor, as provided in the related indenture, to the payment of any such amount due on any notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the outstanding amount of notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or certain defaults thereunder and their consequences provided for in the related indenture;

•	modify or alter the provisions of the proviso as to the definition of the term “Outstanding” as defined in the related indenture;

•	reduce the percentage of the outstanding amount of notes required to direct the applicable indenture trustee to direct the related issuing entity to sell or liquidate the related trust estate pursuant to the related indenture;

•	modify the provisions described in this paragraph except to increase any percentage specified herein or to provide that certain additional provisions of the related indenture or the related transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

•	modify any of the provisions of the related indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the holders of notes to the benefit of any provisions for the mandatory redemption of the notes contained in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any part of the related trust estate or, except as otherwise permitted or contemplated in the related indenture, terminate the lien of the related indenture on any property at any time subject hereto or deprive the holder of any note of the security provided by the lien of the related indenture.

The related issuing entity and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any

48

manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an “event of default” under the related indenture may consist of:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of thirty-five days;

•	a default in the payment of the principal of or any installment of the principal of any note on its related stated maturity date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

However, the amount of principal required to be paid to noteholders under the related indenture will be limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay any principal on any class of notes will not result in the occurrence of an event of default until the final scheduled maturity date for that class of notes. See “Risk Factors―Failure to pay principal on your notes will not constitute an event of default until maturity.” The failure to pay interest to holders of a subordinated class of notes (unless it is the Controlling Class of notes) on a particular payment date will generally not constitute an event of default. In addition, as described below, following the occurrence of an event of default and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the issuing entity, and the indenture trustee may sell the assets of the issuing entity only after meeting requirements specified in the related indenture and described below. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes.

If an event of default should occur and be continuing with respect to a class of notes, the indenture trustee may or, if directed by the holders of a majority in principal amount of the Controlling Class of notes then outstanding shall, declare the notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding (or relevant class or classes of notes) if:

1.	the issuing entity has deposited with that indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes and all other amounts that would then be due as if the event of default giving rise to that declaration had not occurred and (2) all expenses and indemnities due to the indenture trustee and the owner trustee; and

2.	all events of default – other than the nonpayment of principal of the notes that has become due solely due to that acceleration – have been cured or waived.

49

If the class of notes are due and payable following an event of default on those notes, the indenture trustee may:

•	institute proceedings to collect amounts due or foreclose on the issuing entity property;

•	exercise remedies as a secured party;

•	sell the assets of the issuing entity; or

•	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

The indenture trustee is prohibited from selling the assets of the issuing entity following an event of default (other than a default in the payment of any principal on the most senior class of notes or a default for thirty-five days or more in the payment of any interest on the most senior class of notes), unless:

1.	with respect to the events of default described in the third and fourth bullets under the definition of “event of default” above:

•	the holders of all outstanding notes and certificates consent to the sale; or

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates at the date of the sale; or

2.	with respect to the events of default described in the fifth bullet under the definition of “event of default” above:

•	the holders of the Controlling Class of notes consent to the sale; or

•	the indenture trustee determines that the proceeds from the sale of the issuing entity estate will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the Controlling Class of notes then outstanding.

An indenture trustee may, but is not required to, obtain and rely upon at other than its own expense an opinion of an independent accountant or investment banking firm as to the sufficiency of the related issuing entity property to pay interest on and principal of the notes on an ongoing basis. Even if the maturity of the notes has been accelerated, there may not be any funds or enough funds to pay principal of the notes.

Subject to the provisions of the related indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders of such notes have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority of the principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least a majority of the aggregate principal amount of the Controlling Class of notes may, in some cases, waive a default, except a default in any required payment from amounts held in the issuing entity accounts in respect of amounts due on the notes, payments of principal or interest or a default in respect of a covenant or provision of the related indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

1.	the holder of a note or notes previously has given to the indenture trustee written notice of a continuing event of default;

50

2.	the event of default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of the Controlling Class of notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

3.	the holder or holders of notes have offered the indenture trustee reasonable indemnity;

4.	the indenture trustee has for 60 days failed to institute a proceeding; and

5.	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holders of a majority of the aggregate principal amount of the Controlling Class of notes.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in that issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the related indenture.

Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to the events of default set forth above.

With respect to each series of notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Replacement of the Indenture Trustee

The indenture trustee for each series of notes may resign at any time by so notifying the related issuing entity and the related rating agencies hired by the sponsor. The holders of a majority in outstanding amount of the Controlling Class of the related notes may remove the related indenture trustee if the indenture trustee;

1.	ceases to be eligible to continue as the indenture trustee;

2.	is adjudged to be bankrupt or insolvent;

3.	has a receiver or other public officer take charge of the indenture trustee or its property;

4.	otherwise becomes incapable of acting; or

5.	breaches any representation, warranty or covenant made by it under any transaction document.

Upon the resignation or removal of the indenture trustee for a series of notes, the issuing entity shall promptly appoint a successor indenture trustee. All reasonable costs and expenses incurred in connection with removing and replacing the indenture trustee for a series of notes will be paid by the servicer.

Any successor indenture trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and the time deposits of the successor must have a rating of at least “F1” or better by Fitch and “Prime-1” by Moody’s or “BBB-”

51

or better by Fitch and “Baa3” by Moody’s or satisfy the rating agency condition specified in the applicable indenture.

Material Covenants

Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuing entity will not, among other things:

•	except as expressly permitted by the related indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

•	claim any offset from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state or local law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	consolidate with or merge into any other entity, unless, among other things, (i) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state; (ii) that entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the issuing entity under the indenture; (iii) no default or event of default shall have occurred and be continuing immediately after the merger or consolidation; (iv) each rating agency hired by the sponsor to assign ratings on the notes is given 10 days’ prior written notice of such consolidation or merger and each such rating agency has not notified the issuer or the indenture trustee in writing that such consolidation or merger will result in a qualification, reduction or withdrawal of its then current rating on any class of notes; (v) that issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder; (vi) the parties take any action necessary to maintain the lien and security interest created by the indenture; and (vii) the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger comply with the terms of the indenture and all conditions precedent provided in the indenture have been complied with;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the financed vehicles and arising solely as a result of an action or omission of the related obligor); or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.

The issuing entity may not engage in any activity other than as specified in the applicable indenture.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

52

Indenture Trustee’s Annual Report

The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the related indenture, the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the related notes or the issuing entity property and that has not been previously disclosed.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Notices

The administrator, on behalf of the issuing entity, will give the indenture trustee and the applicable rating agencies hired by the sponsor prompt written notice of each event of default under the indenture, and of each default on the part of the servicer or the seller of its obligations under the sale and servicing agreement.

The noteholders will be notified in writing by the indenture trustee of any event of default, servicer termination event or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer (as defined in the applicable sale and servicing agreement) obtaining actual knowledge of such events.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of the related noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Such notices will be deemed to have been given on the date of that publication or mailing.

Access to Noteholder Lists

The registrar shall furnish or cause to be furnished to the indenture trustee, the owner trustee, the servicer or the administrator, within 15 days after receipt by the registrar of a written request therefrom, a list of the names and addresses of the noteholders of record of any class as of the most recent Record Date. If three or more noteholders of any class, or one or more holders of such class evidencing not less than 25% of the outstanding amount of such class, apply in writing to the indenture trustee, and such application states that such noteholders desire to communicate with other noteholders with respect to their rights under the applicable indenture or under the notes and such application is accompanied by a copy of the communication that such noteholders propose to transmit, then the indenture trustee shall, within five Business Days after the receipt of such application, afford such noteholders access, during normal business hours, to the current list of noteholders. The indenture trustee may elect not to afford the noteholders of record access to the list of noteholders if it agrees to mail the desired communication by proxy, on behalf of and at the expense of such noteholders, to all noteholders of record of such series. Every noteholder, by receiving and holding a note, agrees with the indenture trustee and the issuing entity that none of the indenture trustee, the owner trustee, the issuing entity, the servicer or the administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the noteholders under the applicable indenture, regardless of the source from which such information was derived. If the indenture trustee shall cease to be the registrar, then thereafter the administrator will furnish or cause to be furnished to the indenture trustee not more than five days after the most recent Record Date or at such other times as the indenture trustee reasonably may request in writing, a list, in such form as the indenture trustee reasonably may require, of the names and addresses of the holders of notes as of such Record Date.

53

Governing Law

The related indenture and the related notes will be governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Resignation and Removal of the Owner Trustee

The owner trustee of each issuing entity may resign at any time upon written notice to the administrator, the applicable rating agencies hired by the sponsor and the related indenture trustee, whereupon the administrator will be obligated to appoint a successor owner trustee. The administrator may remove the related owner trustee if that owner trustee becomes bankrupt or insolvent or a receiver of the owner trustee or its property is appointed, or any public officer takes charge or control of the owner trustee or its property for the purpose of rehabilitation, conservation or liquidation, or becomes legally unable to act. Upon removal of the owner trustee, the administrator will appoint a successor owner trustee. The administrator will be required to deliver notice of such resignation or removal of that owner trustee and the appointment of a successor owner trustee to each rating agency hired by the sponsor to assign ratings on the notes.

The owner trustee of each issuing entity and any successor thereto must at all times:

1.	be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Act of Delaware;

2.	be authorized to exercise corporate trust powers;

3.	be subject to supervision or examination by federal or state authorities;

4.	have a combined capital and surplus of at least $50 million; and

5.	have (or have a parent that has) time deposits that are rated at least “F1” by Fitch and “Prime-1” by Moody’s, or which satisfies the rating agency condition specified in the applicable trust agreement.

Bankruptcy Provisions

Each of the parties to the related transaction documents, and each related noteholder, by accepting the note or a beneficial interest in the related notes, will covenant and agree that it will not prior to the date that is one year and one day after the termination of the related transaction document to which they are a party (or, with respect to the indenture trustee, the owner trustee, the certificateholder and the noteholders, will not ever), institute against, or join in any institution against the depositor or the related issuing entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

Actions by Certificateholder and Owner Trustee with Respect to Certain Matters

The owner trustee of each issuing entity may not, except upon the directions of the related certificateholder and the servicer, remove or appoint a successor administrator pursuant to the related administration agreement, remove the servicer pursuant to the related sale and servicing agreement, or sell the applicable receivables after the termination of the related indenture, except as expressly provided in the related transaction documents. However, that owner trustee will not be required to follow any directions of the servicer if doing so would be contrary to any obligation of the owner trustee or the related issuing entity. The owner trustee of each issuing entity may not commence a voluntary proceeding in bankruptcy relating to an issuing entity without the unanimous prior approval of all certificateholders and a delivery to the owner trustee of a written certification by each certificateholder that such certificateholder reasonably believes that such issuing entity is insolvent. See “Description of the Trust

54

Agreement―Restrictions on Actions by Owner Trustee” for a discussion of the limitations of certificateholders to direct the owner trustee with respect to an issuing entity bankruptcy proceeding.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the trust agreement pursuant to which the related issuing entity of a series will be created and certificate will be issued. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of any trust agreement may differ from those described in this prospectus and, if so, will be described in the accompanying prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to all the provisions of the trust agreement.

Authority and Duties of the Owner Trustee

The owner trustee for each issuing entity will administer the issuing entity in the interest of the holders of the certificate (each, a “Certificateholder”), subject to the lien of the related indenture, in accordance with the trust agreement and the other transaction documents applicable to that series. In addition, the owner trustee for each issuing entity will cooperate with the administrator in carrying out the administrator’s obligation to qualify and preserve the issuing entity’s qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the indenture, the notes, the receivables and any other instrument and agreement included in the trust estate; provided that the owner trustee may rely on advice of counsel with respect to such obligation.

The owner trustee will not be required to perform any of the obligations of the issuing entity under the related trust agreement or the other related transaction documents that are required to be performed by the administrator under the administration agreement. In addition, the owner trustee shall have no liability or obligation to perform the obligations of the issuing entity under the related transaction documents other than as set forth in the related trust agreement.

The owner trustee for each issuing entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related issuing entity property except in accordance with (i) the powers granted to and the authority conferred upon that owner trustee pursuant to the related trust agreement, (ii) the other related transaction documents to which the issuing entity or the owner trustee is a party, and (iii) any document or instruction delivered to that owner trustee pursuant to the related trust agreement.

Restrictions on Actions by the Owner Trustee

The owner trustee of each issuing entity may not:

1.	initiate or settle any claim or lawsuit involving that issuing entity (except claims or lawsuits brought in connection with the collection of the applicable receivables);

2.	file an amendment to the related certificate of trust for the issuing entity (unless such amendment is required to be filed under applicable law);

3.	amend the related indenture in circumstances where the consent of any noteholder of the related series is required;

4.	amend the related indenture where noteholder consent is not required if such amendment materially adversely affects the certificateholder of the related series;

5.	amend the related administration agreement, if such amendment materially adversely affects the interests of the certificateholder of the related series;

55

6.	appoint a successor note registrar, certificate registrar or indenture trustee or consent to assignment of their respective obligations under the related indenture and trust agreement, as applicable, by the note registrar, certificate registrar, paying agent or indenture trustee;

7.	consent to the calling or waiver of any default of any related transaction document;

8.	consent to the assignment by the indenture trustee or servicer of their respective obligations under any related transaction document, unless permitted in the transaction documents;

9.	except as provided in the related trust agreement, dissolve, terminate or liquidate the issuing entity in whole or in part;

10.	merge or consolidate the issuing entity with or into any other entity, or convey or transfer all or substantially all of the issuing entity’s assets to any other entity;

11.	cause the issuing entity to incur, assume or guaranty any indebtedness other than as set forth in the related trust agreement or the related transaction documents;

12.	do any act that conflicts with any other related transaction document;

13.	do any act that would make it impossible to carry on the ordinary business of the issuing entity as described in the related trust agreement;

14.	confess a judgment against the issuing entity;

15.	possess issuing entity assets, or assign the issuing entity’s right to property, for other than a trust purpose;

16.	cause the issuing entity to lend any funds to any entity, unless permitted in the related transaction documents; or

17.	change the issuing entity’s purpose and powers from those set forth in the related trust agreement;

unless (1) the owner trustee provides 30 days’ written notice thereof to the servicer and (2) the servicer does not object in writing any such proposed amendment within 30 days of that notice.

In addition, the issuing entity may not commingle its assets with those of any other entity. The issuing entity must maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth in the trust agreement, the issuing entity shall not pay the indebtedness, operating expenses and liabilities of any other entity. The issuing entity shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the depositor and the servicer.

The owner trustee shall not have the power, except upon the direction of the servicer and to the extent otherwise consistent with the transaction documents, to (i) remove or replace the indenture trustee, (ii) institute proceedings to have the issuing entity declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (vi) make any assignment for the benefit of the issuing entity’s creditors, (vii) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, (viii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action “). So long as the indenture remains in effect, to the extent permitted by applicable law, no certificateholder shall have the power to take, and shall not take,

56

any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Restrictions on Servicer’s Powers

The servicer will not direct the related owner trustee, and the owner trustee is not obligated to follow any direction from the servicer, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the issuing entity for that series or the owner trustee under the related trust agreement or any of the other transaction documents applicable to that series or (ii) would be contrary to the purpose of the issuing entity for that series.

Liabilities and Indemnification

The administrator will indemnify the owner trustee of each issuing entity for any and all liabilities, obligations, losses, damages, taxes (excluding any net income, profits, franchise or similar taxes on income earned by the owner trustee), claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever, which may at any time be imposed on, incurred by, or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement. The administrator will not indemnify the owner trustee for expenses resulting from the willful misconduct or negligence of that owner trustee, or for the inaccuracy of any representation or warranty of such owner trustee in the related trust agreement. The owner trustee of each issuing entity will not be liable for:

1.	any error in judgment of any officer of that owner trustee;

2.	any action taken or omitted to be taken in accordance with the instructions of any related certificateholder, the administrator or the servicer.

3.	indebtedness evidenced by or arising under any of the transaction documents, including the principal of and interest on the notes; or

4.	the default or misconduct of the administrator, the servicer, the depositor or the related indenture trustee or any other person under any of the transaction documents or otherwise.

The owner trustee of any issuing entity will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise or in relation to the trust agreement or any transaction document, at the request, order or direction of the servicer unless such servicer has offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee therein or thereby. In addition, the owner trustee of each issuing entity will not be responsible for or in respect of the validity or sufficiency of the related trust agreement or for the due execution thereof by the depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related trust estate or for or in respect of the validity or sufficiency of the other transaction documents, other than the certificate of authentication of the certificates of the related series, and the owner trustee of each issuing entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any noteholder or any certificateholder, other than as expressly provided for in the related trust agreement or expressly agreed to in the other transaction documents for that series.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

57

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by HCA to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuing entity, appropriate UCC financing statements reflecting the transfer and assignment of the receivables by HCA to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value, in good faith, in the ordinary course of business and without actual knowledge that the purchase violated the rights of the issuing entity or the indenture trustee, as applicable, in the receivables, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction giving rise to the receivables; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the depositor is not obligated to, and does not intend to, give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle certificate of title laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by the notation of the secured party’s lien on the vehicle’s certificate of title. In most cases, the certificate of title exists in physical form and will be held by the servicer. In certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. HCA will warrant to the depositor that the originating vehicle dealer has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuing entity or that all steps will be taken to obtain such security interest and other such assignments. If, because of clerical errors or otherwise, the notation of the security interest on the certificate of title

58

relating to a financed vehicle is not effected or maintained, the issuing entity may not have a first priority security interest in that financed vehicle.

If the originating vehicle dealer did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 30 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case HCA, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. HCA will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity, except where applicable law requires, will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, HCA will continue to be named as the secured party on the certificates of title relating to the financed vehicles. Under the UCC, assignments such as those under the receivables purchase agreements or sale and servicing agreements relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released, another person may acquire ownership of the motor vehicle free of the security interest of the depositor, the issuing entity and the indenture trustee, or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity.

In the absence of fraud, forgery or neglect by the financed vehicle owner or the servicer or administrative error by state recording officials, notation of the lien of HCA generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which HCA has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, HCA would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts, HCA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

 Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the

59

confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, HCA will represent and warrant to the depositor in each receivables purchase agreement and the depositor will represent and warrant in each sale and servicing agreement that, as of the initial issuance of the notes of the related series, each security interest is prior to all other present liens. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. No notice will be given to the owner trustee, any indenture trustee or any noteholders in respect of a given issuing entity if a lien arises or confiscation occurs that would not give rise to the depositor’s or the servicer’s, as the case may be, repurchase obligation under any sale and servicing agreement or HCA’s repurchase obligation under any receivables purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except as specifically limited by other state laws. Among the UCC remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless the exercise of that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession or it is not possible to exercise self-help without breaching the peace (e.g. where the vehicle is stored in a locked garage), or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the repossession of the vehicle and be given a time period within which the obligor may cure the default and resume performance of the contract prior to liquidation. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of the related contract.

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due on the contract. Additionally, in every state, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

 Deficiency Judgments and Excess Proceeds

The proceeds of resale (except where state law may require crediting the account with the fair market value of the vehicle) of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment

60

can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.

The UCC also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. In particular, if the collateral is consumer goods, the UCC grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the UCC permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

On rare occasions, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Bureau of Consumer Financial Protection’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sale contracts, retail installment sale contracts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of credit terms and limitations on credit terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

61

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed vehicle, an obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor’s and servicer’s representations and warranties under the sale and servicing agreement and a breach of HCA’s warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the interests of the noteholders in such receivable, create an obligation of the depositor or the servicer, as the case may be, and HCA, respectively, to repurchase the receivable unless the breach is cured. HCA will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by HCA, under the United States Bankruptcy Code or similar applicable state laws (collectively, “Insolvency Laws”), will result in consolidation of the assets and liabilities of the depositor with those of HCA. These steps include the creation of the depositor as a limited purpose entity pursuant to organizational documents containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the receivables to the issuing entity, and that interest was validly perfected before the bankruptcy or insolvency of HCA and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud HCA or its creditors, that security interest should not be subject to avoidance, and payments to the issuing entity with respect to the receivables should not be subject to recovery by a creditor or trustee in bankruptcy of HCA.

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

1.	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of HCA in the event of the application of applicable Insolvency Laws to HCA;

2.	a filing were made under any Insolvency Law by or against the depositor; or

62

3.	an attempt were to be made to litigate any of the foregoing issues.

On each closing date for a series of notes, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a bankruptcy case in respect of HCA under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the bankruptcy estate of HCA. Among other things, that opinion will assume that each of the depositor and HCA will follow specified procedures in the conduct of its respective affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and HCA intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of HCA.

HCA will warrant in each transfer agreement that the sale of the related receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if HCA were to become a debtor in a bankruptcy case, a court could take the position that the sale of receivables to the depositor should instead be treated as a pledge of those receivables to secure a borrowing by HCA. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of HCA arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable. Also, while HCA is the servicer, cash collections on the receivables may be commingled with general funds of HCA and, in the event of a bankruptcy of HCA, a court may conclude that the issuing entity does not have a perfected interest in those collections.

HCA and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the receivables if HCA were to become a debtor in a bankruptcy case.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including HCA, the depositor or a particular issuing entity, or its creditors.

Potential Applicability to HCA, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

 The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of HCA. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of HCA (1) the FDIC would have to be appointed as receiver for HCA under OLA as described

63

above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of HCA. If the FDIC is appointed as receiver under OLA, for an issuing entity or the depositor, as a covered subsidiary of HCA, the FDIC will have all the powers and rights with respect to the applicable issuing entity or the depositor that it has with respect to a covered financial company under OLA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of HCA would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to HCA, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of HCA or of a covered subsidiary under OLA, including the applicable issuing entity or the depositor, the FDIC would have various powers under OLA, including the power to repudiate any contract to which HCA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of HCA’s affairs. In January 2011, the then acting-General Counsel of the FDIC (the“FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include HCA or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. The advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, it remains in effect as of the date of this prospectus. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving HCA or its subsidiaries (including the depositor or an issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

Among the contracts that might be repudiated are the receivables purchase agreements between HCA, as seller and the applicable purchaser, the sale and servicing agreement, and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect HCA’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of HCA or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfers of receivables under each receivables purchase agreement between HCA and the applicable purchaser with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, HCA believes that the FDIC would not be able to recover the receivables transferred under the receivables purchase agreements using its repudiation power. However, if those transfers were not respected as

64

legal true sales, then the applicable purchaser under the receivables purchase agreements would be treated as having made a loan to HCA, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the receivables purchase agreements are respected as legal true sales, as receiver for HCA or a covered subsidiary the FDIC could:

•	require the applicable issuing entity, as assignee of the related purchaser, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	if an issuing entity were a covered subsidiary, require the indenture trustee or the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against HCA or a covered subsidiary (including a depositor or an issuing entity); or

•	repudiate HCA’s ongoing servicing obligations under a sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of a sale and servicing agreement, prevent any of the indenture trustee or the securityholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which HCA or a covered subsidiary (including a depositor or any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of HCA or any covered subsidiary or affect any contractual rights of HCA or a covered subsidiary (including a depositor or any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If an issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of such issuing entity. In such an event, the related series of Noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for HCA, the depositor or the applicable issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the United States Bankruptcy Code. If HCA or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by HCA perfected for purposes of state law and the United States Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the FDIC Counsel issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and

65

should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the FDIC Counsel’s interpretation. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA and the final rule, the transfer of the receivables by HCA would not be avoidable by the FDIC as a preference under OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

Repurchase Obligation

HCA will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation or warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, HCA will be required under the applicable transaction documents to repurchase the affected receivables. HCA is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of HCA’s representations or warranties.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status after a request for relief by the obligor. In addition, some states, including California, allow members of the National Guard to extend payments on any contract obligation if called into active service for a period exceeding 7 days by the governors of such states. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the Servicemembers Civil Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the receivable and the related financed vehicle in a timely fashion.

Any shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts on deposit in the related reserve account or from coverage provided under any other credit enhancement mechanism, could result in losses to the noteholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the conclusions set forth below, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below or in the applicable prospectus supplement.

66

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their particular investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	banks;

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	United States Holders (defined below) that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes at their issue price in the initial distribution thereof, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. The tax consequences to a partner of a partnership holding the notes generally depend on the status of the partner and the activities of the partnership. Such partner is encouraged to consult its own tax advisor as to such tax consequences.

PROSPECTIVE PURCHASERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, IN ADDITION TO THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Opinions

Upon the issuance of each series of notes, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, Special Tax Counsel will advise that, in their opinion, the notes (other than notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for federal income tax purposes and the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation. This opinion is based in part on the fact that the depositor and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes, as well as on such other assumptions as may be described in such opinion.

In addition, as to any notes offered pursuant hereto, Special Tax Counsel is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material United States Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those notes, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

The opinion of Special Tax Counsel specifically addresses only those issues specifically identified above as being covered by that opinion. Special Tax Counsel has not been asked to opine on any other federal income tax matter or on any state or local income tax matter related to any issuer or any notes issued by such issuer. Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “—State and Local Tax Consequences”.

The following discussion assumes that the notes will be treated as debt for federal income tax purposes. To the extent the federal income tax consequences relating to the ownership and disposition of a specific series of notes

67

is different from that set forth below, these additional federal income tax consequences will be described in the applicable prospectus supplement.

United States Holders

For purposes of this discussion, “United States Holder” means a beneficial owner of notes who or that is:

•	an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or, that has validly elected to be treated as a United States person.

The treatment of a partner in a partnership (or other entity treated as a partnership for federal income tax purposes) that owns notes will depend on the status of the partner and the activities of the partnership. Persons who are partners in a partnership that owns notes should consult their tax advisors regarding the consequences of the partnership’s investment in the notes.

Stated Interest. Except to the extent indicated in the applicable prospectus supplement, each issuing entity will take the position that the possibility that payments of stated interest on the notes would be deferred pursuant to the terms of the notes is remote and such payments will be treated as “qualified stated interest” for purposes of determining the applicability of the OID (as defined below) rules to the notes, and the following discussion assumes that such position is respected. Payments of stated interest on the notes (other than Short-Term Notes (as defined below)) generally will be taxable to a United States Holder as ordinary income at the time that such payments are received or accrued, in accordance with such holder’s method of accounting for United States federal income tax purposes. If the possibility of interest deferral on all or certain classes of notes is determined to be not remote as of the issue date, or if interest with respect to a class of notes is not timely paid, then all stated interest on such notes, or interest accruing on such notes after the date on which interest is not timely paid, as the case may be, should be treated as original issue discount (“OID”) which would be required to be accrued annually into taxable income by all United States Holders regardless of whether they use the accrual or cash method of accounting.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement and as discussed below with respect to Short-Term Notes, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made on the note except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at an interest rate or rates that satisfy requirements under the Treasury Regulations. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a United States Holder would be required to include OID in income over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash payment on a note (other than qualified stated interest) would be treated as an amount already included in income to the extent of the accrued OID that has not been allocated to prior payments, or as a repayment of principal. Even if a note has OID that is subject to the de minimis exception, a United States Holder must include such OID in income (which will be treated as gain from a

68

taxable disposition subject to the rules discussed below in “—Disposition of Notes”) proportionately as principal payments are made on that note.

If payments under the notes may be accelerated by reason of prepayments of other obligations securing such notes, Section 1272(a)(6) of the Code may apply to such notes, in which case the issuing entity will, in computing OID with respect to the notes, determine the amount of OID to be included in income annually by United States Holders under an income accrual method using an assumption as to the expected prepayments on the notes.

Notes that have a fixed maturity date of not more than one year from the issue date (“Short-Term Notes”) will be treated as “short-term obligations” that are subject to special rules under the Code. No interest on a Short-Term Note will be considered “qualified stated interest” and all payments on such note in excess of such note’s issue price will be treated as OID. United States Holders that use an accrual method of accounting for United States federal income tax purposes and certain other United States Holders, including certain pass-through entities, generally are required to accrue such OID on a straight-line basis. However, United States Holders accruing OID on Short-Term Notes may irrevocably elect (on an obligation-by-obligation basis) to accrue OID under a constant yield method based on daily compounding. A United States Holder that uses the cash method of accounting and is not otherwise required under the rules applicable to short-term obligations to accrue interest in respect of a Short-Term Note, may recognize OID when payments thereof are actually or constructively received. However, such taxpayers may elect to accrue OID (on a straight-line basis unless an election is made to accrue on a constant yield basis as described above), and this election will apply to all short-term obligations acquired by the taxpayer on or after the first day of the taxable year to which such election applies, unless revoked with the consent of the IRS. If a United States Holder is not required, and does not elect, to accrue OID with respect to its short-term obligations, any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, the OID accrued on a constant yield method based on daily compounding) through the date of sale, exchange, redemption, retirement or other taxable disposition. In addition, United States Holders that are not required, and do not elect, to accrue OID on a Short-Term Note are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount equal to the deferred income with respect to such note (which includes both the accrued OID and accrued interest that are payable but that have not been included in gross income), until such deferred income is recognized.

Amortizable Bond Premium. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with amortizable bond premium. If a United States Holder purchases a note for an amount in excess of the stated redemption price at maturity, the holder will be considered to have purchased the note with “amortizable bond premium” equal in amount to the excess. Generally, a United States Holder may elect to amortize the premium as an offset to interest income otherwise required to be included in income in respect of the note during the taxable year, using a constant yield method, over the remaining term of the note (ignoring any issuing entity option to redeem the notes at 100% of the principal amount). If the notes are subject to call provisions at the issuing entity’s option, a United States Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If such holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. A United States Holder who elects to amortize bond premium must reduce the holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS. If the notes are subject to Section 1272(a)(6) of the Code, it is unclear whether a Prepayment Assumption should be taken into account in determining the term of the notes. United States Holders should note that the Treasury Regulations on amortizing bond premium do not apply to notes that are subject to Section 1272(a)(6) of the Code and are encouraged to consult their own tax advisors regarding the amortization of any such bond premium.

Disposition of Notes. If a United States Holder sells a note or otherwise disposes of a note in a taxable transaction, such holder will recognize gain or loss in an amount equal to the difference between the amount realized for the note (excluding an amount for accrued interest not previously included in income which will be treated as ordinary) and such holder’s adjusted tax basis in the note. The adjusted tax basis of the note will equal such holder’s

69

cost for the note, increased by any OID previously included by such holder in income from the note and decreased by any bond premium previously amortized and any payments previously received by such holder on the note other than qualified stated interest. Any gain or loss will be capital gain or loss if the note was held as a capital asset. Capital gain or loss will be long-term if the note was held by the United States Holder for more than one year. The deductibility of capital losses by a United States Holder is subject to limitations.

Net Investment Income. Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding. Each issuing entity, its paying agent, or in certain circumstances, an intermediary, generally will be required to report annually to the IRS, and to each United States Holder of record, the amount of interest (and OID) relating to the notes, and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts. Each United States Holder will be required to provide to the issuing entity, its paying agent or, in certain circumstances, an intermediary, IRS Form W-9 or other similar form signed under penalties of perjury and containing such holder’s name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt United States Holder fails to provide the required certification, backup withholding at the currently applicable rate will apply to amounts otherwise payable to such holder. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is furnished to the IRS. United States Holders are encouraged to consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Non-United States Holders

A “Non-United States Holder” is a beneficial owner of the notes (other than a partnership or other entity treated as a partnership for federal income tax purposes) who or that is not a United States Holder.

Interest. Interest (including OID, if any) paid to a Non-United States Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of the issuing entity’s or depositor’s equity;

•	such holder is not a controlled foreign corporation that is related to the issuing entity or depositor through stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (1) the Non-United States Holder certifies in a statement provided to the issuing entity or its paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies to the issuing entity or its paying agent under penalties of perjury that it, or the financial institution between it and the Non-United States Holder, has received from the Non-United States Holder a statement, under penalties of perjury, that such holder is not a “United States person” and provides the issuing entity or its paying agent with a copy of such statement or (3) the Non-United States Holder holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-United States Holder may be entitled to an exemption from withholding tax if the interest is effectively connected to a United States trade or business as described below, or to a

70

reduction in, or an exemption from, withholding tax on interest under a tax treaty between the United States and the Non-United States Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-United States Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. In some cases, a Non-United States Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

The certification requirements described above may require a Non-United States Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

•	the certification described above be provided by the partners; and

•	the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors are encouraged to consult their tax advisors regarding the certification requirements applicable to their specific situation.

Sale or Other Taxable Disposition of the Notes. A Non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States (or if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such Non-United States Holder) and (ii) in the case of a Non-United States Holder who is an individual, such Non-United States Holder is not present in the United States for 183 days or more in the taxable year of the disposition or certain other conditions are met.

United States Trade or Business. If interest or gain from a disposition of the notes is effectively connected with a Non-United States Holder’s conduct of a United States trade or business, or if an income tax treaty applies and the Non-United States Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable, the Non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting. Backup withholding will likely not apply to payments of principal or interest made by the issuing entity or its paying agents, in their capacities as such, to a Non-United States Holder of a note if the holder is exempt from withholding tax on interest as described above. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a Non-United States Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of

71

the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a Non-United States Holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Non-United States Holders are encouraged to consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the issuing entity or its agent (or other payor) knows or has reasons to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder will be allowed as a credit against the holder’s United States federal income tax liability and any excess may be refundable, provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance. Recently enacted legislation generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The legislation also generally imposes a withholding tax of 30 percent on interest income (including OID) from debt instruments and the gross proceeds of a disposition of debt instruments paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. These rules generally would apply to payments made after December 31, 2012 (subject to certain IRS guidance suggesting that collecting of this withholding tax may be suspended for payments made prior to January 1, 2014), but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (March 18, 2010). Non-United States Holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation with respect to an investment in the notes.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion of material United States federal income tax consequences does not address any state or local tax matters. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences to them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in specified transactions, such as direct or indirect sales or exchanges or extensions of credit, with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Plan Assets Regulation

In addition, an investment of assets of a benefit plan in notes offered under this prospectus may cause the underlying receivables or any other assets held in the issuing entity to be deemed assets of the benefit plan, and transactions involving the operation and management of the issuing entity and its assets might be deemed to

72

constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Assets Regulation applied. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

Even if the notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an underwriter, the issuing entity, the owner trustee, the indenture trustee, any swap counterparty, any insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; and Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, each regarding transactions between a benefit plan and a person or an entity that is a party in interest to such benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction) solely by reason of providing services to the benefit plan, but only if the benefit plan pays no more, or receives no less, than adequate consideration. However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Additionally, the acquisition or holding of notes by or on behalf of non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code (a “Similar Law”).

The notes should also not be purchased with the assets of a benefit plan if the servicer, the depositor, an underwriter, any swap counterparty, any insurer, the indenture trustee, the owner trustee or any of their affiliates is a fiduciary or gives investment advice with respect to such benefit plan or is an employer maintaining or contributing to such benefit plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

In the event the underwriter exemption described below is not applicable to the notes, by acquiring a note (or any interest therein), each purchaser or transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a benefit plan or a non-U.S., governmental or church plan subject to Similar Law; or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note is, and will be, eligible for relief under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, PTCE 90-1, PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 84-14 or another applicable prohibited transaction exemption (or in the case of a non-U.S., governmental or church plan subject to Similar Law, will not cause a nonexempt violation of Similar Law). Each investor in a note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such note in violation of the foregoing. Benefit plans may not acquire a note at anytime such note does not have a current investment grade rating from at least one nationally recognized statistical rating agency.

73

Underwriter Exemption

The notes may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA and the Code in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters (the “underwriter exemption”). The underwriter exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA and the Code with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities that represent interests in an investment pool for which the underwriter is the sole underwriter, the manager or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter exemption. The receivables covered by the underwriter exemption include motor vehicle retail installment sale contracts such as those securing the notes offered by this prospectus.

Information about whether the underwriter exemption may be available to provide relief for a particular class of notes will be provided in the “ERISA Considerations” section in the applicable prospectus supplement.

The underwriter exemption will apply only if specific conditions (certain of which are described below) are met. Among the conditions that must be satisfied for the underwriter exemption to apply to the acquisition of the notes by a benefit plan are the following:

(1)          The acquisition of notes by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)          The notes acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from the rating agencies hired by the sponsor to assign ratings on the notes.

(3)          The sum of all payments made to the underwriter in connection with the distribution of the notes represents not more than reasonable compensation, as defined in the underwriter exemption, for underwriting the notes. The sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the issuing entity represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)          Each of the owner trustee and any indenture trustee is a substantial financial institution and is not an affiliate, as defined in the underwriter exemption, of any other member of the “restricted group”, other than the underwriter. The restricted group consists of the underwriter, any trustee, the depositor, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuing entity as of the date of initial issuance of the notes and any affiliate of these parties.

(5)          The benefit plan investing in the notes is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)          The issuing entity satisfies the following requirements:

(a)            the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)          securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes; and

74

(c)          securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes.

(7)          The legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)          The acquisition of additional receivables during the pre-funding period must satisfy the following requirements:

(a)          all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)          the additional receivables do not result in a lower credit rating;

(c)          the characteristics of the additional receivables are substantially similar to those of the motor vehicle retail installment sale contracts described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the depositor;

(d)          the pre-funded amount must not exceed 25% of the original aggregate note balance of the offered notes; and

(e)          the pre-funding period must end the earlier of:

(i)           three months or ninety days after the closing date for that transaction;

(ii)          the date on which an event of default occurs; or

(iii)         the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any.

(9)          If a particular class of notes held by any benefit plan involves a “ratings dependent swap” (as defined herein) or a “non-ratings dependent swap” (as defined herein) entered into by the issuing entity, then each particular swap transaction relating to such notes must satisfy the following conditions:

(a)          the swap transaction is an “eligible swap,” which means a ratings dependent swap or non-ratings dependent swap:

(i)          which is dominated in U.S. dollars;

(ii)          pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of notes to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

75

(iii)         which has a notional amount that does not exceed either:

(I)           the principal balance of the class of notes to which the swap relates; or

(II)          the portion of the principal balance of such class represented solely by those types of corpus or assets of the issuing entity referred to above in Clause (6).

(iv)        which is not leveraged (i.e., payments are based on the applicable notional amount, the day-count fractions, the fixed or floating rates designated above in Clause (9)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

(v)          which has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of notes is fully repaid; and

(vi)        which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (9)(a)(i)-(iv) without the consent of the trustee.

(b)         the swap transaction is with an “eligible swap counterparty,” which means a bank or other financial institution which has a rating, at the date of issuance of the notes, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies hired by the sponsor rating the notes; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the underwriter exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency hired by the sponsor to assign ratings on the notes, and provided further that if the class of notes with which the swap is associated has a final maturity date of more than one year from the date of issuance of the notes, and such swap is a ratings dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the rating agencies hired by the sponsor in the event of a ratings downgrade of the swap counterparty;

(c)         any class of notes, to which one or more swap agreements entered into by the issuing entity applies, may be acquired only by a “qualified plan investor,” which means a benefit plan investor or group of benefit plan investors on whose behalf the decision to purchase notes is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the issuing entity and the effect such swap would have upon the credit ratings of the notes. For purposes of the underwriter exemption, such a fiduciary is either:

(i)          a “qualified professional asset manager” (“QPAM”), as defined under Prohibited Transaction Exemption (“PTE”) 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

(ii)          an “in-house asset manager” as defined under PTE 96-23; or

(iii)          a benefit plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time of the acquisition of such notes.

76

(d)          in the case of a “ratings dependent swap” (meaning an interest rate swap, or (if purchased by or on behalf of the issuing entity) an interest rate cap contract, that is part of the structure of a class of notes where the rating assigned by the rating agency hired by the sponsor to assign ratings on the notes to any class of notes held by any benefit plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any such rating agency below a level specified by such rating agency, the servicer (as agent for the trustee) must, within the period specified under the sale and servicing agreement:

(i)            obtain a replacement swap agreement with an eligible swap counterparty which is acceptable to the rating agency hired by the sponsor to assign ratings on the notes and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

(ii)          cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency hired by the sponsor to assign ratings on the notes such that the then current rating by such rating agency of the particular class of notes will not be withdrawn or reduced.

(e)          in the case of a “non-ratings dependent swap” (meaning an interest rate swap, or (if purchased by or on behalf of the issuing entity) an interest rate cap contract, that is part of the structure of a class of notes where the rating assigned by the rating agency hired by the sponsor to assign ratings on the notes to any class of notes held by a benefit plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause (9)(b), the servicer (as agent for the trustee) must, within a specified period after such rating withdrawal or reduction:

(i)          obtain a replacement swap agreement with an eligible swap counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

(ii)         cause the swap counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(iii)        terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each rating agency hired by the sponsor to assign ratings on the notes must confirm, as of the date of issuance of the notes by the issuing entity, that entering into an eligible swap with such counterparty will not affect the rating of the notes.

(f)          the swap transaction does not require the issuing entity to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from “excess spread” (as defined in the underwriter exemption) or other amounts that would otherwise be payable to the servicer or the sponsor.

(10)       If a particular class of notes held by any benefit plan involves a yield supplement agreement entered into by the issuing entity, then each particular yield supplement transaction relating to such notes must satisfy the following conditions:

(a)          the yield supplement transaction is an “eligible yield supplement agreement,” which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the issuing entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

77

(i)           it is denominated in U.S. dollars;

(ii)         the issuing entity receives on, or immediately prior to the respective payment date for the notes covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the issuing entity receiving payments on at least a quarterly basis;

(iii)         it is not leveraged, as described above in Clause (9)(a)(iv);

(iv)         it does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (10)(a)(i)-(iii) without the consent of the trustee;

(v)          it is entered into by the issuing entity with an eligible swap counterparty; and

(vi)         it has a notional amount that does not exceed either:

(I)	the principal balance of the class of notes to which such agreement or arrangement relates; or

(II)	the portion of the principal balance of such class represented solely by those types of corpus or assets of the issuing entity referred to above in Clause (6).

(11)       Prior to the issuance of any debt securities, a legal opinion is received which states that the debt holders have a perfected security interest in the issuing entity’s assets.

A benefit plan fiduciary contemplating purchasing a note must make its own determination that all of the conditions described in the underwriter exemption will be satisfied with respect to that note.

Some transactions are not covered by the underwriter exemption or any other exemption. The underwriter exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the depositor, the underwriters, the owner trustee, the indenture trustee, the servicer, any insurer, any swap counterparty or any “obligor” (as defined in the underwriter exemption) with respect to receivables included in the issuing entity constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuing entity, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes does not exceed 25% of all of the notes outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.

The underwriter exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing

78

benefit plans before the plans purchase the notes issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the notes in reliance on the underwriter exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes in reliance on the underwriter exemption should consider the possibility that the rating of a note may change during the period that note is held. If the rating were to decline so that the notes do not have a rating which is at least one of the four highest generic rating categories from any rating agency hired by the sponsor, the note could no longer be transferred to a benefit plan in reliance on the underwriter exemption. If the ratings decline so that the notes do not have a rating which is at least one of the four highest generic rating categories from any rating agency, each transferee will be deemed to represent that it is not purchasing the notes with the assets of a benefit plan.

The accompanying prospectus supplement in “ERISA Considerations” will specify whether the issuing entity is relying on the underwriter exemption with regard to the purchase of notes by a benefit plan. There can be no assurance that the underwriter exemption will apply with respect to any particular benefit plan that acquires the notes, or, even if all of the conditions were satisfied, that the underwriter exemption would apply to all transactions involving the issuing entity. If you are a benefit plan fiduciary considering the purchase of notes, you are encouraged to consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Code.

The sale of notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related issuing entity to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in private placement.

If market conditions permit, the depositor may decide to increase the amount of notes being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus supplement. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of notes and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is expected that no additional disclosure would be provided prior to the time the notes are sold.

In the underwriting agreement with respect to any given series of notes, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

79

Each applicable prospectus supplement will either:

•	set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that HCA and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its issuing entity Accounts in Eligible Investments acquired from the underwriters or from HCA, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the note so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

United Kingdom

Each underwriter has represented and agreed that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

80

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(i)        to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)       to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amendment Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(iii)      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amendment Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.

FORWARD-LOOKING STATEMENTS

This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of HCA, the servicer or the depositor. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the depositor nor any other person has an obligation to update or revise any such forward-looking statement.

REPORTS TO NOTEHOLDERS

Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of HCA to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

81

WHERE YOU CAN FIND MORE INFORMATION

Hyundai ABS Funding Corporation, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be read and copied at the public reference facilities maintained by the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Hyundai ABS Funding Corporation, 3161 Michelson Drive, Irvine, California 92612 or calling us at: (949) 732-2697.

LEGAL MATTERS

Certain legal matters relating to the notes of any series will be passed upon for the related issuing entity, depositor, the seller and the servicer by Mayer Brown LLP. In addition, certain United States federal tax and other matters will be passed upon for the related issuing entity by Mayer Brown LLP. Certain legal matters will be passed upon for the underwriters by counsel specified in the applicable prospectus supplement.

82

GLOSSARY

“APR” means the annual percentage rate of a receivable.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law, executive order or government decree to be closed.

“Closing Date” means, with respect to any series of notes, the date of initial issuance of that series of notes.

“Collection Period” means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial Collection Period will begin and end on the dates specified in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuing entity, (i) the class A notes if the class A notes are the only class or classes of notes issued or (ii) the class or classes of notes designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Institution” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“financed vehicle” means a vehicle financed by the receivables.

“financial institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Fitch” means Fitch, Inc.

“issuing entity accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“issuing entity property” means, to the extent specified in the applicable prospectus supplement, the property of each issuing entity, which will include all right, title and interest of the issuing entity in and to:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	rights under any derivative agreement and payments made by the derivative counterparty under that derivative agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Liquidated Receivables from the applicable cut-off date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuing entity under the applicable transaction documents;

83

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

“Liquidated Receivable” has the meaning set forth in the applicable prospectus supplement.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Balance” means, with respect to any issuing entity as of any date of determination, the aggregate outstanding principal amount of the related notes.

“Note Factor” means, with respect to any class of notes issued by an issuing entity, a seven-digit decimal which the servicer may compute each month indicating the Note Balance of that class of notes at the end of the month as a fraction of the original outstanding principal balance of that class of notes.

“Original Pool Balance” means, with respect to any issuing entity, the aggregate outstanding principal balance of the related receivables as of the applicable cut-off date.

“payment date” means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a Business Day on the next succeeding Business Day).

“Pool Balance” means, with respect to any issuing entity as of any date of determination, the aggregate outstanding principal balance of the related receivables.

“Pool Factor” means, with respect to any issuing entity, a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cut-off date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Record Date” means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive notes, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date.

“SEC” means the Securities and Exchange Commission.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“transaction documents” means the related indenture, together with the related trust agreement, receivables purchase agreement, certificate of trust, sale and servicing agreement, administration agreement, the securities account control agreement and the other documents and certificates delivered in connection therewith.

84

INDEX OF PRINCIPAL TERMS

2010 PD Amendment Directive	81
administration agreement	37
Administrative Purchase Payment	23
Administrative Receivable	23
Advance	43
amortization period	29
APR	83
Bankruptcy Action	56
Beneficial Owner	31
benefit plan	35, 72
Business Day	83
Certificateholder	55
chattel paper	58
Clearstream Banking Luxembourg	30
Clearstream Banking Participants	30, 32
Closing Date	83
Code	35, 52
Collection Account	24
Collection Period	83
Controlling Class	83
Cooperative	32
Dealers	20
Defaulted Receivable	83
Depositaries	30
Depositor Assets	19
Direct Participants	31
disqualified persons	72
Dodd-Frank Act	63
DTC	26
DTCC	31
Eligible Institution	83
Eligible Investments	83
EMCC	31
ERISA	35
Euroclear	30, 32
Euroclear Operator	30, 32
Euroclear Participants	30, 32
event of default	49
Exchange Act	31
FDIC	63
FDIC Counsel	64
financed vehicle	83
financial institution	83
Fitch	83
FSMA	iv
FTC Rule	61
GSCC	31
HCA	17
HDC Rule	61
HMA	20
HMC	20
Indirect Participants	31
Insolvency Laws	62
IRS	66
issuing entity accounts	83
issuing entity property	83
KMA	20
Liquidated Receivable	84
MBSCC	31
Moody’s	84
Non-United States Holder	70
Note Balance	84
Note Distribution Account	40
Note Factor	84
NSCC	31
OID	68
Original Pool Balance	84
parties in interest	72
payment date	84
Plan Assets Regulation	73
Pool Balance	84
Pool Factor	84
Prepayment Assumption	84
prohibited transaction	72
Prospectus Directive	81
PTCE	35, 73
PTE	76
QPAM	76
qualified stated interest	68
receivable	21
receivables pool	18
Record Date	84
Relevant Implementation Date	81
Relevant Member State	81
revolving period	28
sale and servicing agreements	37
SEC	84
Securities Act	21
servicer termination event	44
Short-Term Notes	69
Similar Law	35, 73
Simple Interest Method	19
Simple Interest Receivables	19
Special Tax Counsel	84
Terms and Conditions	33
TIA	51
TIN	34
transaction documents	84
transfer agreements	37
U.S. Person	34
UCC	39
underwriter exemption	74
United States Holder	68
Warranty Purchase Payment	38
Warranty Receivable	38

85

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Hyundai Auto Receivables Trust 2012-B

Issuing entity

Class A-1 Notes $294,000,000

Class A-2 Notes $335,000,000

Class A-3 Notes $404,000,000

Class A-4 Notes $156,490,000

Class B Notes $23,820,000

Class C Notes $36,690,000

Hyundai ABS Funding Corporation

Depositor

Hyundai Capital America

Sponsor, Seller, Administrator and Servicer

PROSPECTUS SUPPLEMENT

Joint Bookrunners of the Class A, B and C Notes

BofA Merrill Lynch	Barclays	Credit Agricole Securities	RBC Capital Markets

Co-Managers of the Class A Notes

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.